Private & confidential

WARNING TO THE GUARANTOR

This is an important document. You should take independent legal advice before signing and sign only if you want to be legally bound. If you sign and the Lender is not paid you may have to pay instead of the Borrower. Your liability will be as provided in Clause 2.1.

Dated: 29th March, 2021

PYXIS TANKERS INC.
as Guarantor

- and -

ALPHA BANK S.A.
as Lender

CORPORATE GUARANTEE

in respect of the obligations of
EIGHTHONE CORP. under a Loan Agreement dated 29th March, 2021 for a secured loan facility of US$17,000,000

Theo V. Sioufas & Co.
Law Offices
Piraeus

(TVSLO-134778/adv)

TABLE OF CONTENTS

CLAUSE	HEADINGS	PAGE

APPENDIX

THIS GUARANTEE is dated **29th** March, 2021 and made

BETWEEN:

(1) **PYXIS TANKERS INC.**, a corporation incorporated in the Republic of the Marshall Islands whose registered office is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall IslandsMH96960 (hereinafter called the ***"Guarantor"***, which expression shall include its successors); and

(2) **ALPHA BANK S.A.**, a banking société anonyme incorporated and existing under the laws of Greece, having its registered office at 40 Stadiou Street, Athens, Greece, acting except as otherwise herein provided through its Shipping Branch at 93 Akti Miaouli, Piraeus, Greece (hereinafter called the ***"Lender"***, which expression shall include its successors and assigns).

WHEREAS:

(A) (i) **EIGHTHONE CORP.**, a Marshall Islands corporation, as borrower (the ***"Borrower"***), and (ii) the Lender, as lender, have entered into a loan agreement dated 29th March, 2021 (a true copy of the execution form of which has been received by the Guarantor, is attached hereto as Appendix "A" and is made an integral part hereof) (the said loan agreement as the same may from time to time hereafter be varied, supplemented and/or amended hereinafter called the ***"Loan Agreement"***), pursuant to which the Lender agreed, under the terms and conditions contained therein, to make available to the Borrower a secured loan facility in the amount of United States Dollars Seventeen million (US$17,000,000) (the ***"Commitment"***) for the purposes referred to therein;

(B) it is a condition precedent to the Lender making the Commitment (or any part thereof) available to the Borrower that the Guarantor shall execute and deliver to the Lender this Guarantee, which is the *"Corporate Guarantee"* referred to in Clause 1.2 *(Definitions)* of the Loan Agreement, and the Guarantor has agreed to execute this Guarantee in consideration of the Lender agreeing, at the request of the Borrower, to make the Commitment available to the Borrower and for other valuable consideration provided by the Lender (the sufficiency of which the Guarantor hereby acknowledges); and

(C) this Guarantee is given by the Guarantor in favour of the Lender by way of security of any and all monies now or hereafter due or payable by the Borrower to the Lender under or pursuant to the Loan Agreement and the Security Documents (as hereinafter defined).

NOW IT IS HEREBY WITNESSED AND AGREED as follows:

1. INTERPRETATION

1.1 Defined terms and expressions

In this Guarantee, unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions defined in the Loan Agreement and used in this Guarantee shall have the same meaning when used in this Guarantee and it is hereby acknowledged and admitted by the Guarantor that the Guarantor is fully aware of the terms and conditions of the Loan Agreement.

1.2 Additional definitions

In this Guarantee, unless the context otherwise requires:

"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrower or any other person

liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust assignment or security interest of any kind;

"Finance Documents" means the Loan Agreement, the Security Documents (as hereinafter defined) and any other document designated as such by the Lender and the Borrower;

"Group" means, together, the Corporate Guarantor and its direct or indirect Subsidiaries (including the Borrower) and ***"Group Member"*** means any member of the Group;

"Guarantee" includes each separate or independent stipulation or agreement by the Guarantor contained in this Guarantee;

"Guaranteed Liabilities" means all moneys, obligations and liabilities expressed to be guaranteed by the Guarantor in Clause 2.1 *(Guarantee to pay and perform)*;

"Incapacity" means, in relation to a person, the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination of the partnership); and

"Relevant Jurisdiction" means any jurisdiction in which or where the Guarantor is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

"Security Documents" means together the Security Documents (as defined in the Loan Agreement) and ***"Security Document"*** means any of them as the context may require; and

"Security Parties" means together the Security Parties (as defined in the Loan Agreement) and ***"Security Party"*** means any of them as the context may require; and

1.3 Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Guarantee.

1.4 Construction of certain terms

In this Guarantee, unless the context otherwise requires:

(a) reference to this Guarantee includes all the terms of this Guarantee and any Schedules, Annexes or Appendices to the Loan Agreement and this Guarantee, which form an integral part of same;

(b) reference to Clauses, Sub-Clauses, Annexes or Appendices and Schedules are to Clauses, Sub-Clauses, Annexes or Appendices and Schedules of this Guarantee and references to this Guarantee includes all the terms of this Guarantee and the Appendix(ces) hereto;

(c) references to (or to any specified provision of) this Guarantee or any other document shall be construed as references to this Guarantee, that provision or that document as in force for the time being and as amended from time to time in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

(d) where the context so admits, words in the singular include the plural and vice versa and terms defined in plural or words used in plural (and unless in the specific clause or sentence is otherwise expressly specified) mean all of them collectively and/or each of them and/or anyone of them (even if this is not

expressly so spelled out) as the context may require or permit;

(e) references to a time of day are to Piraeus time;

(f) reference to the opinion of the Lender or a determination or acceptance by the Lender or to documents, acts, or persons acceptable or satisfactory to the Lender or the like shall, save as otherwise provided, be construed as reference to the reasonable opinion, determination, acceptance or satisfaction of the Lender at the sole discretion of the Lender and such opinion, determination, acceptance or satisfaction of the Lender shall be conclusive and binding on the Guarantor even if not expressly so spelled out in the particular Clause save for manifest error;

(g) subject to any specific provision of the Loan Agreement and this Guarantee, reference to each of the parties hereto and to the other Finance Documents shall be deemed to be reference to and/to or include, as appropriate, their respective successors and permitted assigns;

(h) references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

(i) this Guarantee and all documents referred to in this Guarantee include the same as varied and/or amended and/or supplemented from time to time;

(j) all obligations imposed on, or assumed by the Guarantor and any other guarantor are joint and several even if not so expressed;

(k) reference to *"any other guarantor"* means any person which has guaranteed or at any time may guarantee the obligations of the Borrower under the Loan Agreement;

(l) references to a *"guarantee"* include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Financial Indebtedness and *"guaranteed"* shall be construed accordingly;

(m) reference to an Event Default that is *"continuing"* means an Event of Default that has not been waived or remedied; and

(n) references to any law or enactment, amended or extended shall be deemed to include reference to such enactment as re-enacted, amended or extended.

1.5 Inconsistency between Loan Agreement and this Guarantee

This Guarantee shall be read together with the Loan Agreement, but in case of any conflict between the Loan Agreement and this Guarantee, the provisions of the Loan Agreement shall prevail.

2. GUARANTEE

2.1 Guarantee to pay and perform

(a) In consideration of the Lender agreeing to make available to the Borrower, as borrower, the Commitment pursuant to the terms and conditions of the Loan Agreement and other good and valuable consideration (the receipt and adequacy whereof the Guarantor hereby acknowledges), the Guarantor as primary obligor and not merely as surety and waiving all the rights, exceptions and objections granted by any applicable law to the Guarantor, hereby jointly and severally with any other guarantor irrevocably and unconditionally guarantees to the Lender the full, complete and prompt

performance of all the obligations of the Borrower under the Loan Agreement and/or the other Finance Documents and the due and punctual payment to the Lender of all sums payable now or in the future by the Borrower under the Loan Agreement and/or the other Finance Documents as and when the same shall become due, whether by acceleration or otherwise and jointly and severally with any other guarantor, unconditionally undertakes with the Lender that in case of failure by the Borrower to make payment when due of any sum whatsoever under the Loan Agreement and/or the other Finance Documents, the Guarantor shall, upon demand, pay all sums in respect of which default has been made in accordance with the provisions of the Loan Agreement or the relevant Security Document as the case may be (including, without limitation interest to the date of payment at the rate specified in Clause 3.4 *(Default interest)* of the Loan Agreement in respect of which an amount has become due and remains unpaid and all other charges and Expenses (including legal and other costs on a full indemnity basis).

(b) The liability of the Guarantor shall be to pay to the Lender the full amount from time to time owing to the Lender by the Borrower under the Loan Agreement and/or the other Finance Documents and the Guarantor confirms and agrees (without prejudice to Clause 2.5 *(Obligations unaffected)*) that the liability of the Guarantor hereunder shall not be discharged or diminished by any failure by any other guarantor to execute its or his/its guarantee or any release by the Lender of any other guarantor or person from its/his obligations thereunder.

2.2 Statements of account conclusive

The Guarantor expressly agrees and admits that abstracts or photocopies of the books of the Lender as well as statements of accounts or certificates signed by an authorised officer of the Lender shall (save for manifest error) be conclusive, binding and full evidence on the Guarantor as to the existence and/or the amount of the at any time Outstanding Indebtedness, under the Loan Agreement and/or the other Finance Documents, the applicable interest rate or Default Rate, or any other rate provided for or referred to in the Loan Agreement, the Interest Period, the value of additional securities (to be calculated in accordance with the respective provisions of the Loan Agreement), the payment or non-payment of any amount due under the Loan Agreement and/or the other Finance Documents.

2.3 Liability unaffected

The liability of the Guarantor hereunder shall not be lessened or impaired and the Guarantor shall not be exonerated by any time, indulgence or relief being given by the Lender to the Borrower, any other guarantor or any other person, by any amendment of or supplement to the Loan Agreement or any of the other Finance Documents or any other document, by the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any right, remedies or securities against the Borrower, the Guarantor or any other person or by anything done or omitted which but for this provision might operate to exonerate the Guarantor.

2.4 Obligations unaffected

The obligations of the Guarantor hereunder shall not be affected by any legal limitation, disability, incapacity (including, without limitation, any irregular exercise or absence of corporate power or lack of authority of or any breach of duty by any person purporting to act on behalf of the Borrower, death, unsoundness of mind, bankruptcy, administration, receivership, liquidation and dissolution) or other circumstances relating to the Borrower, any other guarantor or any other person, whether known or not to the Lender, by any invalidity in or irregularity or unenforceability of the obligations of the Borrower, any other guarantor or any other person under the Loan Agreement or any of the other Finance Documents or otherwise or by any change in the constitution of, or any amalgamation or reconstruction of the Borrower, any other guarantor, the Lender or any other person.

2.5 Lender's right to enforce security

The Guarantor hereby waives all rights the Guarantor may have of first requiring the Lender to proceed against or enforce any guarantee or security of, or claim payment from, the Borrower or any other person before enforcing this Guarantee and no action taken or omitted by the Lender in connection with any other guarantee or security or other means of payment in respect of the Borrower's obligations under the Loan Agreement shall discharge, reduce, prejudice or affect the liability of the Guarantor under this Guarantee nor shall the Lender be obliged to apply any money or other property received in consequence of any enforcement or realisation of any other guarantee or security or other means of payment in reduction of the liabilities of the Borrower under the Loan Agreement and the other Finance Documents.

2.6 No right of subrogation and indemnity

(a) Until all the Guaranteed Liabilities have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) the Guarantor agrees that, without the prior written consent of the Lender, it will not:

(i) exercise its rights of subrogation, reimbursement and indemnity against the Borrower or any other person liable;

(ii) any right to object to any payment to the Lender resulting from any counter claim which the Guarantor might have against the Borrower or any other Security Party;

(iii) any right to object to any payment, as a result of errors or omissions made by the Lender, which caused the Guarantor to lose any right or recourse against the Borrower or any third party; and

(iv) any other right, benefit or privilege which the Guarantor has under the law and is subject to waiver.

The Guarantor shall not have, as regards this Guarantee, any of the rights and defences of a surety.

2.7 Settlements conditional

Any release settlement or discharge between the Lender and the Guarantor shall be conditional upon no security or payment to the Lender by the Borrower or any other guarantor or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force or for any other reason whatsoever and the Lender shall be entitled to recover from the Guarantor the value which the Lender has placed upon such security or the amount of any such payment as if such settlement or discharge had not occurred and any such payment has not been made.

2.8 Interest

The Guarantor agrees to pay interest (to the extent that such interest is not paid by the Borrower) from the date upon which the Borrower fails to make payment under the Loan Agreement or any of the other Finance Documents (or, if earlier, from the date when the legal liability of the Borrower to pay interest under the Loan Agreement ceased by reason of provisions or enactments relating to bankruptcy, insolvency, liquidation or otherwise) until payment has been effected in full of all moneys, obligations and liabilities hereby guaranteed, such interest to be payable before and after judgment at the default rate of interest described in Clause 3.4 *(Default interest)* of the Loan Agreement (the ***"Default Rate"***). Such interest payment shall – unless the demanded amount already includes interest at the Default Rate - be compounded (to the extent it remains unpaid) semi-annually in the event of the demanded amount not being paid by the Guarantor within three (3) Banking Days after receipt by the Guarantor of the Lender's written demand under this Guarantee and shall be

payable on demand.

2.9 No security taken by Guarantor

The Guarantor warrants that it has not taken or received, and undertakes that until all the Guaranteed Liabilities of the Borrower have been paid or discharged in full, it will not take or receive, the benefit of any security from the Borrower or any other person in respect of its obligations under this Guarantee.

2.10 Continuing security and other matters

This Guarantee shall:

(a) secure the ultimate balance from time to time owing to the Lender by the Borrower and shall be a continuing security, notwithstanding any settlement of account or other matter whatsoever;

(b) be in addition to any present or future Collateral Instrument, right or remedy held by or available to the Lender; and

(c) not be in any way prejudiced or affected by the existence of any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Lender dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

2.11 Liability unconditional

The liability of the Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of:

(a) the Incapacity or any change in the name, style or constitution of the Borrower or any other person liable;

(b) the Lender granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, the Borrower or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Borrower or any other person liable; or

(c) any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Guarantor.

2.12 Collateral Instruments

The Lender shall not be obliged to make any claim or demand on the Borrower or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to them or it before enforcing this Guarantee and no action taken or omitted by the Lender in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Guarantor under this Guarantee nor shall the Lender be obliged to apply any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Guaranteed Liabilities.

2.13 Waiver of Guarantor's rights

Without prejudice to the generality of any waivers included in the preceding Clauses the Guarantor hereby specifically waives without reservation, absolutely and unconditionally:

(i) the benefit of discussion and any other rights, benefits or privileges granted to the Guarantor by any applicable law;

(ii) any right to object to any payment to the Lender resulting from any counter claim which the Guarantor might have against the Lender;

(iii) any right to object to any payment, as a result of errors or omissions made by the Lender, which caused the Guarantor to lose any right or recourse against the Borrower or any third party; and

(vi) any other right, benefit or privilege which the Guarantor has under the law and it is subject to waiver.

2.14 Suspense account

Any money received in connection with this Guarantee (whether before or after any Incapacity of the Borrower or the Guarantor) may be placed to the credit of a suspense account with a view to preserving the rights of the Lender to prove for the whole of its claims against the Borrower or any other person liable or may be applied in or towards satisfaction of such of the Guaranteed Liabilities in accordance with the provisions of Clause 11.3

2.15 Indemnity

In addition to the obligations of the Guarantor under Clause 2.1 *(Guarantee to pay and perform)* and separate therefrom, the Guarantor irrevocably agrees to indemnify and keep the Lender indemnified forthwith upon demand against (i) any loss of whatsoever kind resulting from the failure by the Borrower to make when stated to be due any payment due to the Lender or to perform when due any other obligation under or in respect of the Loan Agreement, the Finance Documents or any of them, whether or not the Lender has attempted to enforce any right against the Borrower and (ii) all costs, charges and Expenses (including, without limitation, legal expenses on a full indemnity basis) which the Lender may incur in proceedings against the Borrower and/or the Guarantor. Without prejudice to the generality of the foregoing, such loss shall include the total amount of all those amounts (to the extent to which the Lender shall not already have received them) as are expressed to fall within the obligations of the Guarantor under this Clause 2.1 *(Guarantee to pay and perform)*.

2.16 Admission of debt binding

Any admission of debt by the Borrower made in writing will be binding automatically on the Guarantor.

2.17 Guarantor to deliver up certain property

If, contrary to Clause 2.9 *(No security taken by Guarantor)* or Clause 2.13 *(Waiver of Guarantor's rights)*, the Guarantor takes or receives the benefit of any security or receives or recovers any money or other property from the Borrower, such security, money or other property shall be held on trust for the Lender and shall be delivered to the Lender on demand.

2.18 Guarantor bound

The Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other guarantee or assurance under or pursuant to the Loan Agreement may not

do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Lender.

2.19 Judgements relating to Loan Agreement

This Guarantee shall cover any amount payable by the Borrower under or in connection with any judgment relating to the Loan Agreement and any other Finance Document.

2.20 No limit on number of demands

The Lender may serve more than one demand under Clause 2.1 *(Guarantee to pay and perform)*.

2.21 Release of Guarantee

This Guarantee shall terminate and be cancelled upon the receipt by the Lender of all amounts due or to become due to it hereunder (i.e. the Outstanding Indebtedness in full) in accordance with the terms hereof, whereupon, the Guarantor shall be fully released from any and all of its obligations hereunder, the Loan Agreement and the other Finance Documents and the Lender shall execute, at the Guarantor's cost and request, a deed of release of the Guarantor.

3. PAYMENTS

3.1 Payments

All payments to be made by the Guarantor to the Lender under this Guarantee shall be made pursuant to Clause 5.1 *(Payments-No set-off or counterclaims)* of the Loan Agreement.

3.2 Banking Days

All payments due shall be made on a Banking Day. If the due date for payment falls on a day which is not a Banking Day, that payment due shall be made on the first Banking Day thereafter, provided that this falls in the same calendar month. If it does not, payments shall fall due and be made on the last Banking Day before the said due date. Payment shall be made to the account which the Lender shall designate.

3.3 No set-off or counterclaim

All payments to be made by the Guarantor under any of the Security Documents shall be made without any set-off or counterclaim whatsoever, and free and clear of, and without withholding or deduction now or hereafter, Taxes or withholdings and any restrictions or conditions resulting in any charge whatsoever imposed, either now or hereafter, by any sovereign state or by any political sub-division or taxing authority of any sovereign state or any other deductions or withholdings (collectively referred to below as ***"Governmental Withholdings"***).

3.4 Grossing up for Taxes

If at any time any law, regulation, regulatory requirement or requirement of any governmental authority, monetary agency, central bank or the like compels the Guarantor to make payment subject to Governmental Withholdings, or any other deduction or withholding (other than a FATCA Deduction), the Guarantor shall in addition pay to the Lender on the due date for payment such additional amounts as may be necessary to ensure that there will be received by the Lender (and retained by it, free from any liability in respect of any Governmental Withholdings or any other deduction or withholding) a net amount equal to the full amount which would have been received had payment not been made subject to such Governmental Withholdings or

other deduction or withholding (other than a FATCA Deduction). The Guarantor shall indemnify the Lender against any losses or costs incurred by the Lender by reason of any failure of the Guarantor to make any such Governmental Withholdings or other deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Guarantor shall, not later than 30 days after each deduction, withholding or payment of any Governmental Withholdings (other than a FATCA Deduction), forward to the Lender official receipts and any other documentary receipts and any other documentary evidence reasonably required by the Lender in respect of the payment of any Governmental Withholdings or other deduction or withholding (other than a FATCA Deduction).

3.5 Tax credit

If the Lender receives for its own account a repayment or credit in respect of tax on account for which the Guarantor has made an increased payment under this Clause, it shall pay to the Guarantor a sum equal to the repayment or credit received, provided always that:

(a) the Lender shall not be obliged to allocate this transaction any part of a tax repayment or credit which is referable to a number of transactions;

(b) nothing in this Clause shall oblige the Lender to arrange its tax affairs in any particular manner, to claim any type of relief, credit, allowance or deduction instead of, or in priority to, another or to make any such claim within any particular time; and

(c) nothing in this Clause shall oblige the Lender to make a payment which exceeds any repayment or credit in respect of tax on account of which the Guarantor has made an increased payment under this Clause; and any allocation or determination made by the Lender under or in connection with this Clause shall be binding on the Guarantor.

3.6 Currency indemnity

If any sum due from the Borrower and/or the Guarantor under the Loan Agreement, this Guarantee and any of the other Security Documents or any order or judgement given or made in relation hereto has to be converted from the currency (the "***first currency***") in which the same is payable under the Loan Agreement, this Guarantee or any of the other Security Documents respectively or under such order or judgement into another currency (the "***second currency***") for the purpose of (i) making or filing a claim or proof against the Borrower, the Guarantor or any other Security Party, as the case may be, (ii) obtaining an order or judgement in any court or other tribunal or (iii) enforcing any order or judgement given or made in relation to any of the other Security Documents, the Borrower, the Guarantor and any other Security Party shall (and it is hereby expressly undertaken by the Guarantor to) indemnify and hold the Lender harmless from and against any loss suffered as a result of any difference between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which the Lender may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof. Any amount due from the Guarantor under this Clause shall be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under or in respect of any of the other Security Documents, and the term "*rate of exchange*" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

4. REPRESENTATIONS AND WARRANTIES

4.1 Representations and warranties

The Guarantor represents and warrants that:

(a) Due incorporation: the Guarantor is a corporation duly incorporated and validly existing in good standing under the laws of the Republic of the Marshall Islands, as a Marshall Islands corporation and has power to carry on its business as it is now being lawfully conducted and to own its property and other assets;

(b) Corporate power to guarantee: the Guarantor has power to enter into, execute, deliver, and perform its obligations under, this Guarantee; all necessary corporate and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Guarantor to give guarantees will be exceeded as a result of this Guarantee;

(c) No conflict with other obligations: the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Guarantee by the Guarantor will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Guarantor is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Guarantor is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the Guarantor's Articles of Incorporation or (iv) result in the creation or imposition of or oblige the Guarantor to create any Security Interest (other than a Permitted Security Interest) on any of the Guarantor's undertakings, assets, rights or revenues;

(d) No litigation: no action, suit, proceeding, litigation, arbitration, tax claim or administrative proceeding or dispute against the Guarantor is presently taking place or pending relating to a sum exceeding the amount of One million two hundred thousand Dollars ($1,200,000) nor is there subsisting any judgment or award given against the Guarantor before any court, board of arbitration or other body relating to a sum exceeding the amount of One million two hundred thousand Dollars ($1,200,000), which, in either case, if adversely determined, would result in a Material Adverse Change in the financial condition of the Guarantor;

(e) No filings required: it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Guarantee and this Guarantee is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

(f) Choice of law: the choice by the Guarantor of English law to govern this Guarantee and the submission by the Guarantor to the non-exclusive jurisdiction of the English courts is valid and binding;

(g) No immunity: neither the Guarantor nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

(h) Consents obtained: every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts (if any) required by the Guarantor to authorise, or required by the Guarantor in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Guarantee or the performance by the Guarantor of its obligations under this Guarantee has been obtained or made and is in full force and effect and there

has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

(i) No material adverse change: there has been no Material Adverse Change in the financial position of the Guarantor from that described by the Guarantor to the Lender in the negotiation of this Guarantee;

(j) No default under other Financial Indebtedness: the Guarantor is not, to the knowledge of Directors/Officers of the Guarantor, (nor would with the giving of notice or lapse of time be) in breach of or in default under any agreement relating to Financial Indebtedness to which it is a party or by which it may be bound nor any Event of Default relating to the Guarantor (or event which, with the giving of notice and/or lapse of time or other applicable condition might constitute an Event of Default relating to the Guarantor) has occurred and is continuing and nor will such a default or Event of Default (or such event) result from the entry by the Guarantor into this Guarantee or the performance by the Guarantor of any of its obligations under this Guarantee (including, without limitation, obligations under guarantees);

(k) Financial information: all financial and other information, accounts, statements of financial position, exhibits and reports furnished by or on behalf of the Borrower and the Guarantor to the Lender in connection with the negotiation and preparation of the Loan Agreement, this Guarantee and each of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading and, in the case of accounts and statements of financial position, have been prepared in accordance with generally accepted accounting principles which have been consistently applied;

(l) No Security Interests: none of the assets of the Guarantor is subject to any Security Interest except as disclosed in writing to the Lender on or prior to the date of this Guarantee;

(m) Financial condition: the financial condition of the Borrower or the Guarantor has not suffered any material deterioration since that condition was last disclosed to the Lender;

(n) Payment, no withholdings etc.: all payments made or to be made by the Guarantor under or pursuant to this Guarantee may be free and clear of, and without deduction or withholding for or on account of, any Taxes;

(o) Commercial benefit: the giving of this Guarantee by the Guarantor is to the commercial benefit of the Guarantor in that the Guarantor is the shareholder of the Borrower, has close co-operation and mutual assistance with the Borrower and that by lending its support to the Borrower through this Guarantee it furthers its own business interests within the scope of its constitutional documents;

(p) Binding obligations: this Guarantee constitutes valid and legally binding and enforceable against the Guarantor in accordance with its terms and conditions, and that there are no other agreements or arrangements which may adversely affect or conflict with the Loan Agreement or this Guarantee or the security thereby created;

(q) Pari passu: the obligations imposed on the Guarantor by this Guarantee do and will constitute direct, general and unconditional obligations of the Guarantor and rank at least pari passu with all other present and future unsecured and unsubordinated Financial Indebtedness of the Guarantor with the exception of any obligations which are mandatorily preferred by law and not by contract;

(r) Choice of law: the choice of law agreed to, in this Guarantee and the other Finance Documents to which the Guarantor is or is to be a party and the submission to the non/exclusive jurisdiction of the courts agreed in each of this Guarantee and the other Finance Documents to which the Guarantor is or

is to be a party are or will be, on execution of thereof, valid and binding on the Guarantor;

(s) Guarantor's awareness: all the terms and provisions of the Loan Agreement and the other Finance Documents have been perused by the Guarantor and the Guarantor is fully familiar with such terms and provisions which have been fully understood by the Guarantor and the Guarantor agrees to all the provisions of the Loan Agreement and the other Finance Documents;

(t) Independent legal advice: the Guarantor has read and understood the provisions of this Guarantee and has taken independent legal advice as to the effect hereof and, in particular, the Guarantor understands that failure to comply with this Guarantee may result in the Guarantor's assets being seized and/or bankruptcy of the Guarantor;

(u) No waiver: no oral or written statement has been made by or on behalf of the Lender which could be construed as a waiver of any provisions of this Guarantee or a statement of intention not to enforce the same in accordance with its terms;

(v) Holding company: the Guarantor is the direct holding company of various shipping companies involved in the owning of vessels engaged in international voyages and earning profits in free foreign currency;

(w) Sanctions: as regards Sanctions:

(i) the Guarantor is not a Sanctions Restricted Person; and

(ii) the Guarantor is in compliance with all Sanctions.

4.2 Additional representations and warranties

The Guarantor further represents and warrants to the Lender that:

(a) No representation or warranty: the Guarantor has not received from the Lender any representation or warranty concerning this Guarantee other than as expressly provided in this Guarantee;

(b) Borrower's representations and warranties: all the representations made by the Borrower in Clause 6 *(Representations and warranties)* of the Loan Agreement are in every respect true and accurate and are correct and are repeated herein by the Guarantor as if they are made in extenso in this Guarantee;

(c) Representations and warranties true and correct: at the time of entering this Guarantee all above representations and warranties and/or any other information given by the Borrower and/or the Guarantor to the Lender are true and accurate; and

(d) Survival: the representations and warranties of the Guarantor set out in Clause 4.1 *(Representations and warranties)* shall survive the execution of this Guarantee and shall be deemed to be repeated upon the Drawdown Date with respect to the facts and circumstances existing at that time, as if made at that time.

4.3 Repetition of representations and warranties

The representations and warranties in Clauses 4.1 *(Representations and warranties)* and 4.2 *(Additional representations and warranties)*, except (i) in relation to the Borrower's representations and warranties in Clause 6.2 *(Initial representations and warranties)* of the Loan Agreement, and (ii) the representations and warranties under sub-clauses (d) *(No filings required)*, (j) *(No default under other Financial Indebtedness)*, (k) *(Financial information)*, (l) *(No Security Interests)*, (m) *(Financial condition)* and (n) *(Payment, no withholdings etc.)* of Clause 4.1, shall be deemed to be repeated by the Guarantor on each Interest Payment Date throughout the Security

Period as if made with reference to the facts and circumstances existing on each such day.

5. UNDERTAKINGS

5.1 General undertakings

The Guarantor undertakes that, from the date of this Guarantee and throughout the Security Period, it will comply in full with the following undertakings:

(a) Notice of default: the Guarantor will promptly inform the Lender of any occurrence of which it becomes aware which might adversely affect its ability to perform its obligations under this Guarantee and of any Event of Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Lender, confirm to the Lender in writing that, save as otherwise stated in such confirmation, no Event of Default has occurred and is continuing;

(b) Notice of litigation etc.: the Guarantor will send (or procure that there is sent) to the Lender as soon as the same is instituted, details of any litigation, arbitration or administrative proceedings against or involving the Guarantor relating to a sum exceeding the amount of One million two hundred thousand Dollars ($1,200,000) and which, if adversely determined, would result in a Material Adverse Change on the Guarantor;

(c) Consents and licences: the Guarantor will obtain or cause to be obtained, maintain in full force and effect and promptly renew from time to time, and will, on Lenders' reasonable request promptly furnish certified copies to the Lenders of, all such authorisations, approvals, consents and licences as may be required under any applicable law or regulation to enable the Guarantor to perform its obligations under this Guarantee or required for the validity or enforceability of this Guarantee, and the Guarantor shall comply with the terms of the same;

(d) Pari passu: the Guarantor will ensure that its obligations under this Guarantee shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

(e) Provision of Financial Statements and other information: the Guarantor will provide (or procure that there is provided to) the Lender:

(i) the financial statements referred to in Clause 8.1(e) *(Financial statements)* of the Loan Agreement; and

(ii) the information referred to in Clauses 8.1(f) *(Provision of further information)* and 8.1(g) *(Financial Information)* of the Loan Agreement ;

(f) Obligations under Finance Documents: the Guarantor will duly and punctually perform each of the obligations expressed to be assumed by it under the Finance Documents to which it is or is to be a party;

(g) Banking operations: the Guarantor will ensure that all banking operations in connection with the Vessel are carried out through the Operating Account;

(h) Taxes: pay all Taxes, assessments and other governmental charges when the same fall due, except to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves have been set aside for their payment if such proceedings fail;

(i) Know your customer and money laundering compliance: provide the Lender with such documents and evidence as the Lender shall from time to time require, based on law and regulations applicable from time to time and the Lender's own internal guidelines applicable from time to time to identify the Guarantor, including the ultimate legal and beneficial owner or owners of at least 20% of the Guarantor's share capital, and any other persons involved or affected by the transaction(s) contemplated by the Loan Agreement and this Guarantee.

5.2 Negative undertakings

The Guarantor hereby undertakes with the Lender that, from the date of this Guarantee and and throughout the Security Period, it will not, without the prior written consent of the Lender:

(a) Maintenance of Legal Structure: permit any of the documents defining its constitution to be altered in any material manner whatsoever;

(b) Maintenance of Business Structure: change the nature, organisation and conduct of its business as the shareholder of the Borrower or carry on any business other than the business carried on the date hereof;

(c) No merger: (such consent not to be unreasonably withheld) merge or consolidate with any other company or person;

(d) No change of control: permit any change to be made be made directly or indirectly in the ownership, beneficial ownership, control or management of the Guarantor or any share therein, as a result of which less than 20% of the shares and voting rights in the Guarantor remain in the ultimate legal and beneficial ownership of the Beneficial Shareholder(s) disclosed to the Lender at the negotiation of the Loan Agreement and confirmed in writing on or before the date hereof without the prior written consent of the Lender.

5.3 Compliance with Sanctions, laws etc.

The Guarantor:

(a) Compliance with laws etc.: shall comply, in all respects with all laws to which it may be subject, if (except as regards Sanctions, to which Clause 5.3(b) applies, and anti-corruption laws, to which Clauses 5.3(c), failure so to comply has or is reasonably likely to have a Material Adverse Effect;

(b) Compliance with Sanctions: shall comply in all respects with all Sanctions;

(c) Compliance with anti-corruption laws:

(i) shall not directly or indirectly use the proceeds of the Loan for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions; and

(ii) shall conduct its businesses in compliance with applicable anti-corruption laws.

5.4 Additional Documents

The Guarantor hereby further undertakes and agrees with the Lender that throughout the Security Period it will from time to time at the request of the Lender execute and deliver to the Lender or procure the execution and delivery to the Lender of all such documents as shall be deemed necessary or appropriate at the reasonable discretion of the Lender for giving full effect to this Guarantee, and for perfecting, protecting the value of or

enforcing any rights or securities granted to the Lender under this Guarantee and any other documents executed pursuant hereto or thereto and in case that any conditions precedent (with the Lender's consent) have not been fulfilled prior to the Drawdown Date, such conditions shall be complied with within fifteen (15) Banking Days after the Lender's written request (unless the Lender agrees otherwise in writing) and failure to comply with this covenant shall be an Event of Default.

6. SET-OFF

6.1 Right of set-off

In the occurrence of an Event of Default which is continuing, express authority is hereby given by the Guarantor to the Lender without prejudice to any of the rights of the Lender at law, in equity or otherwise, at any time and without notice to the Guarantor:

(a) to apply any credit balance standing upon any account of the Guarantor with any branch of the Lender and in whatever currency in or towards satisfaction of any sum due to the Lender from the Guarantor under this Guarantee and/or any of the other Security Documents;

(b) in the name of the Guarantor and/or the Lender to do all such acts and execute all such documents as may be necessary or expedient to effect such application; and

(c) to combine and/or consolidate all or any accounts in the name of the Guarantor with the Lender.

For all or any of the above purposes authority is hereby given to the Lender to purchase with the monies standing to the credit of any such account or accounts such other currencies as may be necessary to effect such application. The Lender shall notify the Guarantor upon the exercise of any right of set-off giving full details in relation thereto.

7. ASSIGNMENT

7.1 Assignment by the Lender

The provisions of Clause 14 *(Assignment, Transfer, Participation, Lending Office)* of the Loan Agreement shall apply, with necessary adoption (such as construing references to the Borrower as references to the Guarantor) in relation to the right and ability of the Lender and the procedure for such assignment or transfer or change of Lending Office, to assign its rights and/or obligations under this Guarantee, provided always that the liabilities of the Guarantor under this Guarantee or any other Finance Document shall not be increased as a result of any such assignment, transfer, participation or change of Lending Office and that in the event, the Guarantor's liabilities (actual or contingent) are increased, notwithstanding this provision, the Guarantor shall not be liable for any such excess.

7.2 Benefit and Burden

This Guarantee shall be binding upon the Guarantor and its successors in title and shall enure for the benefit of the Lender and its successors in title and its assignees, transferees and participants. The Guarantor expressly acknowledges and accepts the provisions of Clause 14 *(Assignment, Transfer, Participation, Lending Office)* of the Loan Agreement and agrees that any person in favour of whom an assignment or a transfer is made in accordance with that Clause shall be entitled to the benefit of this Guarantee.

7.3 No assignment by the Guarantor

The Guarantor may not assign or transfer any of its rights or obligations under this Guarantee.

7.4 Disclosure of information

The Guarantor does, irrevocably authorise the Lender to give, divulge and reveal from time to time information and details relating to its accounts, the Loan, and any agreement entered into by the Guarantor or information provided by the Guarantor in connection with this Guarantee to:

(a) any public or internationally recognised authorities that are entitled to and have requested to obtain such information; and/or

(b) the Lender's head offices, branches and affiliates and professional advisors; and/or

(c) any other parties to the Finance Documents; and/or

(d) a rating agency or their professional advisors; and/or

(e) any person with whom a Lender proposes to enter (or considers to enter) into contractual relations in relation to the Loan; and/or

(f) any other person regarding the funding, re-financing, transfer, assignment, sale, sub-participation, operational arrangement or other transaction in relation to the Loan, including without limitation, for purposes in connection with a securitisation or similar transaction or any enforcement, preservation, assignment, transfer, sale or sub-participation of any of the relevant Lender's rights and obligations,

Provided that, prior to the provision of any information under sub-Clauses (e) and (f) above, such persons therein referred to will be required to sign a confidentiality agreement.

7.5 Documentation

If the Lender assigns, transfers or in any other manner grants participation in respect of all or any part of its rights or benefits or transfers all or any of its obligations pursuant to Clause 14 *(Assignment, Transfer, Participation, Lending Office)* of the Loan Agreement, the Guarantor undertakes, immediately on being requested to do so by the Lender, to enter into such documents as may be necessary or desirable to transfer to the assignee, transferee or participant all or the relevant part of the interest of the Lender in the Security Documents and all relevant references in this Guarantee to the Lender shall thereafter be construed as a reference to the Lender and/or assignee, transferee or participant of the Lender to the extent of their respective interests and, in the case of a transfer of all or part of the obligations of the Lender, the Guarantor shall thereafter look only to the assignee, transferee or participant in respect of that proportion of the obligations of the Lender under this Guarantee assumed by such assignee, transferee or participant. The Guarantor shall join in and execute such supplemental or substitute agreements as may be necessary to enable the Lender to assign and/or transfer and/or grant participation in respect of its rights and obligations to another branch or to one or more banks or financial institutions in syndicate or otherwise. Any costs, fees and expenses incurred in relation to any such assignment or transfer shall be borne by the Lender.

7.6 Changes in constitution or reorganisation of the Lender

For the avoidance of doubt and without prejudice to the provisions of Clause 7.1 *(Assignment by the Lender)*, this Guarantee shall remain binding on the Guarantor notwithstanding any change in the constitution of the Lender or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any assignee, transferee or other successor in title of the Lender in the same manner as if such assignee, transferee or other successor in title had been named in this Guarantee as party instead of, or in addition to, the Lender.

8. FURTHER ASSURANCE

The Guarantor hereby undertakes with the Lender that this Guarantee shall both at the date of execution and delivery thereof and for so long as any moneys whatsoever are outstanding under the Loan Agreement and the other Security Documents remain valid and binding upon the Guarantor and the Guarantor will, bearing all expenses, execute, sign, perfect and do any and every such further assurance, document, act or thing as in the reasonable opinion of the Lender may be necessary or desirable for perfecting the security contemplated or constituted by this Guarantee.

9. EXPENSES

9.1 General Expenses

The Guarantor shall pay to the Lender on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred by the Lender in connection with:

(a) the negotiation, preparation and execution of this Guarantee; and/or

(b) the preserving or enforcing of, or attempting to preserve or enforce any of its rights under this Guarantee.

(c) any variation of, or amendment or supplement to, any of the terms of this Guarantee; and/or

(d) any consent or waiver required from the Lender in relation to this Guarantee, and in each case, regardless of whether the same is actually implemented, completed or granted, as the case may be.

9.2 Stamp duty etc.

The Guarantor shall pay promptly all stamp, documentary and other like duties and taxes to which this Guarantee may be subject or give rise and shall indemnify the Lender on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Guarantor to pay any such duties or taxes.

10. MISCELLANEOUS

10.1 Time of essence

Time is of the essence as regards every obligation of the Guarantor under this Guarantee.

10.2 Severability of provisions

If any provision contained this Guarantee is or subsequently becomes, void, illegal, unenforceable or otherwise invalid in any respect under any applicable law of any jurisdiction whatsoever such provision shall be ineffective as to that jurisdiction only without modifying the remaining provisions hereof or thereof. Where however the provisions of any such applicable law may be waived they are hereby waived by the parties hereto to the full extent permitted by the law to the intent that this Guarantee shall be deemed to be valid binding and enforceable in accordance with its terms.

10.3 Entire agreement

This Guarantee contains the entire agreement of the parties and its provisions supersede the provisions of the Commitment Letter and any and all other prior correspondence and oral negotiation by the parties in respect of the matters regulated by the Loan Agreement and/or the Guarantee.

10.4 No implied waivers, remedies cumulative

No failure or delay or omission by the Lender to exercise any right, remedy or power vested in the Lender under the Loan Agreement and/or this Guarantee and/or the other Security Documents or by law shall impair such right or power, or be construed as a waiver of, or as an acquiescence in any default by the Guarantor and/or any of the Security Parties nor shall any single or partial exercise by the Lender of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. In the event of the Lender on any occasion agreeing to waive any such right, remedy or power, or consent to any departure from the strict application of the provisions of the Loan Agreement, this Guarantee or of any of the other Security Documents, such waiver shall not in any way prejudice or affect the powers conferred upon the Lender under this Guarantee and the other Security Documents or the right of the Lender thereafter to act strictly in accordance with the terms of the Loan Agreement, this Guarantee and the other Security Documents. No modification or waiver by the Lender of any provision of the Loan Agreement and/or this Guarantee and/or of any of the other Security Documents nor any consent by the Lender to any departure therefrom by any Security Party shall be effective unless the same shall be in writing and then shall only be effective in the specific case and for the specific purpose for which given. No notice to or demand on any such party in any such case shall entitle such party to any other or further notice or demand in similar or other circumstances.

10.5 Amendment

This Guarantee shall not be amended or varied in its terms by any oral agreement or representation or in any other manner other than by an instrument in writing of even date herewith or subsequent hereto executed by or on behalf of the parties hereto.

10.6 Other guarantors

The Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other guarantee or assurance under or pursuant to the Loan Agreement may not do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Lender.

10.7 Language

All certificates, instruments and other documents to be delivered under or supplied in connection with this Guarantee shall be in the English language.

10.8 Binding effect

A certificate or determination of the Lender as to any matter provided for in this Guarantee, in the absence of manifest error, shall be conclusive and binding on the Guarantor.

10.9 Survival

Without prejudice to the foregoing, the obligations of the Guarantor under Clauses 2.10 *(No security taken by Guarantor)*, 2.13 *(Indemnity)*, 3.6 *(Currency Indemnity)*, and 9 *(Expenses)* shall survive any repayment of the Facility made prior to the termination or cancellation of this Guarantee.

10.10 Counterparts

This Guarantee may be executed in several counterparts, each of which, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute but one and the same document.

10.11 Personal Data

(a) Process of personal data: The Guarantor hereby confirms that it has been informed that its personal data and/or the personal data of its director(s), officer(s) and legal representative(s) (together the "*personal data*") contained in this Guarantee or the personal data that have been or will be lawfully received by the Lender in relation to this Guarantee will be included at the personal data database maintained by the Lender as processing agent *(Υπεύθυνη Επεξεργασίας)* and will be processed by the Lender for the purpose of properly serving, supporting and monitoring their current business relationship.

(b) Process of personal data to Teiresias: The Guarantor hereby expressly gives its consent to the communication for process in the meaning of law 2472/97 by the Lender of its personal data contained in this Agreement, the Finance Documents, in the Operating Accounts for onwards communication thereof to an inter-banking database record called "*Teiresias*" kept and solely used by banks and financial institutions. The Guarantor is entitled at any relevant time throughout the Security Period to revoke its consent given hereunder by written notice addressed to the Lender and the Registrar of "*Teiresias A.E.*" at 2, Alamanas street, 15125 Maroussi, Athens, Greece.

(a) Duration of the process: The personal data process shall survive the termination of this Guarantee for such period as it is required by the applicable law.

11. NOTICES AND DEMANDS

11.1 Notices

Every notice, request, demand or other communication under this Guarantee shall:

(a) Notices etc. in writing: be in writing delivered personally or by first-class prepaid letter (airmail if available), shall be served through a process server or subject to Clause 10.9 *(Communications Indemnity)* of the Loan Agreement by facsimile transmission or electronic mail or other means of telecommunication in permanent written form;

(b) Receipt: be deemed to have been received, subject as otherwise provided in this Guarantee, in the case of a letter, when delivered personally or five (5) days after it has been put in the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day);

(c) Addresses: be sent:

(i) if to be sent to the Guarantor, to:

c/o PYXIS MARITIME CORP.,
59 K. Karamanli Street
Maroussi 15125, Greece
Fax: +30 210 6510530
Attention: Mr. Kostantinos Lytras
E-mail: fin@pyxis.gr, klytras@pyxistankers.com
and hwilliams@pyxistankers.com

(ii) if to be sent to the Lender, to:

ALPHA BANK S.A.
93 Akti Miaouli, Piraeus, Greece
Fax No. +30 210 42 90 268
Attention: The Manager
E-mail: shipdivision@alpha.gr

or to such other person, address, fax number or electronic mail address as is notified by the Guarantor or the Lender (as the case may be) to the other parties to this Guarantee and, in the case of any such change of address, fax number or electronic mail address notified to the Lender, the same shall not become effective until notice of such change is actually received by the Lender and a copy of the notice of such change is signed by the Lender; and

(d) a written notice includes a notice by facsimile or electronic mail.

11.2 Illegible notices

Clause 11.1 *(Notices)* does not apply if the recipient of a notice notifies the sender within one hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

11.3 Valid notices

A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a) the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b) in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

11.4 Meaning of "notice"

In this Clause 11, ***"notice"*** includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

11.5 Communication Indemnity

The Guarantor so far as the Guarantee is concerned gives the Lender the authorities, admissions, indemnities, undertakings and the Guarantor undertakes the responsibilities provided for in Clause 10.9 *(Communications Indemnity)* of the Loan Agreement as if they are repeated herein in extenso.

12. LAW AND JURISDICTION

12.1 Governing Law

(a) This Guarantee and any non-contractual obligations connected with it shall be governed by, and construed in accordance with, English Law.

(b) For the purposes of enforcement in Greece, it is hereby expressly agreed that English law as the

governing law of the Loan Agreement will be proved by an affidavit of a solicitor from an English law firm to be appointed by the Lender and the said affidavit shall constitute full and conclusive evidence binding on the Borrower but the Borrower shall be allowed to rebut such evidence save for witness.

12.2 Submission to jurisdiction

For the benefit of the Lender and subject to Clause 12.6 *Right of the Lender, but not Guarantor, to bring proceedings in any other jurisdiction)*, the Guarantor irrevocably and unconditionally submits to the jurisdiction of the courts of England and hereby irrevocably agrees, that that the courts of England shall have exclusive jurisdiction:

(i) to settle any dispute or other matters whatsoever arising under or in connection with or in any way related to this Guarantee or any non-contractual obligations connected with it (including any dispute or other such matter arising in connection with the negotiation, validity, existence or enforceability of this Guarantee or any part thereof, whether the dispute or such other matter arises under the law of England or under the law of some other country, and including claims arising out of tort or delict) (a "***Dispute***"). The Guarantor irrevocably and unconditionally submits to the jurisdiction of such courts; and

(ii) to grant interim remedies, or other provisional or protective relief.

(b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary and waives any objections to the inconvenience of England as a forum.

12.3 Choice of forum for the exclusive benefit of the Lender

Clause 12.2 *(Submission to jurisdiction)* is for the exclusive benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions. The Lender reserves the right:

(a) to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and

(b) to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

The Guarantor shall not commence any proceedings in any country other than England in relation to a Dispute.

12.4 Process Agent for English Proceedings

Without prejudice to any other mode of service allowed under any relevant law the Guarantor irrevocably designates, appoints and empowers Messrs. ATLAS MARITIME SERVICES LIMITED at its registered office for the time being at Enterprise House, 113-115 George Lane, E18 1AB, London, England (hereinafter called the "***Process Agent for English Proceedings***"), to receive for it and on its behalf, service of process issued out of the English courts in relation to any proceedings before the English courts in connection with the Guarantee, provided, however, that:

(a) the Guarantor hereby agrees and undertakes to maintain a Process Agent for English Proceedings throughout the Security Period and hereby agrees that in the event that if any Process Agent for English Proceedings is unable for any reason to act as agent for service of process, the Guarantor must immediately (and in any event within ten (10) days of such event taking place) appoint another agent

on terms acceptable to the Lender. Failing this, the Lender may appoint for this purpose a substitute Process Agent for English Proceedings and the Lender is hereby irrevocably authorised to effect such appointment on Guarantor's behalf. The appointment of such Process Agent for English Proceedings shall be valid and binding from the date notice of such appointment is given by the Lender to the Guarantor in accordance with Clause 11.1 *(Notices)*; and

(b) the Guarantor hereby agrees that failure by a Process Agent for English Proceedings to notify the Guarantor of the process will not invalidate the proceedings concerned.

12.5 Forum non conveniens and enforcement abroad

The Guarantor hereby:

(a) waives any right and agrees not to apply to the English court or any other Court in any jurisdiction whatsoever or to stay or strike out proceedings commenced in England on the ground that England is an inappropriate forum and/or that there is another more appropriate forum and/or that proceedings have been or will be commenced in any other jurisdiction in connection with any dispute or other matter and/or related matter falling within Clause 12.2 *(Submission to jurisdiction)*, and

(b) agrees that a judgment or order of an English court in a dispute or other matter falling within Clause 12.2 *(Submission to jurisdiction)* shall be conclusive and binding on the Guarantor and may be enforced against it in the courts of any other jurisdiction.

12.6 Right of Lender, but not Guarantor, to bring proceedings in any other jurisdiction

(a) Nothing in this Clause 12.6 limits the right of the Lender to bring proceedings, including third party proceedings, against the Guarantor, or to apply for interim remedies, in connection with this Guarantee in any other court and/or concurrently in more than one jurisdiction. The obtaining by the Lender of judgment in one jurisdiction shall not prevent the Lender from bringing or continuing proceedings in any other jurisdiction, whether or not these shall be founded on the same cause of action.

(b) If the Lender decides that any such proceedings should be commenced in any other country, then the Guarantor hereby waives any objections as to the jurisdiction or any claim as to the inconvenience of the forum and covenants and undertakes to instruct lawyers in that country to accept service of legal process and not to contest the validity of such proceedings as far as the jurisdiction of the Court or courts involved is concerned.

12.7 Process Agent in Greece

Mrs. ALEXANDRA TATAGIA, an Attorney-at-Law, presently of 61-65 Filonos Street, Piraeus, Greece, is hereby appointed by the Guarantor as agent to accept service (hereinafter ***"Process Agent for Greek Proceedings"***) upon whom any judicial process may be served and any notice, request, demand or other communication under this Guarantee and the Loan Agreement. In the event that the Process Agent for Greek Proceedings (or any substitute process agent notified to the Lender in accordance with the foregoing) cannot be found at the address specified above (or, as the case may be, notified to the Lender), which will be conclusively proved by an affidavit of a process server to the effect that the Process Agent for Greek Proceedings was not found at such address, the authority of the Process Agent for Greek Proceedings as agent to accept service shall be deemed to have ceased and service of documents may be effected in accordance with the procedure provided by the relevant law. In case, however, that such Process Agent is found in any other address, the Lender shall have the right to serve the documents either on the Process Agent at such address or in accordance with the procedure provided by the relevant law.

12.8 Third Party rights

No term of this Guarantee is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Guarantee.

12.9 Meaning of "proceedings"

In this Clause 12 ***"proceedings"*** means proceedings of any kind, including an application for a provisional or protective measure.

IN WITNESS whereof the parties to this Guarantee have caused this Guarantee to be duly executed as a deed on the date first above written.

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EXECUTION PAGE

THE GUARANTOR

EXECUTED and DELIVERED as a DEED)
by Mr. Konstantinos Lytras)
for and on behalf of)
PYXIS TANKERS INC.)
of the Marshall Islands,)
its duly appointed attorney-in-fact)
in the presence of:)

Attorney-in-fact

Witness: ______________________
Name: *Dimitrios P. Sioufas*
Address: *13 Defteras Merarchias*
Piraeus, Greece
Occupation: *Attorney-at-Law*

THE LENDER

EXECUTED as a DEED)
Mrs. Aikaterini Damianidou and)
Mrs. Chrysanthi Papathanasopoulou)
for and on behalf of)
ALPHA BANK S.A.,)
of Greece,)
in the presence of:)

Attorney-in-fact

Attorney-in-fact

Witness: ______________________
Name: *Dimitrios P. Sioufas*
Title: *Attorney-at-Law*
Address: *13 Defteras Merarchias Street,*
Piraeus, Greece

APPENDIX "A"

(Execution form of the Loan Agreement)

Private & confidential

Dated: 29 March, 2021

ALPHA BANK S.A.

- and -

EIGHTHONE CORP.

LOAN AGREEMENT

for a secured floating interest rate
loan facility of US$17,000,000

THEO V. SIOUFAS & CO.
LAW OFFICES
Piraeus

(TVSLO-183065/adv)

TABLE OF CONTENTS

THIS AGREEMENT is dated the 29th day of March, 2021 made BETWEEN:

1. **ALPHA BANK S.A.**, a banking société anonyme incorporated in and pursuant to the laws of the Hellenic Republic with its head office at 40 Stadiou Street, Athens GR 102 52, Greece, acting, except as otherwise herein provided, through its office at 93 Akti Miaouli, Piraeus, Greece (hereinafter called the ***"Lender"***, which expression shall include its successors and assigns); and

2. **EIGHTHONE CORP.**, a corporation duly incorporated in the Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (hereinafter called the ***"Borrower"***, which expression shall include its successors)

AND IT IS HEREBY AGREED as follows:

1. PURPOSE, DEFINITIONS AND INTERPRETATION

1.1 Amount and Purpose

This Agreement sets out the terms and conditions upon and subject to which the Lender agrees to make available to the Borrower a loan facility of Seventeen million Dollars ($17,000,000) representing approximately 63% of the Market Value of the Vessel by way of one (1) Advance, to be used for the purpose of refinancing of part of the Existing Indebtedness under the Existing Loan Agreement.

1.2 Definitions

Subject to Clauses 1.3 *(Interpretation)* and Clause 1.4 *(Construction of certain terms)*, in this Agreement (unless otherwise defined in the relevant Finance Document and unless the context otherwise requires) and the other Finance Documents each term or expression defined in the recital of the parties and in this Clause shall have the meaning given to it in the recital of the parties and in this Clause:

"Account Pledge Agreement" means an agreement to be entered into between the Borrower and the Lender for the creation of a pledge over the Operating Account in favour of the Lender, in form and substance as the Lender may approve or require, as the same may from time to time be amended and/or supplemented;

"Applicable Accounting Principles" means the GAAP or IFRS and practices consistently applied;

"Advance" means each borrowing of a portion of the Commitment by the Borrower or (as the context may require) the principal amount of such borrowing;

"Affiliate" means, in relation to any person, a subsidiary of that person or a parent company of that person or any other subsidiary of that parent company;

"Alternative Rate" means a rate agreed between the Lender and the Borrower on the basis of which (instead of LIBOR) the interest rate is determined pursuant to Clause 3.6 *(Market disruption – Non Availability)*;

"Approved Auditor" means any of Ernst & Young, PriceWaterhouse Coopers, Deloitte, Grant Thornton or any other independent and reputable auditor having requisite experience

proposed by the Borrower and acceptable to the Lender and, ***"Approved Auditors"*** means any or all of them, as the context may require;

"Approved Commercial Manager" means for the time being PYXIS MARITIME CORP., a company lawfully incorporated in, and validly existing under the laws of the Republic of the Marshall Islands, and having a licenced office established in Greece pursuant to the Greek laws 378/68, 27/75, 2234/94, 3752/09 and 4150/13 (as amended and in force at the date hereof) at 59 K. Karamanli Street, Maroussi 15125, Greece or any other person appointed by the Borrower with the consent of the Lender, as the commercial manager of the Vessel, and includes its successors in title;

"Approved Managers" means, for the time being, together, the Approved Commercial Manager and the Approved Technical Manager and ***"Approved Manager"*** means any of them, as the context may require;

"Approved Manager's Undertaking" means a letter of undertaking including (*inter alia*) an assignment of the relevant Approved Manager's rights, title and interest in the Insurances of the Vessel executed or to be executed by that Approved Manager in favour of the Lender agreeing certain matters in relation to that Approved Manager serving as commercial or, as the case may be, technical manager of the Vessel and subordinating its rights against the Vessel and Borrower to the rights of the Lender under the Finance Documents, in form and substance as the Lender may approve or require, as the same may from time to time be amended and/or supplemented (together, the ***"Approved Managers' Undertakings"***)

"Approved Shipbrokers" means Golden Destiny, Fearnleys A/S, Clarksons Platou Hellas Ltd., Intermodal Shipbrokers Co. and Allied Shipbroking Inc. and any other first class independent firm of internationally known shipbrokers proposed by the Borrower and acceptable to the Lender, and ***"Approved Shipbroker"*** means any of them;

"Approved Technical Manager" means for the time being INTERNATIONAL TANKER MANAGEMENT LTD., a company lawfully incorporated in, and validly existing under the laws of Bermuda, and having its registered office at Victoria Place, 31 Victoria Street, Hamilton HM 10, Bermuda, represented by its branch office at 809 Executive Heights (Damac Bldg.), P.O. Box 24415, Tecom, Dubai, U.A.E., or any other person appointed by the Borrower with the consent of the Lender, as the technical manager of the Vessel, and includes its successors in title;

"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

"Assignable Charterparty" means any time or bareboat charterparty, consecutive voyage charter or contract of affreightment or related document in respect of the employment of the Vessel having a fixed duration of more than 12 months (excluding any optional extensions) and any guarantee of the obligations of the charterer under such charter in respect of the Vessel, whether now existing or hereinafter entered or to be entered into by the Borrower or any person, firm or company on its behalf and a charterer, at a daily rate and on terms and conditions acceptable to the Lender (and shall include any addenda thereto;

"Assignee" has the meaning ascribed thereto in Clause 14.3 (*Assignment by the Lender*);

"Availability Period" means the period starting on the date hereof and ending on:

(a) the 30th day of April, 2021 or until such later date as the Lender may agree in writing; or

(b) on such earlier date (if any): (i) on which the whole Commitment has been advanced by the Lender to the Borrower, or (ii) on which the Commitment is reduced to zero pursuant to Clauses 3.6 (*Market disruption – Non Availability*), 9.2 (*Consequences of Default – Acceleration*), 12.1 (*Unlawfulness*) or any other Clause of this Agreement;

"Bail-In Action" means the exercise of any Write-down and Conversion Powers;

"Bail-In Legislation" means:

(a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b) in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation;

"Balloon Instalment" means the part of the Loan amounting to Eleven million Dollars ($11,000,000);

"Banking Day" means a day (other than a Saturday or Sunday) on which banks are open for general business:

(a) in London, New York, Athens and Piraeus regarding the fixing of any interest rate which is required to be determined under this Agreement or any Finance Document;

(b) in New York, Athens and Piraeus in respect of any payment which is required to be made under a Finance Document; and

(c) in Athens, Piraeus and in each country or place in or at which an act is required to be done under this Agreement in accordance with the usual practice of the Lender regarding any other action to be taken under this Agreement or any other Finance Document;

"Basel II Accord" means the *"International Convergence of Capital Measurement and Capital Standards, a Revised Framework"* published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement;

"Basel II Approach" means either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Accord) adopted by the Lender (or its holding company) for the purposes of implementing or complying with the Basel II Accord;

"Basel II Regulation" means (a) any law or regulation implementing the Basel II Accord (including the relevant provisions of CRD IV and CRR) to the extent only such law or regulation re-enacts and/or implements the requirement of the Basel II Accord but excluding any provision of such law or regulation implementing the Basel III Accord or (b)

any Basel II Approach adopted by the Lender(s);

"Basel III Accord" means:

(a) the agreements on capital requirements, leverage ratio and liquidity standards contained in *"Basel III: A global regulatory framework for more resilient banks and banking systems"*, *"Basel III: International framework for liquidity risk measurement, standards and monitoring"* and *"Guidance for national authorities operating the countercyclical capital buffer"* published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b) the rules for global systemically important banks contained in *"Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text"* published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III;

"Basel III Regulation" means any law or regulation implementing the Basel III Accord save and to the extent that it re-enacts a Basel II Regulation;

"Beneficial Shareholder(s)" means in respect of each of the Borrower and the Corporate Guarantor, the person or persons disclosed to the Lender as being the ultimate legal and beneficial owner or owners (either directly and/or through companies beneficially owned by such person or persons or members of his/her direct family and/or trusts or foundations of which such person or persons or members of his/her direct family are legal and beneficial owners) of 100% of the shares and the voting rights attaching to those shares and the legal ownership of those shares in the Borrower and at least 20% in the Corporate Guarantor;

"Borrower" means the Borrower as specified in the beginning of this Agreement;

"***Break Costs***" means the amount (if any) by which:

(a) the interest (excluding Margin) which the Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or the relevant part of it or any sum due and payable but unpaid by a Security Party under the Security Documents to the last day of the current Interest Period in respect of the Loan or the relevant part of it or any sum due and payable but unpaid by a Security Party under the Security Documents, had the principal amount received been paid on the last day of that Interest Period;

exceeds:

(b) the amount which the Lender would be able to obtain by placing an amount equal to the principal amount or the relevant part of it or any sum due and payable but unpaid by a Security Party under the Security Documents received by it on deposit with a leading bank in the London Interbank Market for a period starting on the Banking Day following receipt or recovery and ending on the last day of the current Interest Period;

"Charterparty Assignment" means an assignment of the rights of the Borrower under any Assignable Charterparty and any guarantee of such Assignable Charterparty executed or to be executed by the Borrower in favour of the Lender and the acknowledgement of notice of

the assignment in respect of such Assignable Charterparty to be given (on best effort basis by the Borrower) in form and substance as the Lender may approve or require, as the same may from time to time be amended and/or supplemented, and ***"Charterparty Assignments"*** means all of them;

"Classification" means in respect of the Vessel, the classification referred to in the Mortgage with the Classification Society or such other Classification Society as the Lender shall, at the request of the Borrower, have agreed in writing shall be treated as the Classification Society for the purposes of the Finance Documents;

"Classification Society" means such classification society which is a member of IACS and which the Lender shall, at the request of the Borrower, have agreed in writing to be treated as the Classification Society for the purposes of the Finance Documents;

"Commitment" means the amount which the Lender has agreed to lend to the Borrower under Clause 2.1 *(Commitment to Lend)* as reduced pursuant to any relevant term of this Agreement;

"Commitment Letter" means the Commitment Letter dated **17th March, 2021** addressed by the Lender to the Corporate Guarantor and the Approved Manager and shall include any amendments or addenda thereto;

"Compulsory Acquisition" means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Vessel, whether for full or part consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

"Corporate Guarantee" means the irrevocable and unconditional guarantee executed or (as the context may require) to be executed by the Corporate Guarantor as a security for the Outstanding Indebtedness and any and all other obligations of the Borrower under this Agreement and the Security Documents, in form and substance satisfactory to the Lender as the same may from time to time be amended and/or supplemented;

"Corporate Guarantor" means **PYXIS TANKERS INC.**, a corporation lawfully incorporated in, and validly existing under the laws of the Republic of the Marshall Islands and/or any other person nominated by the Borrower and acceptable to the Lender which may give a Corporate Guarantee, and includes its successors in title;

"CRD IV" means:

(a) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended, supplemented or restated; and

(b) any other law or regulation which implements Basel III;

"CRR" means Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012, as amended, supplemented or restated;

"Deed of Release" means a deed releasing the Existing Security in form and substance as the Lender may approve or require;

"Default" means any Event of Default or any event which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

"Default Rate" means that rate of interest per annum which is determined in accordance with the provisions of Clause 3.4 *(Default Interest)*;

"DOC" means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

"Dollars" (and the sign **"$"**) means the lawful currency for the time being of the United States of America;

"Drawdown Date" means the date, being a Banking Day, requested by the Borrower for the Loan to be made available, or (as the context requires) the date on which the Loan is actually made available;

"Drawdown Notice" means a notice substantially in the terms of Schedule 1 (*Form of Drawdown Notice*) (or in any other form which the Lender approves);

"Earnings" means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower and which arise out of the use or operation of the Vessel, including (but not limited to), all freight, hire and passage moneys, compensation payable to the Owner in the event of requisition of the Vessel for hire, remuneration for salvage and towage services, demurrage and detention moneys, contributions of any nature whatsoever in respect of general average, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Vessel and any other earnings whatsoever due or to become due to the Owner in respect of the Vessel and all sums recoverable under the Insurances in respect of loss of Earnings and includes, if and whenever the Vessel is employed on terms whereby any and all such moneys as aforesaid are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing agreement which is attributable to the Vessel;

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway;

"Environmental Affiliate" means any agent or employee of the Borrower or any other Relevant Party or any person having a contractual relationship with the Borrower or any other Relevant Party in connection with any Relevant Ship or her operation or the carriage of cargo thereon;

"Environmental Approval" means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or her operation or the carriage of cargo thereon and/or passengers therein and/or provisions of goods and/or services on or from any Relevant Ship required under any Environmental Law;

"Environmental Claim" means:

(a) any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or which relates to any Environmental Law; or

(b) any claim by any other person which relates to an Environmental Incident,

and "***claim***" means a claim for damages, compensation, fines, penalties or any other payment of any kind which exceeds $600,000 (or the equivalent in any other currency) per incident;

"Environmental Incident" means (i) any release of Material of Environmental Concern from the Vessel, (ii) any incident in which Material of Environmental Concern is released from a vessel other than the Vessel and which involves collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, where the Vessel, the Borrower or the Approved Managers (or any of them) are/is actually or allegedly at fault or otherwise liable (in whole or in part) or (iii) any other incident in which Material of Environmental Concern is released from a vessel other than the Vessel and where the Vessel is actually or potentially liable to be arrested as a result and/or where the Borrower or the Approved Managers (or any of them) are/is actually or allegedly at fault or otherwise liable to any legal or administrative action;

"Environmental Laws" means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage or Materials of Environmental Concern and actual or threatened emissions, spills, releases or discharges of Materials of Environmental Concern and actual or threatened emissions, spills, releases or discharges of Materials of Environmental Concern from any Relevant Ship (including, without limitation, the United States Oil Pollution Act of 1990 and any comparable laws of the individual States of the United States of America);

"Existing Indebtedness" means, at any date, the part of the aggregate outstanding Financial Indebtedness owed by the Borrower, as borrower, on that date under the Existing Loan Agreement;

"Existing Loan Agreement" means the loan agreement dated **27 September 2018** and made between, *inter alia*, the Existing Lenders, as lenders, the Borrower, as borrower and Wilmington Trust as facility agent and security agent, in respect of a term loan facility of (initially) $24,000,000 the outstanding amount of which as at the date hereof is $24,000,000, as amended and supplemented from time to time;

"Existing Lenders" means the financial institutions listed in part B of schedule 1 of the Existing Loan Agreement, namely Blue Ocean Income Fund LP, Blue Ocean Onshore Fund LP, Blue Ocean Investment SPC One and Blue Ocean Investment Fund SPC Three ;

"Existing Security" means any Security Interests created to secure the Existing Indebtedness;

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time;

"Event of Default" means any event or circumstance set out in Clause 9 *(Events)* or described as such in any of the Finance Documents;

"Expenses" means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Lender) of:

(a) all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever

nature, (including, without limitation, Taxes, repair costs, registration fees and insurance premiums, crew wages, repatriation expenses and seamen's pension fund dues) suffered, incurred, charged to or paid or committed to be paid by the Lender in connection with the exercise of the powers referred to in or granted by any of the Finance Documents or otherwise payable by the Borrower in accordance with the terms of any of the Finance Documents;

(b) the expenses referred to in Clause 10.2 *(Expenses)*; and

(c) interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from, in the case of Expenses referred to in sub-paragraph (b) above, the date on which such Expenses were demanded by the Lender from the Borrower and in all other cases, the date on which the same were suffered, incurred or paid by the Lender until the date of receipt or recovery thereof (whether before or after judgement) at the Default Rate (as conclusively certified by the Lender but always absent manifest error);

"FATCA" means:

(a) sections 1471 to 1474 of the US Internal Revenue Code of 1986 (the "***Code***") or any associated regulations or other associated official guidance;

(b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA;

"FATCA Exempt Party" means a party that is entitled to receive payments free from any FATCA Deduction;

"Final Maturity Date" means the fifth (5th) anniversary of the Drawdown Date;

"Finance Documents" means this Agreement, the Security Documents, the Insurance Letter and any other document designated as such by the Lender and the Borrower;

"Financial Indebtedness" means, in relation to a person (the "***debtor***"), a liability of the debtor:

(a) for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b) under any loan stock, bond, note or other security issued by the debtor;

(c) under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d) under a financial lease, a deferred purchase consideration arrangement or any other

agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e) under any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f) under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person;

"Financial Year" means, in relation to the Borrower, each period of 1 year commencing on 1st January thereof in respect of which financial statements referred to in Clause 8.1(e) *(Financial statements)* are or ought to be prepared;

"Flag State" means the Republic of Marshall Islands or such other state or territory proposed in writing by the Borrower to the Lender and approved by the Lender (such approval not to be unreasonably withheld, especially when requested for trading purposes), as being the Flag State of the Vessel for the purposes of the Finance Documents;

"GAAP" means generally accepted accounting principles in the United States of America;

"General Assignment" means the first priority deed of assignment of the Earnings, Insurances and Requisition Compensation collateral to the Mortgage executed or (as the context may require) to be executed by the Borrower in favour of the Lender, in form and substance as the Lender may approve or require, as the same may from time to time be amended and/or supplemented;

"Group" means, together, the Corporate Guarantor and its direct or indirect Subsidiaries (including the Borrower) from time to time during the Security Period and ***"Group Member"*** means any member of the Group;

"Government Entity" means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

"Governmental Withholdings" means withholdings and any restrictions or conditions resulting in any charge whatsoever imposed, either now or hereafter, by any sovereign state or by any political sub-division or taxing authority of any sovereign state;

"Insurance Letter" means a letter from the Borrower in the form of Schedule 2 (*Form of Insurance Letter*);

"Insurances" means all policies and contracts of insurance (including, without limitation, all entries of the Vessel in a protection and indemnity, hull and machinery, war risks or other mutual insurance association) which are from time to time in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Lender, however without the Lender being liable for payment of premiums, contributions or calls) in respect of the Vessel and its earnings or otherwise howsoever in connection with the Vessel and all benefits of such policies and/or

contracts (including all claims of whatsoever nature and return of premiums);

"Interest Payment Date" means in respect of the Loan or any part thereof in respect of which a separate Interest Period is fixed the last day of the relevant Interest Period and in case of any Interest Period longer than three (3) months the date(s) falling at successive three (3) monthly intervals during such longer Interest Period and the last day of such Interest Period, provided, however, that if any of the aforesaid dates falls on a day which is not a Banking Day the Borrower shall pay the accrued interest on the first Banking Day thereafter unless the result of such extension would be to carry such Interest Payment Date over into another calendar month in which event such Interest Payment Date shall be the immediately preceding Banking Day;

"Interest Period" means in relation to the Loan or any part thereof, each period for the calculation of interest in respect of the Loan or such part ascertained in accordance with Clauses 3.2 *(Selection of Interest Period)* and 3.3 *(Determination of Interest Periods)*;

"IFRS" means international accounting standards within the meaning of the IAS Regulations 1606/2002 to the extent applicable to the relevant financial statements;

"ISM Code" means in relation to its application to the Borrower, the Vessel, the Approved Managers and her operation:

(a) *"The International Management Code for the Safe Operation of Ships and for Pollution Prevention"*, currently known or referred to as the *"ISM Code"*, adopted by the Assembly of the International Maritime Organisation by Resolution A. 741(18) on 4th November, 1993 and incorporated on 19th May, 1994 into chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

(b) all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organisation or any other entity with responsibility for implementing the ISM Code, including without limitation, the *"Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations"* produced by the International Maritime Organisation pursuant to Resolution A. 788(19) adopted on 25th November, 1995,

as the same may be amended, supplemented or replaced from time to time;

"ISM Code Documentation" includes:

(a) the DOC and SMC issued by the Classification Society in all respects acceptable to the Lender in its absolute discretion pursuant to the ISM Code in relation to the Vessel within the period specified by the ISM Code;

(b) all other documents and data which are relevant to the ISM SMS and its implementation and verification which the Lender may require by request; and

(c) any other documents which are prepared or which are otherwise relevant to establish and maintain the Vessel's or the Borrower's compliance with the ISM Code which the Lender may require by request;

"ISM SMS" means the safety management system which is required to be developed, implemented and maintained under the ISM Code;

"ISPS Code" means the International Ship and Port Security Code of the International Maritime Organization and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"ISSC" means an International Ship Security Certificate issued in respect of the Vessel pursuant to the ISPS Code;

"Lending Office" means the office of the Lender appearing at the beginning of this Agreement or any other office of the Lender designated by the Lender as the Lending Office by notice to the Borrower;

"Lender" means the Lender as specified in the beginning of this Agreement and includes its successors in title and transferees;

"LIBOR" means, in relation to the Loan or any part of the Loan:

(a) the applicable Screen Rate at or about 11.45 a.m. (London time) on the Quotation Day for Dollars and for a period equal in length to the Interest Period then applicable to the Loan or that part of the Loan; or

(b) as otherwise determined pursuant to Clause3.6(d) *(Negotiation of alternative rate of interest)*,

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero;

"Loan" means the aggregate principal amount borrowed by the Borrower in respect of the Commitment or (as the context may require) the principal amount thereof owing to the Lender under this Agreement at any relevant time;

"Major Casualty" means any casualty to the Vessel in respect whereof the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds the Major Casualty Amount;

"Major Casualty Amount" means Six hundred thousand Dollars ($600,000) or the equivalent in any other currency;

"Management Agreement" in relation to the Vessel means the agreement made between the Borrower and the relevant Approved Manager providing *(inter alia)* for that Approved Manager to manage the Vessel (together, the ***"Management Agreements"***);

"Margin" means three point three five percent (3.35%) per annum;

"Market Value" means the market value of the Vessel as determined in accordance with Clause 8.5(b) *(Valuation of Vessel)*;

"Material Adverse Change" means any event or series of events which, in the opinion of the Lender, is likely to have a Material Adverse Effect;

"Material Adverse Effect" means a material, in the reasonable opinion of the Lender, adverse effect on:

(a) the business, property, assets, liabilities, operations or financial condition (of the Borrower and/or any other Security Party taken as a whole;

(b) the ability of the Borrower and/or any other Security Party to (i) comply with or perform any of its obligations or (ii) discharge any of its liabilities, under any Finance Document as they fall due; or

(c) the validity, legality or enforceability of any Finance Document or the rights and remedies of the Lender under any Finance Document;

Provided that the Total Loss of the Vessel shall not be considered as an event having a Material Adverse Effect on (a), (b) or (c) hereinabove so long as the Borrower complies with Clause 4.3.

"Material of Environmental Concern" means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1988;

"MII" and ***"MAPI"*** have the meaning given in Clause 10.7 *(MII and MAPI costs)*;

"month" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (i) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and ***"months"*** and ***"monthly"*** shall be construed accordingly;

"Mortgage" means the first preferred Marshall Islands ship mortgage on the Vessel to be executed by the Borrower in favour of the Lender in form and substance as the Lender may approve or require, as the same may from time to time be amended and/or supplemented;

"Operating Account" means the account opened or to be opened and maintained in the name of the Borrower with the Lending Office or with any other branch or office of the Lender or with such other bank as may be required by and at the discretion of the Lender pursuant to Clause 13.7 *(Relocation of Operating Account)* and shall include any sub-accounts or call accounts (whether in Dollars or any other currency) opened under the same designation or any revised designation or number from time to time notified by the Lender to the Borrower, to which (inter alia) all Earnings of the Vessel and/or any other moneys are to be paid in accordance with the provisions of this Agreement and/or the General Assignment and/or any of the other Finance Documents;

"Operating Expenses" means the voyage and operating expenses of the Vessel, including, but not limited to, the expenses for operating, crewing, victualing, insuring, maintaining, repairing and generally trading the Vessel (and if applicable, voyage expenses), the expenses for spares, administration and management of the Vessel (inclusive of the management fees), the expenses for complying with requirements of the Classification Society and/or with any regulatory requirements as well as the reserves that the Borrower, acting reasonably, considers necessary for the commercial operation of the Vessel and the costs of intermediate and special surveys and dry docking of the Vessel;

"Operator" means any person who is from time to time during the Security Period concerned in the operation of the Vessel and falls within the definition of *"Company"* set out in rule 1.1.2. of the ISM Code;

"Outstanding Indebtedness" means the aggregate of (a) the Loan and interest accrued and accruing thereon, (b) the Expenses, (c) all other sums of any nature (together with all interest on any of those sums) which from time to time may be payable by the Borrower to the Lender pursuant to the Finance Documents, whether actually or contingently, (d) any damages payable as a result of any breach by the Borrower of any of the Finance Documents and (e) any damages or other sums payable as a result of any of the obligations of the Borrower under or pursuant to any of the Finance Documents being disclaimed by a liquidator or any other person, or, where the context permits, the amount thereof for the time being outstanding;

"Owner" means the Borrower;

"Party" means a party to this Agreement, and ***"Parties"*** means any or all of them, as the context may require;

"Permitted Financial Indebtedness" means:

(a) any Financial Indebtedness incurred under the Finance Documents;

(b) any shareholders' loans, including any loans made by the Corporate Guarantor, which are unsecured and fully subordinated to all Financial Indebtedness incurred under the Finance Documents in writing pursuant to a subordination agreement acceptable to the Lender ;

(c) any Financial Indebtedness owing to an Approved Manager, subject to the Borrower ensuring on or prior to incurring such Financial Indebtedness, that the rights of the relevant creditor thereunder are fully subordinated to the rights of the Lender hereunder in writing pursuant to a subordination agreement acceptable to the Lender; and

(d) any Financial Indebtedness incurred in the ordinary course of owning, operating, maintaining, repairing and trading the Vessel or for the purposes of complying with requirements of the Classification Society and/or with any regulatory requirements.

"Permitted Security Interests" means:

(a) Security Interests created by the Finance Documents;

(b) until the Drawdown Date, the Existing Security;

(c) liens for unpaid master's and crew's wages in accordance with usual maritime practice;

(d) liens for salvage;

(e) liens arising by operation of law for not more than one month's prepaid hire under any charter in relation to the Vessel not prohibited by this Agreement;

(f) liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Vessel, provided such liens do not secure amounts more than 90 days overdue (unless the overdue amount is being contested by the Borrower in good faith by appropriate steps) and, in the case of liens for repair or maintenance, in the Vessel is put in the possession of any person for the

purpose of work being done upon her in an amount exceeding or likely to exceed the Major Casualty Amount provided that (i) either that person has first given to the Lender(s) and in terms satisfactory to it a written undertaking not to exercise any lien on the Vessel or her earnings for the cost of such work or (ii) the previous consent of the Lender shall have been obtained (which consent shall not be unreasonably withheld);

(g) any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses while the Borrower is actively prosecuting or defending such proceedings or arbitration in good faith; and

(h) Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

"Pledged Deposit" has the meaning ascribed thereto in Clause 8.1(j) *(Pledged Deposit*

"Quotation Day" means, in respect of any Interest Period in respect of which an interest rate is to be determined, the date falling two (2) Banking Days before the first day of that Interest Period unless market practice differs in the London interbank market, in which case the Quotation Day will be determined by the Lender in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Quotation Day will be the last of those days);

"Registry" means the offices of such registrar, commissioner or representative of the Flag State who is duly authorised to register the Vessel, the Borrower's title to the Vessel and the Mortgage over the Vessel under the laws and flag of the Flag State;

"Regulatory Agency" means the Government Entity or other organization in the relevant Flag State which has been designated by the government of the relevant Flag State to implement and/or administer and/or enforce the provisions of the ISM Code;

"Related Company" means any company or other entity which is an Affiliate of the Borrower and ***"Related Companies"*** means any or all of them, as the context may require;

"Relevant Jurisdiction" means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board;

"Relevant Party" means the Borrower and each of the Borrower's Related Companies, and ***"Relevant Parties"*** means any or all of them, as the context may require;

"Relevant Ship" means the Vessel and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party, and ***"Relevant Ships"*** means any or all of them, as the context may require;

"Repayment Date" means each of the dates specified in Clause 4.1 *(Repayment)* on which the Repayment Instalments shall be payable by the Borrower to the Lender (together, the

"Repayment Dates");

"Repayment Instalment" means each instalment of the Loan which becomes due for repayment by the Borrower to the Lender on a Repayment Date pursuant to Clause 4.1 *(Repayment)* (together, the ***"Repayment Instalments"***);

"Replacement Benchmark" means a benchmark rate which is:

(a) formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i) the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(ii) any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the *"Replacement Benchmark"* will be the replacement under paragraph (ii) above;

(b) in the opinion of the Lender and the Borrower, generally accepted in the international loan markets as the appropriate successor to a Screen Rate; or

(c) in the opinion of the Lender and the Borrower, an appropriate successor to a Screen Rate;

"Requisition Compensation" means all sums of money or other compensation from time to time payable during the Security Period by reason of Compulsory Acquisition of the Vessel otherwise than by requisition for hire;

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers;

"Sanctions" means any economic, financial or trade sanctions laws, regulations, embargoes or other restrictive measures adopted, administered, enacted or enforced by any Sanctions Authority, or otherwise imposed by any law or regulation compliance with which is reasonable in the ordinary course of business of the Borrower, any other Security Party and the Lender or to which the Borrower, any other Security Party and the Lender are subject (which shall include without limitation, any extra-territorial sanctions imposed by law or regulation of the United States of America);

"Sanctions Authority" means:

(a) the government of the United States of America;

(b) the United Nations;

(c) the European Union (or the governments of any of its member states);

(d) the United Kingdom; or

(e) the respective governmental institutions and agencies of any of the foregoing including the Office of Foreign Assets Control of the U.S. Department of the

Treasury (*"OFAC"*), the United States Department of State, the United States Department of Commerce and Her Majesty's Treasury;

"Sanctions Restricted Jurisdiction" means any country or territory which is the subject of country-wide or territory-wide Sanctions, including as at the date of this Agreement, Iran, Sudan, Syria, Crimea, North Korea, Venezuela and Cuba.

"Sanctions Restricted Person" means a person or vessel:

(a) that is, or is directly or indirectly, owned or controlled (as such terms are defined by the relevant Sanctions Authority) by, or acting on behalf of, one or more persons or entities on any list (each as amended, supplemented or substituted from time to time) of restricted entities, persons or organisations (or equivalent) published by a Sanctions Authority;

(b) that is located or resident in or incorporated under the laws of, or owned or controlled by, a person located or resident in or incorporated under the laws of a Sanctions Restricted Jurisdiction; or

(c) that is otherwise the subject of Sanctions;

"Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Lender may specify another page or service displaying the relevant rate after consultation with the Borrower;

"Screen Rate Replacement Event" means, in relation to a Screen Rate:

(a) the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Lender and the Borrower, materially changed;

(b) (i)

(A) the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B) information is published in any order, decree, notice, petition or filing, however described, or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent,

provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii) the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii) the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv) the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or

(v) in the opinion of the Lender and the Borrower, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement;

"Security Documents" means:

(a) the Account Pledge Agreement;

(b) the Approved Manager's Undertakings;

(c) the General Assignment;

(d) the Mortgage;

(e) the Charterparty Assignment in respect of any Assignable Charterparty;

(f) the Corporate Guarantee; and

(g) any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower or the other Security Parties or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, the whole or any part of the Outstanding Indebtedness and/or any and all other obligations of the Borrower pursuant to this Agreement and other moneys from time to time owing or payable under or in connection with this Agreement to the Lender or any of the documents referred to in this definition as each such document may from time to time be amended and/or supplemented, and "Security Document" means any of them as the context may require;

"Security Party" means each of the Borrower, the Corporate Guarantor, the Approved Commercial Manager and any other person (except the Lender, any charterer and any Approved Technical Manager) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the last paragraph of the definition of *"Finance Documents"*, and ***"Security Parties"*** means any or all of them, as the context may require;

"Security Period" means the period commencing on the Drawdown Date and ending on the date on which the Lender notifies the Borrower and the other Security Parties that:

(a) all amounts which have become due for payment by the Borrower or any other Security Party under the Finance Documents have been paid;

(b) no amount is owing or has accrued (without yet having become due for payment) under any Finance Document; and

(c) neither the Borrower nor any other Security Party has any future or contingent liability under Clauses 11 *(Indemnities- Expenses-Fees)* or 5 *(Payments, Taxes, Loan Account and Computation)* or any other provision of this Agreement or another Finance Document;

"Security Requirement" means the amount in Dollars (as certified by the Lender whose certificate shall, in the absence of manifest error, be conclusively binding on the Borrower) which is at any relevant time equal to the Security Requirement Ratio;

"Security Requirement Ratio" means one hundred and twenty five (125%) of the Loan outstanding at the relevant time;

"Security Value" means the amount in Dollars (as certified by the Lender whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower) which, at any relevant time is the aggregate of (i) the Market Value of the Vessel as most recently determined in accordance with Clause 8.5(b) *(Valuation of Vessel)* and (ii) the market value of any additional security provided under Clause 8.5(a) *(Security shortfall-Additional security)* and accepted by the Lender (if any) and (iii) the amount of the Pledged Deposit referred to in Clause 8.1(j) *(Pledged Deposit)* standing to the credit of the Operating Account at the relevant time;

"SMC" means a safety management certificate issued in respect of the Vessel in accordance with rule 13 of the ISM Code;

"Subsidiary" of a person means any company or entity directly or indirectly controlled by such person;

"Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof (except taxes concerning the Lender and/or imposed on the overall net income of the Lender) and ***"Taxation"*** shall be construed accordingly;

"Total Loss" means:

(a) actual, constructive, compromised or arranged total loss of the Vessel; or

(b) the Compulsory Acquisition of the Vessel; or

(c) any condemnation of the Vessel by any tribunal or by any person or persons claiming to be a tribunal, or capture, seizure, confiscation, arrest or detention of the Vessel (other than where the same amounts to the Compulsory Acquisition of the Vessel) by any Government Entity, or by persons acting on behalf of any Government Entity or otherwise, unless it is within one hundred and twenty (120) days from the date of such occurrence released and restored to the full control of the Borrower; and

(d) any arrest, capture, seizure, confiscation or detention of the Vessel (including any hijacking or theft or piracy or related incident) unless it is within one hundred and eighty (180) days from the date of such occurrence redelivered to the full control of the Borrower;

"Total Loss Date" means, in relation to the Vessel:

(b) in the case of an actual loss of the Vessel, the date on which it occurred or, if that is unknown, the date when the Vessel was last heard of;

(c) in the case of a constructive, compromised, agreed or arranged total loss of the Vessel, the earliest of:

(i) the date on which a notice of abandonment is given to the insurers; and

(ii) the date of any compromise, arrangement or agreement made by or on behalf of the Owner of the Vessel with the Vessel's insurers in which the insurers agree to treat the Vessel as a total loss;

(d) in the case of the Compulsory Acquisition of the Vessel, on the date upon which the relevant requisition of title or other compulsory acquisition occurs;

(e) in the case of, condemnation, capture, seizure, confiscation, arrest, or detention of such Vessel (other than where the same amounts to Compulsory Acquisition of such Vessel) by any Government Entity, or by persons acting on behalf of any Government Entity, which deprives its Owner of the use of such Vessel for more than one hundred twenty (120) days, upon the expiry of the period of one hundred twenty (120) days after the date upon which the relevant, condemnation, capture, seizure or confiscation, arrest or detention occurred; and

(f) in the case of hijacking, capture, seizure or confiscation of a Vessel arising as a result of a piracy or related incident upon the expiry of the period of one hundred eighty (180) days after the occurrence thereof;

"UK Bail-In Legislation" means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their Affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

"US" means the United States of America;

"US Tax Obligor" means:

(a) the Borrower, if it is resident for tax purposes in the United States of America; or

(b) a Security Party some or all of whose payments under the Finance Documents are from sources within the United States for US Federal income tax purposes;

"Vessel" means the oil tanker motor vessel **"PYXIS EPSILON"** of approximately **29,730** gt and **13,823** nt, IMO No. **9708760** built in 2015 in Korea by SPP Shipbuilding Co., Ltd., of Korea registered under the laws and flag of the Flag State in the ownership of the Borrower with Official No. **9023**, together with all her boats, engines, machinery tackle outfit spare gear fuel consumable and other stores belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired and all the additions, improvements and replacements in or on the above described vessel;

"Wilmington Trust" means Wilmington Trust, National Association of 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, United States of America; and

"Write-down and Conversion Powers" means:

(a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b) in relation to any other applicable Bail-In Legislation:

(i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or Affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii) any similar or analogous powers under that Bail-In Legislation; and

(c) in relation to any UK Bail-In Legislation:

(i) any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or Affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii) any similar or analogous powers under that UK Bail-In Legislation.

1.3 Interpretation

In this Agreement:

(a) Clause headings and the table of contents are inserted for convenience of reference only and in interpreting a Finance Document or any provision of a Finance Document, all Clause, sub-Clause and other headings in that and any other Finance Document shall be entirely disregarded;

(b) subject to any specific provision of this Agreement or of any assignment and/or participation or syndication agreement of any nature whatsoever, reference to each of the parties hereto and to the other Finance Documents shall be deemed to be reference to and/or to include, as appropriate, their respective successors and permitted assigns;

(c) where the context so admits, words in the singular include the plural and vice versa;

(d) the words *"including"* and *"in particular"* shall not be construed as limiting the generality of any foregoing words;

(e) references to (or to any specified provisions of) a Finance Document or any other agreement or instrument is a reference to that Finance Document or other

agreement or instrument as it may from time to time be amended, restated, novated or replaced, however fundamentally, whether before the date of this Agreement or otherwise;

(f) references to Clauses and Schedules are to be construed as references to the Clauses of, and the Schedules to, the relevant Finance Document and references to a Finance Document include all the terms of that Finance Document and any Schedules, Annexes or Appendices thereto, which form an integral part of same;

(g) references to the opinion of the Lender or a determination or acceptance by the Lender or to documents, acts, or persons acceptable or satisfactory to the Lender or the like shall be construed as reference to opinion, determination, acceptance or satisfaction of the Lender at the sole discretion of the Lender and such opinion, determination, acceptance or satisfaction of the Lender shall be conclusive and binding on the Borrower;

(h) references to a ***"regulation"*** include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any of any governmental or intergovernmental body, agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority or organisation and includes (without limitation) any Basel II Regulation or Basel III Regulation;

(i) references to any person include such person's assignees and successors in title; and

(j) references to or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

1.4 Construction of certain terms

In this Agreement:

"asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

"company" includes any partnership, joint venture and unincorporated association;

"consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

"continuing", in relation to any Default or any Event of Default, means that the Default or the Event of Default has not been remedied or waived;

"contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained;

"control" of an entity means:

(a) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i) cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of that entity; or

(ii) appoint or remove all, or the majority, of the directors or other equivalent officers of that entity; or

(iii) give directions with respect to the operating and financial policies of that entity with which the directors or other equivalent officers of that entity are obliged to comply; and/or

(b) the holding beneficially of more than 50 per cent of the issued share capital of that entity (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) (and, for this purpose, any Security Interest over share capital shall be disregarded in determining the beneficial ownership of such share capital);

and **controlled** shall be construed accordingly;

"***document***" includes a deed; also a letter or fax;

"***guarantee***" means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness and "***guaranteed***" shall be construed accordingly;

"***law***" includes any form of delegated legislation, any order or decree, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

"***liability***" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

"***person***" includes any individual, firm, company, corporation, unincorporated body of persons or any state, political sub-division or any agency thereof and local or municipal authority and any international organisation;

"***policy***", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

"***regulation***" includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

"***right***" means any right, privilege, power or remedy, any proprietary interest in any asset and any other interest or remedy of any kind, whether actual or contingent, present or future, arising under contract or law, or in equity;

"***successor***" includes any person who is entitled (by assignment, novation, merger or otherwise) to any other person's rights under this Agreement or any other Finance Document (or any interest in those rights) or who, as administrator, liquidator or otherwise, is entitled to exercise those rights; and in particular references to a successor include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganisation of it or any other person;

"tax" includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

"liquidation", ***"winding up"***, ***"dissolution"***, or ***"administration"*** of person or (ii) a ***"receiver"*** or ***"administrative receiver"*** or ***"administrator"*** in the context of insolvency proceedings or security enforcement actions in respect of a person shall be construed so as to include any equivalent or analogous proceedings or any equivalent and analogous person or appointee (respectively) under the law of the jurisdiction in which such person is established or incorporated or any jurisdiction in which such person carries on business including (in respect of proceedings) the seeking or occurrences of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.5 Same meaning

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.6 Inconsistency

Unless a contrary indication appears, in the event of any inconsistency between the terms of this Agreement and the terms of any other Finance Document when dealing with the same or similar subject matter (other than as relates to the creation and/or perfection of security) are subject to the terms of this Agreement and, in the event of any conflict between any provision of this Agreement and any provision of any Finance Document (other than in relation to the creation and/or perfection of security) the provisions of this Agreement shall prevail.

1.7 Finance Documents

Where any other Finance Document provides that Clause 1.3 *(Interpretation)* and Clause 1.4 *(Construction of certain terms)*, shall apply to that Finance Document, any other provision of this Agreement which, by its terms, purports to apply to all or any of the Finance Documents and/or any Security Party shall apply to that Finance Document as if set out in it but with all necessary changes.

2. THE LOAN

2.1 Commitment to Lend

The Lender, relying upon (inter alia) each of the representations and warranties set forth in Clause 6 *(Representations and warranties)* and in each of the Security Documents, agrees to lend to the Borrower in one (1) Advance and upon and subject to the terms of this Agreement, the amount specified in Clause 1.1 *(Amount and Purpose)* and the Borrower shall apply all amounts borrowed under the Commitment in accordance with Clause 1.1 *(Amount and Purpose)*.

2.2 Drawdown Notice and Commitment to Borrow

Subject to the terms and conditions of this Agreement, the Commitment shall be advanced

to the Borrower following receipt by the Lender from the Borrower of a Drawdown Notice not later than 10:00 a.m. (London time) on the second Banking Day before the date on which the drawdown is intended to be made or such shorter period as the Lender may agree.

2.3 Drawdown Notice irrevocable

A Drawdown Notice must be signed by a director or a duly authorised attorney-in-fact of the Borrower and shall be effective on actual receipt thereof by the Lender and, once served, it, subject as provided in Clause 3.6 *(Market disruption – Non Availability)*, cannot be revoked without the prior consent of the Lender.

2.4 Number of Advances Agreed

The Commitment shall be advanced to the Borrower in one (1) Advance and any amount undrawn under the Commitment shall be cancelled and may not be borrowed by the Borrower at a later date.

2.5 Disbursement

Upon receipt of the Drawdown Notice complying with the terms of this Agreement the Lender shall, subject to the provisions of Clause 7 *(Conditions precedent)*, on the date specified in the Drawdown Notice, make the Commitment available to the Borrower, and payment to the Borrower shall be made to the account which the Borrower specifies in the Drawdown Notice.

2.6 Application of Proceeds

Without prejudice to the Borrower's obligations under Clause 8.1(c) *(Use of Loan proceeds)*, the Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement and shall have no responsibility for the application of the proceeds of the Loan (or any part thereof) by the Borrower.

2.7 Termination Date of the Commitment

Any part of the Commitment undrawn and uncancelled at the end of the Availability Period shall thereupon be automatically cancelled.

2.8 Evidence

It is hereby expressly agreed and admitted by the Borrower that abstracts or photocopies of the books of the Lender as well as statements of accounts or a certificate signed by an authorised officer of the Lender shall be conclusive binding and full evidence, save for manifest error, on the Borrower as to the existence and/or the amount of the at any time Outstanding Indebtedness, of any amount due under this Agreement, of the applicable interest rate or Default Rate or any other rate provided for or referred to in this Agreement, the Interest Period, the value of additional securities under Clause 8.5(a) *(Security shortfall-Additional security)*, the payment or non-payment of any amount. Nevertheless, enforcement procedures or any other court or out-of-court procedure can be commenced by the Lender on the basis of the above mentioned means of evidence including written statements or certificates of the Lender.

2.9 Cancellation

The Borrower may, cancel any undrawn part of the Commitment under this Agreement upon giving the Lender not less than five (5) Banking Days' notice in writing to that effect, provided, that no Drawdown Notice has been given to the Lender under Clause 2.2 *(Drawdown Notice and Commitment to Borrow)* for the full amount of the Commitment or in respect of the portion thereof in respect of which cancellation is required by the Borrower. Any such notice of cancellation, once given, shall be irrevocable. Any amount cancelled may not be drawn. Notwithstanding any such cancellation pursuant to this Clause 2.9 the Borrower shall continue to be liable for any and all amounts due to the Lender under this Agreement including without limitation any amounts due to the Lender under Clause 10 *(Indemnities - Expenses – Fees)*.

2.10 No security or lien from other person

The Borrower has not taken or received, and the Borrower undertakes that until all moneys, obligations and liabilities due, owing or incurred by the Borrower under this Agreement and the Security Documents have been paid in full, it will not take or receive, any security or lien from any other Security Party.

2.11 Disbursement of the Commitment to the Existing Lenders

(a) Notwithstanding the foregoing provisions of this Clause 2, in the event that any part of the Commitment is required to be drawn down prior to the satisfaction of the requirements of Clause 7 *(Conditions precedent)* and remitted to Wilmington Trust (in its capacity as the Facility Agent under the Existing Loan Agreement), the Lender may in its absolute discretion agree to remit such amount (the ***"paid amount"***) to Wilmington Trust by MT103 prior to the satisfaction of the requirements of Clause 7 *(Conditions precedent)* expressly subject to the following conditions:

(i) The Lender receives from Wilmington Trust a letter of undertaking concerning the discharge of the Existing Security, in form and substance satisfactory to the Lender *(the **"Letter of Undertaking"**)*; and

(ii) in the event that Wilmington Trust fails to comply with its obligations under the Letter of Undertaking:

:

(1) the continued failure of Wilmington Trust to comply with its obligations under the Letter of Undertaking shall be deemed to be an Event of Default for the purposes of this Agreement and (2) the Borrower shall forthwith upon demand by the Lender pay to the Lender such amounts that may be certified by the Lender as being the amount required to indemnify the Lender in respect of any cost transferred to the Lender in relation to the paid amount from the date of payment thereof to Wilmington Trust to the date of discharge of the Existing Security or the refund of the paid amount to the Lender less the amount (if any) of the earned interest received by the Lender from Wilmington Trust and/or the Existing Lenders.

(iii) Without prejudice to the obligations of the Borrower to indemnify the Lender on demand, the Lender shall in good faith take reasonable and proper steps diligently to seek recovery of the paid amount from Wilmington Trust and/or the Existing Lenders (provided that prior to taking such action the Borrower shall have agreed to indemnify the Lender for all costs and expenses which may be incurred in seeking recovery of such amount, including, without limitation, all legal fees and disbursements reasonably and properly incurred) and if the Lender shall recover any part of the paid amount (and provided that it has previously recovered full indemnification under Clause 2.11(a)(ii)) the Lender shall, so long as no Event of Default has occurred and is continuing, pay to the Borrower the amount so recovered after subtracting any tax suffered or incurred thereon or Expenses incurred by the Lender.

(iv) The Lender shall have no liability whatsoever to the Borrower or any other person for any loss caused by Wilmington Trust's failure for any reason whatsoever to remit the said amount and any earned interest to the designated account or to comply fully in accordance with the Letter of Undertaking.

(v) Any amounts remitted by Wilmington Trust and/or the Existing Lenders to the Lender and returned pursuant to this Clause 2.11 will be applied as follows, and express authority is hereby given by the Borrower to the Lender to make such application, in case the repayment of the Existing Indebtedness has not been effected, these amounts together, if needed, with the amount of the Pledged Deposit, shall be applied in or towards prepayment of the Outstanding Indebtedness in full, and, following such prepayment, the remaining amount (if any) shall be freely available to the Borrower.

(b) The provisions of Clause 4.5 *(Amounts payable on prepayment)* shall apply to any prepayment of the Loan made under this Clause 2.11.

3. INTEREST

3.1 Normal Interest Rate

The Borrower shall pay interest on the Loan (or as the case may be, each portion thereof to which a different Interest Period relates) in respect of each Interest Period (or part thereof) on each Interest Payment Date. The interest rate for the calculation of interest shall be the rate per annum determined by the Lender to be the aggregate of (i) the Margin and (ii) LIBOR for such Interest Period, unless there is an Alternative Rate in which case the interest rate for the calculation of interest shall be the rate per annum determined by the Lender to be the aggregate of (i) the Margin and (ii) the Alternative Rate.

3.2 Selection of Interest Period

(a) Notice: The Borrower may by notice received by the Lender not later than 10:00 a.m. (London time) on the second Banking Day before the beginning of each Interest Period specify (subject to Clause 3.3 *(Determination of Interest Periods)*) whether such Interest Period shall have a duration of one (1) or two (2) or three (3) months (or such other period as may be requested by the Borrower and as the Lender, in its sole discretion, may agree to).

(b) Non-availability of matching deposits for Interest Period selected: If, after the Borrower has selected an Interest Period longer than 3 months, the Lender notifies the Borrower by 10.00 a.m. (London time) on the third Banking Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of such duration as the Lender may advise the Borrower in writing.

3.3 **Determination of Interest Periods**

Every Interest Period shall, subject to market availability to be conclusively determined by the Lender, be of the duration specified by the Borrower pursuant to Clause 3.2 *(Selection of Interest Period)* but so that:

(a) Initial Interest Period: the initial Interest Period applicable to the Loan will commence on the Drawdown Date and each subsequent Interest Period will commence forthwith upon the expiry of the preceding Interest Period;

(b) Interest Period overrunning Repayment Date(s): if any Interest Period would otherwise overrun one or more Repayment Dates, then, in the case of the last Repayment Date, such Interest Period shall end on such Repayment Date, and in the case of any other Repayment Date or Dates the Loan shall be divided into parts so that there is one part equal to the amount of the Repayment Instalment due on each Repayment Date falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part equal to the amount of the balance of the Loan having an Interest Period determined in accordance with Clause 3.2 *(Selection of Interest Period)* and the other provisions of this Clause 3.3 and the expression ***"Interest Period in respect of the Loan"*** when used in this Agreement refers to the Interest Period in respect of the balance of the Loan; and

(c) Failure to notify: if the Borrower fails to specify the duration of an Interest Period in accordance with the provisions of Clause 3.2 *(Selection of Interest Period)* and this Clause 3.3, such Interest Period shall have a duration of three (3) months unless another period shall be agreed between the Lender and the Borrower provided, always, that such period (whether of three months or different duration) shall comply with this Clause 3.3.

3.4 **Default Interest**

(a) Default interest: If the Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this Clause 3.4) on its due date for payment under any of the Finance Documents, the Borrower shall pay interest on such sum from the due date up to the date of actual payment (as well after as before judgement) at the rate determined by the Lender pursuant to this Clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Lender each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Lender) of (i) two per cent (2%), per annum, (ii) the Margin and (iii) LIBOR. Such interest shall be due and payable on the last day of each such period as determined by the Lender and each such day shall, for the purposes of this Agreement, be treated as an Interest

Payment Date, provided that if such unpaid sum is of principal which became due and payable by reason of a declaration by the Lender under Clause 9.2 *(Consequences of Default – Acceleration)* or a prepayment pursuant to Clauses 4.3 *(Compulsory Prepayment in case of Total Loss or sale of the Vessel)*, 8.5(a) *(Security shortfall-Additional security)* and 12.1 *(Unlawfulness)* on a date other than an Interest Payment Date relating thereto, the first such period selected by the Lender shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate two per cent (2%) above the rate applicable thereto immediately before it fell due. If for the reasons specified in Clause 3.6 *(Market disruption – Non Availability)*, the Lender is unable to determine a rate in accordance with the foregoing provisions of this Clause 3.4 *(Default interest)*, interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Lender to be two per cent (2%) per annum above the aggregate of (i) the Margin and (ii) the Alternative Rate.

(b) Compounding of default interest: Any such interest which is not paid at the end of the period by reference to which it was determined shall be compounded semi-annually.

3.5 Notification of Interest and interest rate

The Lender shall notify the Borrower promptly of the duration of each Interest Period and of each rate of interest determined by it under this Clause 3 without prejudice to the right of the Lender to make determinations at its sole discretion, but this shall not be taken to imply that the Borrower is liable to pay such interest only with effect from the date of the Lender's notification. However, omission of the Lender to make such notification (without the application of the Borrower) will not constitute and will not be interpreted as if to constitute a breach of obligation of the Lender except in case of wilful misconduct.

3.6 Market disruption – Non Availability

(a) Market Disruption Event: If and whenever, at any time prior to the commencement of any Interest Period, the Lender (in its discretion) shall have determined (which determination shall be conclusive in the absence of manifest error) that a Market Disruption Event has occurred in relation to the Loan for any such Interest Period, then the Lender shall forthwith give notice thereof (a ***"Determination Notice"***) to the Borrower and the rate of interest on the Loan (or the relevant part thereof) for that Interest Period shall be the percentage rate per annum which is the sum of:

(i) the Margin; and

(ii) the rate which expresses as a percentage rate per annum the cost to the Lender of funding the Loan (or the relevant part thereof) from whatever source it may select.

(b) Suspension of drawdown: If the Determination Notice is given before the Commitment (or a part thereof) is advanced, the Lender's obligation to make the Commitment (or a part thereof) available shall be suspended while the circumstances referred to in the Determination notice continue.

(c) Meaning of "Market Disruption Event": In this Agreement ***"Market Disruption Event"*** means:

(i) at or about noon on the Quotation Day for the relevant Interest Period no Screen Rate is available for LIBOR for Dollars; and/or

(ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Lender determines (in its sole discretion) that the cost to it of obtaining matching deposits in the London Interbank Market to fund the Loan (or the relevant part thereof) for such Interest Period would be in excess of the Screen Rate for such Interest Period; and

(iii) before close of business in London on the Quotation Day for the relevant Interest Period, deposits in Dollars are not available to the Lender in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Loan (or the relevant part thereof) for such Interest Period.

(d) Negotiation of alternative rate of interest: If the Determination Notice is served after the Loan is borrowed, the Borrower and the Lender shall enter into negotiations (for a period of not more than 15 days after the date on which the Lender serves the Determination Notice (the ***"Negotiation Period"***) and shall use reasonable endeavours to agree, an alternative interest rate or (as the case may be) an alternative basis for the Lender to fund or continue to fund the Loan during the Interest Period concerned. During the Negotiation Period the Lender shall set an Interest Period and interest rate representing the Cost of Funding of the Lender in Dollars, in each case as determined by the Lender, of the Loan plus the Margin.

(e) Application of agreed alternative rate of interest: Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall be binding on the Lender and all Security Parties and shall take effect in accordance with the terms agreed.

(f) Alternative basis of interest in absence of agreement: If the Lender and the Borrower will not enter into negotiations as provided in Clause 3.6(d)(i) or if an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Lender shall set the following Interest Period and an interest rate representing the cost of funding of the Lender in Dollars of the Loan (or the relevant part thereof) plus the Margin for such Interest Period; if the relevant circumstances are continuing at the end of the Interest Period so set by the Lender, the Lender shall continue to set the following Interest Period and an interest rate representing its cost of funding in Dollars of the Loan (or the relevant part thereof) plus the Margin for such Interest Period until such time as the circumstances specified in Sub-Clause 3.6(a) *(Market Disruption Event)* shall no longer exist, whereupon the normal rate of interest shall apply.

(g) Notice of prepayment: If the Borrower does not agree with an interest rate set by the Lender under Clause 3.6(f) *(Alternative basis of interest in absence of agreement)*, the Borrower may give the Lender not less than 5 Banking Days' notice of its intention to prepay the Loan at the end of the interest period set by the Lender.

(h) Prepayment; termination of Commitment: A notice under Clause 3.6(g) *(Notice of prepayment)* shall be irrevocable; and on the last Banking Day of the interest period set by the Lender the Borrower shall prepay (without premium or penalty) the Loan, together with accrued interest thereon at the applicable interest rate and the

balance of the Outstanding Indebtedness.

(i) Application of prepayment: The provisions of Clause 4 *(Repayment-Prepayment)* shall apply in relation to the prepayment made hereunder.

3.7 Replacement of Screen Rate

(a) If a Screen Rate Replacement Event has occurred in relation to the Screen Rate for dollars, any amendment or waiver which relates to:

(i) providing for the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate ; and

(ii)

(1) aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(2) enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(3) implementing market conventions applicable to that Replacement Benchmark;

(4) providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(5) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation),

may be made without the consent of the Borrower.

4. REPAYMENT - PREPAYMENT

4.1 Repayment

The Borrower shall and it is expressly undertaken by the Borrower to repay the Loan by (a) twenty (20) consecutive quarterly Repayment Instalments (the **"Repayment Instalments"**) to be repaid on each of the Repayment Dates so that the first Repayment Instalment is repaid on the date falling three (3) months after the Drawdown Date and each of the subsequent ones consecutively falling due for payment on each of the dates falling three (3) months after the immediately preceding Repayment Date with the last (the 20th) of such Repayment Instalments falling due for payment on the Final Maturity Date and (b) the Balloon Instalment falling due for payment on the Final Maturity Date; subject to the provisions of this Agreement the amount of each of such Repayment Instalments shall be

Dollars Three hundred thousand ($300,000);

provided, that (a) if the last Repayment Date would otherwise fall after the Final Maturity Date, the last Repayment Date shall be the Final Maturity Date, (b) in the event that the Commitment is not drawn down in full by the last day of the Availability Period, the amount of each of the Repayment Instalments shall be proportionally reduced, (c) there shall be no Repayment Dates after the Final Maturity Date, (d) on the Final Maturity Date the Borrower shall also pay to the Lender any and all other moneys then due and payable under this Agreement and the other Finance Documents and (e) if any of the Repayment Instalments shall become due on a day which is not a Banking Day, the due date therefor shall be extended to the next succeeding Banking Day unless such Banking Day falls in the next calendar month in which event such due date shall be the immediately preceding Banking Day.

4.2 Voluntary Prepayment

The Borrower shall have the right, upon giving the Lender not less than five (5) days' notice in writing, to prepay, without penalty or prepayment fee, part or all of the Loan, in each case together with all unpaid interest accrued thereon and all other sums of money whatsoever due and owing from the Borrower to the Lender hereunder or pursuant to the other Finance Documents and all interest accrued thereon, provided, that:

(a) the giving of such notice by the Borrower will irrevocably commit the Borrower to prepay such amount as stated in such notice;

(b) if the Borrower shall request consent to make such prepayment on a day other than the last day of an Interest Period the Borrower will pay, in addition to the amount to be prepaid, any such sum as may be payable to the Lender pursuant to Clause 10.1 *(Indemnity)*;

(c) each such prepayment shall be in an amount of $100,000 or a whole multiple thereof or the balance of the Loan and will be applied by the Lender in or towards pro-rata prepayment of the Balloon Instalment and the remaining Repayment Instalments;

(d) every notice of prepayment shall be effective only on actual receipt (including by fax or electronic mail) by the Lender, shall be irrevocable and shall oblige the Borrower to make such prepayment on the date specified;

(e) the Borrower has provided evidence satisfactory to the Lender that any consent required by the Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any regulation relevant to this Agreement which affects the Borrower or any Security Party has been complied with;

(f) no amount prepaid may be re-borrowed; and

(g) the Borrower may not prepay the Loan or any part thereof, save as expressly provided in this Agreement or as otherwise agreed by the Lender;

Provided always that if the Borrower shall, subject always to Clause 4.2(a), make a prepayment on a Banking Day other than the last day of an Interest Period in respect of the whole of the Loan, it shall, in addition to the amount prepaid and accrued interest, pay to

the Lender any amount which the Lender may certify is necessary to compensate the Lender for any Break Costs incurred by the Lender as a result of the making of the prepayment in question.

4.3 Compulsory Prepayment in case of Total Loss or sale of the Vessel

(a) Total Loss: On the Vessel becoming a Total Loss:

(i) prior to the advancing of the Commitment (or any part thereof), the obligation of the Lender to advance the Commitment (or any part thereof) shall immediately cease and the Commitment shall be reduced to zero; or

(ii) in case the Commitment (or any part thereof) has been already advanced, the Borrower shall prepay the Outstanding Indebtedness in full on the earlier of (1) the date falling one hundred and eighty (180) days after the Total Loss Date and (2) the date of receipt by the Lender of the insurance proceeds relating to such Total Loss or Requisition Compensation.

(b) Sale of the Vessel - Refinancing: In the event of a sale or other disposal of the Vessel, or in case of refinancing by another bank or if the Borrower requests the Lender's consent for the discharge of the Mortgage on the Vessel, the Borrower shall prepay the Outstanding Indebtedness in full on the date of the sale and delivery of the Vessel to her buyer or on the date of the refinancing or the date of the discharge of the Mortgage on the Vessel, as the case may be.

4.4 Amounts payable on prepayment

Any prepayment of all or part of the Loan under this Agreement shall be made together with:

(a) accrued interest on the prepaid amount to the date of such prepayment (calculated, in the case of a prepayment pursuant to Clause 3.6 *(Market disruption – Non Availability)* at a rate equal to the aggregate of the Margin and the cost to the Lender of funding the Loan);

(b) any additional amount, if applicable, payable under Clause 5.3 *(Gross Up)* and/or 12.2 *(Increased cost)* and 12.3 *(Claim for increased cost)*;

(c) all other sums payable by the Borrower to the Lender under this Agreement or any of the other Finance Documents including, without limitation, any amounts payable under Clause 10 *(Indemnities - Expenses – Fees)*; and

(d) in relation to any prepayment made on a date other than an Interest Payment Date in respect of the whole of the Loan, it shall, in addition to the amount prepaid and accrued interest, pay to the Lender any amount which the Lender may certify is necessary to compensate the Lender for any Break Costs incurred by the Lender as a result of the making of the prepayment in question.

5. PAYMENTS, TAXES, LOAN ACCOUNT AND COMPUTATION

5.1 Payments – No set-off or counterclaims

(a) The Borrower acknowledges that in performing its obligations under this Agreement, the Lender will be incurring liabilities to third parties in relation to the

funding of amounts to the Borrower, such liabilities matching the liabilities of the Borrower to the Lender and that it is reasonable for the Lender to be entitled to receive payments from the Borrower gross on the due date in order that the Lender is put in a position to perform its matching obligations to the relevant third parties. Accordingly, all payments to be made by the Borrower under this Agreement and/or any of the other Finance Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in Clause 5.3 *(Gross-up)*, free and clear of any deductions or withholdings or Governmental Withholdings whatsoever, as follows:

(i) in Dollars, not later than 10:00 a.m. (London time) on the Banking Day (in Piraeus, Athens, London and New York City) on which the relevant payment is due under the terms of this Agreement; and

(ii) to the account of the Lender at Citibank N.A., 399, Park Avenue, New York 10022, N.Y., U.S.A. (SWIFT Code CITIUS33) for account of the Lender, account number 36251442 (Swift Code: CRBAGRAA), or such other bank in New York as the Lender may notify from time to time to the Borrower, reference: "*EIGHTHONE CORP.-LOAN AGREEMENT DATED: 29TH MARCH, 2021*", provided, however, that the Lender shall have the right to change the place of account for payment, upon ten (10) Banking Days' prior written notice to the Borrower from the date on which the relevant payment has to be made.

(b) If at any time it shall become unlawful or impracticable for the Borrower to make payment under this Agreement to the relevant account or bank referred to in Clause 5.1(a), the Borrower may request and the Lender may agree to alternative arrangements for the payment of the amounts due by the Borrower to the Lender under this Agreement or the other Finance Documents.

5.2 Payments on Banking Days

All payments due shall be made on a Banking Day. If the due date for payment falls on a day which is not a Banking Day, that payment due shall be made on the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

5.3 Gross Up

If at any time any law, regulation, regulatory requirement or requirement of any governmental authority, monetary agency, central bank or the like compels the Borrower to make payment subject to Governmental Withholdings (other than a FATCA Deduction), the Borrower shall pay to the Lender such additional amounts as may be necessary to ensure that there will be received by the Lender a net amount equal to the full amount which would have been received had payment not been made subject to such Governmental Withholdings. The Borrower shall indemnify the Lender against any losses or costs incurred by the Lender by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrower shall, not later than thirty (30) days after each deduction, withholding or payment of any Governmental Withholdings (other than a FATCA Deduction), forward to the Lender official receipts and any other documentary receipts and any other documentary evidence reasonably required by the Lender in respect of the payment made or to be made of any deduction or withholding or Governmental Withholding (other than a FATCA Deduction). The obligations of the Borrower under this

provision shall, subject to applicable law, remain in force notwithstanding the repayment of the Loan and the payment of all interest due thereon pursuant to the provisions of this Agreement.

5.4 Mitigation

If circumstances arise which would result in an increased amount being payable by the Borrower under this Clause then, without in any way limiting the rights of the Lender under this Clause, the Lender shall use reasonable endeavours to transfer the obligations, liabilities and rights under this Agreement and the Security Documents to another office or financial institution not affected by the circumstances, but the Lender shall be under no obligation to take any such action if in its opinion, to do so would or might:

(a) have an adverse effect on its business, operations or financial condition on the Lender; or

(b) involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent, with any regulation of the Lender; or

(c) involve the Lender in any expense (unless indemnified to its reasonable satisfaction) or tax disadvantage.

5.5 Claw-back of Tax benefit

If, following any such deduction or withholding as is referred to in Clause 5.3 *(Gross-up)* from any payment by the Borrower, the Lender shall receive or be granted a credit against or remission for any Taxes payable by it, the Lender shall, subject to the Borrower having made any increased payment in accordance with Clause 5.3 *(Gross-up)* and to the extent that the Lender can do so without prejudicing its retention of the amount of such credit or remission and without prejudice to the right of the Lender to obtain any other relief or allowance which may be available to it, reimburse the Borrower with such amount as the Lender shall in its absolute discretion certify to be the proportion of such credit or remission as will leave the Lender (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the Borrower. Such reimbursement shall be made forthwith upon the Lender certifying that the amount of the credit or remission has been received by it, provided, always, that:

(a) the Lender shall not be obliged to allocate this transaction any part of a tax repayment or credit which is referable to a number of transactions;

(b) nothing in this Clause shall oblige the Lender to rearrange its tax affairs in any particular manner, to claim any type of relief, credit, allowance or deduction instead of, or in priority to, another or to make any such claim within any particular time or to disclose any information regarding its tax affairs and computations;

(c) nothing in this Clause shall oblige the Lender to make a payment which exceeds any repayment or credit in respect of tax on account of which the Borrower has made an increased payment under this Clause;

(d) any allocation or determination made by the Lender under or in connection with this Clause shall be binding on the Borrower; and

(e) without prejudice to the generality of the foregoing, the Borrower shall not, by

virtue of this Clause 5.5, be entitled to enquire about the Lender's tax affairs.

5.6 Loan Account

All sums advanced by the Lender to the Borrower under this Agreement and all interest accrued thereon and all other amounts due under this Agreement from time to time and all repayments and/or payments thereof shall be debited and credited respectively to a separate loan account maintained by the Lender in accordance with its usual practices in the name of the Borrower. The Lender may, however, in accordance with its usual practices or for its accounting needs, maintain more than one account, consolidate or separate them but all such accounts shall be considered parts of one single loan account maintained under this Agreement. In case that a ship mortgage in the form of Account Current is granted as security under this Agreement, the account(s) referred to in this Clause shall be the Account Current referred to in such mortgage.

5.7 Computation

All interest and other payments payable by reference to a rate per annum under this Agreement shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year.

6. REPRESENTATIONS AND WARRANTIES

6.1 Continuing representations and warranties

The Borrower hereby represents and warrants to the Lender as follows:

(a) Due Incorporation/Valid Existence: each of the Borrower and the other corporate Security Parties is duly incorporated and validly existing and in good standing under the laws of their respective countries of incorporation, and have power to own their respective property and assets, to carry on their respective business as the same are now being lawfully conducted and to purchase, own, finance and operate vessels, or, as the case may be, manage vessels, as well as to undertake the obligations which they have undertaken or shall undertake pursuant to the Finance Documents;

(b) Due Corporate Authority: each of the Borrower and the other corporate Security Parties has power to execute, deliver and perform its obligations under the Finance Documents to which it is a party and to borrow the Commitment and to make all the payments contemplated by, and to comply with, those Finance Documents to which that Security Party is a party and each of the corporate Security Parties has power to execute and deliver and perform its obligations under the Finance Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrower to borrow will be exceeded as a result of borrowing the Loan;

(c) Litigation: no litigation or arbitration, tax claim or administrative proceeding (including action relating to any alleged or actual breach of the ISM Code and the ISPS Code) relating to sums exceeding in respect of the Borrower, the amount of Six hundred thousand Dollars ($600,000) and in respect of the Corporate Guarantor, the amount of One million two hundred thousand Dollars ($1,200,000) involving a potential liability of the Borrower or the Corporate Guarantor is current or pending or (to its or its officers' knowledge) threatened against the Borrower or the

Corporate Guarantor, which, if adversely determined, would have a Material Adverse Effect on any of them;

(d) No conflict with other obligations: the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Finance Documents by the relevant Security Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Borrower or any other Security Party is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Borrower or any other Security Party is a party or is subject to or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the memorandum and articles of association/articles of incorporation/by-laws/statutes or other constitutional documents of the Borrower or any other Security Party or (iv) result in the creation or imposition of or oblige the Borrower or any other Security Party to create any Security Interest (other than a Permitted Security Interest) on any of the undertakings, assets, rights or revenues of the Borrower or any other Security Party;

(e) Financial Condition: to the knowledge of the officers/directors or shareholders of the Borrower the financial condition of the Borrower and of the other Security Parties has not suffered any material deterioration since that condition was last disclosed to the Lender;

(f) No Immunity: neither the Borrower nor any other Security Party nor any of their respective assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

(g) Shipping Company: each of the Borrower and the Approved Commercial Manager is a shipping company involved in the owning or, as the case may be, managing of ships engaged in international voyages and earning profits in free foreign currency;

(h) Licences/Authorisation: every consent, authorisation, license or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Finance Documents or the performance by each Security Party of its obligations under the Finance Documents to which such Security Party is or is to be a party has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same so far as the Borrower is aware;

(i) Perfected Securities: the Finance Documents do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(i) constitute the relevant Security Party's legal, valid and binding obligations enforceable against that Security Party in accordance with their respective terms (having the requisite corporate benefit which is legally and economically sufficient); and

(ii) create legal, valid and binding Security Interests (having the priority specified in the relevant Finance Document) enforceable in accordance with

their respective terms over all the assets and revenues intended to be covered to which they, by their terms, relate, subject to any relevant insolvency laws affecting creditors' rights generally;

(j) No third party Security Interests: without limiting the generality of Clause 6.1(i) *(Perfected Securities)*, at the time of the execution and delivery of each Finance Document to which the Borrower is a party:

(i) the Borrower will have the right to create all the Security Interests which that Finance Document purports to create; and

(ii) no third party will have any Security Interests (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates;

(k) No Notarisation/Filing/Recording: save for the registration of any mortgage in the Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any of the other Finance Documents that it or they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere or that any stamp, registration or similar tax or charge be paid on or in relation to this Agreement or the other Finance Documents;

(l) No conflict: There are no other agreements or arrangements which may adversely affect or conflict with the Finance Documents or the security thereby created;

(m) Valid Choice of Law: the choice of law agreed to govern this Agreement and/or any other Finance Document and the submission to the jurisdiction of the courts agreed in each of the Finance Documents are or will be, on execution of the respective Finance Documents, valid and binding on the Borrower and any other Security Party which is or is to be a party thereto;

(n) Shareholdings:

(i) all the shares in the Borrower are legally and beneficially held directly or indirectly by the Beneficial Shareholders disclosed to the Lender before signing of this Agreement; and

(ii) no change of control has been made directly or indirectly in the ownership, beneficial ownership, or management of the Borrower or any share therein or of the Vessel and 100% of the shares and voting rights in the Borrower and at least 20% in the Corporate Guarantor will remain throughout the Security Period in the ultimate legal and beneficial ownership of the Beneficial Shareholders disclosed to the Lender before signing of this Agreement unless otherwise permitted by the Lender; and

(o) Sanctions:

(i) none of the Security Parties nor any other member of the Group:

a) is a Sanctions Restricted Person;

b) owns or controls directly or indirectly a Sanctions Restricted Person;

or

c) has a Sanctions Restricted Person serving as a director, officer or, to the best of its knowledge, employee; and

(ii) no proceeds of the Loan shall be made available, directly or to the knowledge of the Borrower (after reasonable enquiry) indirectly, to or for the benefit of a Sanctions Restricted Person contrary to Sanctions or for transactions in a Sanctions Restricted Jurisdiction nor shall they be otherwise directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

6.2 Initial representations and warranties

The Borrower hereby further represents and warrants to the Lender that:

(a) Direct obligations - Pari Passu: the obligations of the Borrower under this Agreement are direct, general and unconditional obligations of the Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Financial Indebtedness of the Borrower with the exception of any obligations which are mandatorily preferred by law;

(b) Information: all information, accounts, statements of financial position, exhibits and reports furnished by or on behalf of any Security Party to the Lender in connection with the negotiation and preparation of this Agreement and each of the other Finance Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; to the best knowledge of the Directors/Officers or shareholders of the Borrower, there are no other facts the omission of which would make any fact or statement therein misleading and, in the case of accounts and statements of financial position, they have been prepared in accordance with generally accepted accounting principles which have been consistently applied;

(c) No Event of Default: no Event of Default has occurred and is continuing and neither the Borrower nor the Corporate Guarantor has been declared in default under any agreement relating to Financial Indebtedness to which it is a party or by which it may be bound;

(d) No Taxes: no Taxes are imposed by deduction, withholding or otherwise on any payment to be made by the Borrower under this Agreement and/or any other of the Finance Documents or are imposed on or by virtue of the execution or delivery of this Agreement and/or any other of the Finance Documents or any document or instrument to be executed or delivered hereunder or thereunder. In case that any Tax exists now or will be imposed in the future, it will be borne by the Borrower;

(e) Ownership/Flag/Seaworthiness/Class/Insurance of the Vessel: the Vessel is and on the Drawdown Date will be:

(i) in the absolute and free from Security Interests (other than Permitted Security Interests) ownership of the Borrower who is and will on and after the Drawdown Date be the sole legal and beneficial owner of the Vessel;

(ii) registered in the name of the Borrower through the Registry under the laws and flag of the Flag State;

(iii) operationally seaworthy and in every way fit for service;

(iv) classed with the Classification Society which is a member of IACS and which has been approved by the Lender in writing and such class will be free of any overdue requirements and recommendations of the Classification Society affecting class;

(v) insured in accordance with the provisions of this Agreement and the Mortgage;

(vi) managed by the Approved Managers; and

(vii) in full compliance with the ISM and the ISPS Code;

(f) No Charter: unless otherwise permitted in writing by the Lender, the Vessel is not and will not on the Drawdown Date be subject to any charter or contract nor to any agreement to enter into any charter or contract which, if entered into after the Drawdown Date would have required the consent of the Lender under any of the Finance Documents and there will not on or before the Drawdown Date be any agreement or arrangement whereby the Earnings of the Vessel may be shared with any other person;

(g) No Security Interests: neither the Vessel, nor its Earnings, Requisition Compensation or Insurances nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will, on the Drawdown Date, be subject to any Security Interests other than Permitted Security Interests or otherwise permitted by the Finance Documents;

(h) Compliance with Environmental Laws and Approvals: except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Lender:

(i) the Borrower and its Related Companies have complied with the provisions of all Environmental Laws;

(ii) the Borrower and its Related Companies have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(iii) neither the Borrower nor any of its Related Companies have received notice of any Environmental Claim that the Borrower or any of its Related Companies is not in compliance with any Environmental Law or any Environmental Approval;

(i) No Environmental Claims: except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Lender:

(i) there is no Environmental Claim in excess of Six hundred thousand Dollars ($600,000) pending or, to the best of the Borrower's knowledge and belief, threatened against the Borrower or the Vessel or the Borrower's Related

Companies or any other Relevant Ship; and

(ii) there has been no emission, spill, release or discharge of a Material of Environmental Concern from the Vessel or any other Relevant Ship or any vessel owned by, managed or crewed by or chartered to the Borrower which could give rise to an Environmental Claim;

(j) Copies true and complete: the copies of the Management Agreements delivered or to be delivered to the Lender pursuant to Clause 7.2 *(Conditions precedent to the making of the Commitment)* are, or will when delivered be, true and complete copies of such documents; such documents will when delivered constitute valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and there will have been no amendments or variations thereof or defaults thereunder;

(m) Compliance with the ISM Code: the Vessel and the Operator comply with the requirements of the ISM Code and the SMC which has been issued in respect of the Vessel and shall remain valid on the Drawdown Date and thereafter throughout the Security Period.

(n) Compliance with ISPS Code: the Vessel and the Operator comply with the requirements of the ISPS Code and the ISSC which has been issued in respect of the Vessel and shall remain valid on the Drawdown Date and thereafter throughout the Security Period;

(o) No US Tax Obligor: None of the Security Parties and the Group Members is a US Tax Obligor;

(p) Shareholding: all of the issued shares in the Borrower and at least 20% of the issued shares in the Corporate Guarantor are legally and ultimately beneficially owned by the Beneficial Shareholders; and

(q) Taxes paid: the Borrower has paid all taxes applicable to, or imposed on or in relation to itself, its business or the Vessel.

6.3 Acting for its own account - Money laundering

The Borrower represents and warrants and confirms that it is the beneficiary of the Loan made or to be made available to it and it will promptly inform the Lender by written notice if it is not, or ceases to be, the beneficiary and notify the Lender in writing of the name and the address of the new beneficiary/beneficiaries; the Borrower is aware that under applicable money laundering provisions, it has an obligation to state for whose account the Loan is obtained; the Borrower confirms that, by entering into this Agreement and the other Finance Documents, it is acting on its own behalf and for its own account and it is obtaining the Loan for its own account. In relation to the borrowing by the Borrower of the Loan, the performance and discharge of its obligations and liabilities under this Agreement or any of the other Finance Documents and the transactions and other arrangements effected or contemplated by this Agreement or any of the Documents to which the Borrower is a party, it is acting for its own account and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Community).

6.4 Representations Correct

At the time of entering into this Agreement all above representations and warranties or any other information given by the Borrower and/or the Corporate Guarantor to the Lender are true and accurate.

6.5 Repetition of Representations and Warranties

The representations and warranties in this Clause 6 (except in relation to the representations and warranties in Clause 6.2 *(Initial representations and warranties)*) shall be deemed to be repeated by the Borrower:

(a) on the date of service of the Drawdown Notice;

(b) on the Drawdown Date; and

(c) on each Interest Payment Date throughout the Security Period,

as if made with reference to the facts and circumstances existing on each such day.

7. CONDITIONS PRECEDENT

7.1 Conditions precedent to the execution of this Agreement

The obligation of the Lender to make the Commitment or any part thereof available shall be subject to the condition that the Lender shall have received, not later than the day on which the Drawdown Notice in respect of the Commitment or such part thereof is given, the following documents and evidence in form substance satisfactory to the Lender:

(a) Constitutional Documents: a duly certified true copy of the Articles of Incorporation and By-Laws or the Memorandum and Articles of Association, or of any other constitutional documents, as the case may be, of each corporate Security Party;

(b) Certificates of incumbency: a recent certificate of incumbency of each corporate Security Party issued by the appropriate authority or, as appropriate, signed by the secretary or a director thereof, stating the officers and the directors of each of them;

(c) Shareholding: a written letter or statement addressed to the Lender from individual(s) acceptable to the Lender confirming the identity of the Beneficial Shareholder(s) of the Borrower, in line with *"know your customer"* procedures of the Lender;

(d) Resolutions: minutes of separate meetings of the directors of each corporate Security Party and in respect of the Borrower, of the shareholders thereof, at which there was approved (inter alia) the entry into, execution, delivery and performance of this Agreement, the other Finance Documents and any other documents executed or to be executed pursuant hereto or thereto to which the relevant corporate Security Party is or is to be a party;

(e) Powers of Attorney: the original of any power(s) of attorney and any further evidence of the due authority of any person signing this Agreement and the other Finance Documents;

(f) Consents: evidence that all necessary licences, consents, permits and authorisations (including exchange control ones) have been obtained by any Security Party for the execution, delivery, validity, enforceability, admissibility in evidence and the due performance of the respective obligations under or pursuant to this Agreement and the other Finance Documents;

(g) Fees: evidence that the fees referred to in Clause 10.10 *(Fees)* have been paid in full;

(h) Other documents: any other documents or recent certificates or other evidence which would be reasonably required by the Lender in relation to any corporate Security Party evidencing that the relevant Security Party has been properly established, continues to exist validly and is in good standing;

(i) Management Agreements-Assignable Charterparty: a copy of each of the following documents certified as true and complete by the legal counsel of the Borrower:

    (i) each Management Agreement evidencing that the Vessel is managed by the relevant Approved Manager on terms acceptable to the Lender; and

    (ii) any Assignable Charterparty; and

(j) Operating Account: evidence that the Operating Account has been duly opened and all mandate forms and other legal documents required for the opening of an account under any applicable law, as well as signature cards and properly adopted authorizations have been duly delivered to and have been accepted by the compliance department of the Lender.

7.2 Conditions precedent to the making of the Commitment

The obligation of the Lender to advance the Commitment (or any part thereof) is subject to the further condition that the Lender shall have received prior to the drawdown or, where this is not possible, simultaneously with or immediately following the drawdown of the Commitment or the relevant part thereof:

(a) Conditions precedent: evidence that the conditions precedent set out in Clause 7.1 *(Conditions precedent to the execution of this Agreement)* remain fully satisfied;

(b) Drawdown Notice: the Drawdown Notice duly executed and issued;

(c) Security Documents: each of the Security Documents duly executed and where appropriate duly registered with the Registry or any other competent authority (as required);

(d) Title and no Security Interests: evidence that the Vessel is and on the Drawdown Date will be duly registered in the ownership of the Borrower with the Registry and under the laws and flag of the Flag State free from any Security Interests save for those in favour of the Lender and otherwise as contemplated herein;

(e) Insurances: evidence in form and substance satisfactory to the Lender that the Vessel has been or will - on the Drawdown Date- be insured in accordance with the insurance requirements provided for in this Agreement and the other Security Documents, , together with an opinion from insurance consultants (appointed by the Lender at the Borrower's expense) as to the adequacy of the insurances effected

or to be effected in respect of the Vessel, to be followed by full copies of cover notes, policies, certificates of entry or other contracts of insurance and irrevocable authority is hereby given to the Lender at any time at its discretion to obtain copies of the policies, certificates of entry or other contracts of insurance from the insurers and/or obtain any information in relation to the Insurances relating to the Vessel;

(f) Insurers' confirmations: all necessary confirmations from the insurers of the Vessel that they will issue letters of undertaking and endorse notice of assignment and loss payable clauses on the Insurances, in form and substance satisfactory to the Lender in its sole discretion and - in the event of fleet cover - accompanied by waivers for liens for unpaid premium of other vessels managed by the Approved Managers and which are not subject to any mortgage in favour of the Lender) and (if required by the Lender) an opinion signed by an independent firm of marine insurance brokers appointed and/or approved by the Lender at the expenses of the Borrower confirming the adequacy of the Insurances maintained on the Vessel;

(g) MII & MAPI: the MII and MAPI shall have been reimbursed by the Borrower as provided in Clause 10.7 *(MII and MAPI costs)*;

(h) Access to class records: due authorisation in form and substance satisfactory to the Lender authorising the Lender to have access and/or obtain any copies of class records or other information at its discretion from the Classification Society of the Vessel, provided however, that the Lender shall not exercise such right unless and until an Event of Default has occurred and is continuing;

(i) Notices of assignment: duly executed notices of assignment in the form prescribed by the Security Documents;

(j) Mortgage registration; evidence that the Mortgage on the Drawdown Date will be registered against the Vessel through the Registry under the laws and flag of the Flag State.

(k) Trading Certificates: copies of the trading certificates of the Vessel evidencing the same to be valid and in force;

(l) Class confirmation: evidence from the Classification Society that the Vessel is classed with the class notation (referred to in the Mortgage), with the Classification Society or to a similar standard with another classification society of like standing to be specifically approved by the Lender and remains free from any overdue requirements or recommendations affecting her class;

(m) Trim and stability booklet: a copy of the trim and stability booklet certifying the lightweight of the Vessel certified as true and complete by the legal counsel of the Borrower;

(n) DOC and SMC: copies of (i) the DOC referred to in paragraph (a) in the definition of the ISM Code Documentation and (ii) of the SMC for the Vessel;

(o) ISPS Code: a copy of the ISSC for the Vessel;

(p) Valuation: charter free valuation of the Vessel, at the Borrower's expense, as of March 22, 2021, prepared on the basis specified in Clause 8.5(b) *(Valuation of Vessel)* by an Approved Shipbroker in form and substance satisfactory to the Lender, for

the purposes of determining the amount of the Loan as per Clause 1.1 *(Amount and purpose)*;

(q) Insurance Letter: the Insurance Letter duly executed;

(r) Pledged Deposit: evidence that the Borrower has deposited or, as the case may be, will deposit concurrently with the drawdown of the Loan, the Pledged Deposit of Five hundred thousand Dollars ($500,000) as provided in Clause 8.1(j) *(Pledged Deposit)*;

(s) Existing Indebtedness: evidence satisfactory to the Lender that the Existing Indebtedness will be fully repaid upon the drawdown of the Loan;

(t) Deed of Release: an original of the Deed of Release and Notices of Reassignment executed by Wilmington Trust (in its capacity as security agent of the Existing Lenders) and of each document to be delivered under or pursuant to it, together with evidence satisfactory to the Lender of its due execution by Wilmington Trust;

(u) Acknowledgement of Receipt: a receipt in writing in form and substance satisfactory to the Lender including an acknowledgement and admission of the Borrower and/or any other Security Party to the effect that the Loan was drawn by the Borrower and a declaration by the Borrower that all conditions precedent have been fulfilled, that there is no Event of Default and that all the representations and warranties are true and correct;

(v) Legal opinions: draft opinion from lawyers appointed by the Lender as to all the matters referred to in Clauses 6.1(a) *(Due Incorporation/Valid Existence)* and (b) *(Due Corporate Authority)* and all such aspects of law as the Lender shall deem relevant to this Agreement and the other Finance Documents and any other documents executed pursuant hereto or thereto;

(w) Security Parties' process agent: a letter from each Security Party's agent for receipt of service of proceedings referred to in each Security Document to which the relevant Security Party is a party, accepting its appointment under each of the relevant Security Documents; and

(x) Flag State opinion: draft opinion of legal advisers to the Lender on matters of the laws of the Flag State;

(y) Borrower's equity: Borrower's equity required for the refinancing of the Existing Indebtedness under the Existing Loan Agreement has been deposited into the Operating Account prior to the Drawdown Date so that it is remitted to Wilmington Trust (in its capacity as the facility agent of the Existing Lenders) together with the amount of the Loan.

7.3 No change of circumstances

The obligation of the Lender to advance the Commitment or any part thereof is subject to the further condition that at the time of the giving of the Drawdown Notice and on the Drawdown Date:

(a) Representations and warranties: the representations and warranties set out in Clause 6 *(Representations and warranties)* and in each of the other Finance

Documents are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time;

(b) No Event of Default: no Event of Default shall have occurred and be continuing or would result from the drawdown of the Loan;

(c) No change: the Lender shall be satisfied that (i) there has been no change in control directly or indirectly in the ownership, beneficial ownership, or management of the Borrower or any share therein or of the Vessel and (ii) 100% of the shares and voting rights in the Borrower and at least 20% in the Corporate Guarantor remain in the ultimate legal and beneficial ownership of the Beneficial Shareholders disclosed to the Lender prior to the date of this Agreement and (iii) there has been no Material Adverse Change in the financial condition of any Security Party which (change) might, in the opinion of the Lender, be detrimental to the interests of the Lender; and

(d) No Market Disruption Event: none of the circumstances contemplated by Clause 3.6 *(Market disruption – Non Availability)* has occurred and is continuing.

7.4 Know your customer and money laundering compliance

The obligation of the Lender to advance the Commitment or any part thereof is subject to the further condition that the Lender, prior to or simultaneously with the drawdown, shall have received, to the extent required by any change in applicable law and regulation or any changes in the Lender's own internal guidelines since the date on which the applicable documents and evidence were delivered to the Lender pursuant to Clause 8.9 *(Know your customer and money laundering compliance)*, such further documents and evidence as the Lender shall require to identify the Borrower and the other Security Parties and any other persons involved or affected by the transaction(s) contemplated by this Agreement.

7.5 Further documents

Without prejudice to the provisions of this Clause 7, and provided reasonable notice is given to the Borrower by the Lender, the Borrower hereby undertakes with the Lender to make or procure to be made such amendments and/or additions to any of the documents delivered to the Lender in accordance with this Clause 7 and to execute and/or deliver to the Lender or procure to be executed and/or delivered to the Lender such further documents as the Lender and its legal advisors may reasonably require to satisfy themselves that all the terms and requirements of this Agreement have been complied with.

7.6 Waiver of conditions precedent

The conditions specified in this Clause 7 are inserted solely for the benefit of the Lender and may be waived by the Lender in whole or in part and with or without conditions. Without prejudice to any of the other provisions of this Agreement, in the event that the Lender, in its sole and absolute discretion, makes the Commitment available to the Borrower prior to the satisfaction of all or any of the conditions referred to in Clause 7.1 *Conditions precedent to the execution of this Agreement*, Clause 7.2 *(Conditions precedent to the making of the Commitment)* and Clause 7.3 *(No change of circumstances)*, the Borrower hereby covenants and undertakes to satisfy or procure the satisfaction of such condition or conditions by no later than fourteen (14) days after the Drawdown Date or within such longer period as the Lender may, in its sole and absolute discretion, agree to or specify.

8. COVENANTS

8.1 General

The Borrower hereby undertakes with the Lender that, from the date of this Agreement and so long as any moneys are owing under any of the Finance Documents and until the full and complete payment and discharge of the Outstanding Indebtedness, it will:

(a) Notice on adverse change or Default: promptly inform the Lender upon becoming aware of any occurrence which might adversely affect the ability of any Security Party to perform its obligations under any of the Finance Documents and, without limiting the generality of the foregoing, will inform the Lender of any Event of Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Lender, confirm to the Lender in writing that, save as otherwise stated in such confirmation, no Event of Default has occurred and is continuing;

(b) Consents and licenses: without prejudice to Clause 6 *(Representations and warranties)* and Clause 7 *(Conditions precedent)*, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, license or approval of governmental or public bodies or authorities or courts and do or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Finance Documents;

(c) Use of Loan proceeds: use the Loan exclusively for the purpose specified in Clause 1.1 *(Amount and Purpose)*;

(d) Pari passu: ensure that its obligations under this Agreement shall, without prejudice to the provisions of this Clause 8.1, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Financial Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

(e) Financial statements: furnish the Lender with (i) annual financial statements of the Borrower and the Corporate Guarantor audited by an Approved Auditor, and (ii) un-audited semi-annual financial statements of the Corporate Guarantor, in each case prepared in accordance with Applicable Accounting Principles consistently applied, in respect of each Financial Year or each semester (as the case may be) as soon as practicable but not later than 180 days (in the case of the annual financial statements) and 90 days (in the case of the un-audited semi-annual financial statements of the Corporate Guarantor) after the end of the financial period to which they relate, in each case commencing with the Financial Year ending on 31st December, 2020, provided that the first financial statements of the Borrower for the Financial Year ending on 31st December, 2020, will be unaudited;

(f) Provision of further information: promptly, when requested, provide the Lender with such customary financial and other information and accounts relating to the business, undertaking, assets, liabilities, revenues, financial condition or affairs of any Security Party and, on a consolidated basis, the Group and such other further general information relating to any Security Party and, on a consolidated basis, the Group as the Lender from time to time may reasonably require, save where any

such information is publicly available;

(g) Financial Information: provide the Lender from time to time as the Lender may reasonably request with information on the financial conditions, actual and projected for the following 12 month period, cash flow position, commitments and operations of the Borrower and on consolidated basis of the Group including cash flow analysis and voyage accounts of the Vessel with a breakdown of income and running expenses showing net trading profit, trade payables and trade receivables, such financial details to be certified by an authorized signatory of the Borrower as to their correctness;

(h) Information on the employment of the Vessel: provide the Lender from time to time as the Lender may request with information on the employment of the Vessel, as well as on the terms and conditions of any charterparty, contract of affreightment, agreement or related document in respect of the employment of the Vessel, such information to be certified by an authorised signatory of the Borrower as to their correctness;

(i) Banking operations: subject to the provisions of Clause 13.7 *(Relocation of Operating Account)*, ensure that all banking operations in connection with the Vessel are carried out through the Operating Account;

(j) Pledged Deposit: ensure that throughout the Security Period the Borrower shall maintain in an the Operating Account with the Lender, cash minimum liquidity in the amount of Five hundred thousand Dollars ($500,000) pledged in favour of the Lender (herein, the ***"Pledged Deposit"***);

(k) Subordination: ensure that all Financial Indebtedness of the Borrower to its shareholders is fully subordinated to the rights of the Lender under the Finance Documents, all in a form acceptable to the Lender, and to subordinate to the rights of the Lender under the Finance Documents any Financial Indebtedness issued to it by its shareholders, all in a form acceptable to the Lender;

(l) Obligations under Finance Documents: duly and punctually perform each of the obligations expressed to be assumed by it under the Finance Documents to which is or it is to be a party;

(m) Payment on demand: pay to the Lender within seven (7) days from the Lender's first demand any sum of money which is due and payable by the Borrower to the Lender under this Agreement but in respect of which it is not specified in any other Clause when it is due and payable; and

(n) Compliance with Laws and Regulations: to comply, or procure compliance with all laws or regulations relating to the Borrower and/or the Vessel, its ownership, operation and management or to the business of the Borrower and cause this Agreement and the other Finance Documents to comply with and satisfy all the requirements and formalities established by the applicable laws to perfect this Agreement and the other Finance Documents as valid and enforceable Finance Documents;

(o) Compliance with ISM Code: procure that the Approved Commercial Manager and any Operator:

(i) will comply with and ensure that the Vessel and any Operator by no later than the Drawdown Date complies with the requirements of the ISM Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

(ii) immediately inform the Lender if there is any threatened or actual withdrawal of the Borrower's, the Approved Commercial Manager's or an Operator's DOC or the SMC in respect of the Vessel; and

(iii) promptly inform the Lender upon the issue to the Borrower, the Approved Commercial Manager or any Operator of a DOC and to the Vessel of an SMC or the receipt by the Borrower, the Approved Commercial Manager or any Operator of notification that its application for the same has been realised;

(p) Compliance with ISPS Code: procure that the Approved Commercial Manager or any Operator will:

(i) maintain at all times a valid and current ISSC respect of the Vessel;

(ii) immediately notify the Lender in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of the Vessel; and

(iii) procure that the Vessel will comply at all times with the ISPS Code;

(q) Maintenance of Security Interests:

(i) at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(ii) without limiting the generality of paragraph (q) above, at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Relevant Jurisdictions, pay any stamp, registration or similar tax in all Relevant Jurisdictions in respect of any Finance Document, give any notice or take any other step which may be or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates;

(r) Inspections/Surveys: once per year or in case an Event of Default has occurred and is continuing at any time that the Lender might consider to be necessary or useful, have the Vessel inspected and/or surveyed at the expense of the Borrower by surveyors and/or inspectors appointed by the Lender and the Borrower hereby duly authorise the Lender to review the insurance and operating records of the Borrower provided that any inspections/surveys/reviews are conducted at reasonable times and without interfering with the daily operations and the ordinary trading of the Vessel;

(s) Notification of litigation: provide the Lender with details of any legal or administrative action relating to an amount exceeding Seven hundred Fifty thousand Dollars ($750,000) involving the Borrower, the Approved Commercial

Manager, the Vessel, the Earnings or the Insurances and of any legal or administrative action relating to an amount exceeding One million two hundred thousand Dollars ($1,200,000) involving the Corporate Guarantor, as soon as such action is instituted or it becomes apparent to the Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document and the Borrower shall procure that all reasonable measures are taken to defend any such legal or administrative action;

(t) Notification of default: the Borrower will notify the Lender as soon as the Borrower becomes aware of the occurrence of an Event of Default and will keep the Lender fully up-to-date with all developments;

(u) Registered office: maintain its registered office at the address referred to in the Recital; and will not establish, or do anything as a result of which it would be deemed to have, a place of business in the United Kingdom or the United States of America; and

(v) Compliance with Covenants: duly and punctually perform all obligations under this Agreement and the other Finance Documents.

8.2 Negative undertakings

The Borrower undertakes with the Lender that, from the date of this Agreement and so long as any moneys are owing under the Finance Documents and until the full and complete payment and discharge of the Outstanding Indebtedness, it will not, without the prior written consent of the Lender:

(a) Negative pledge:

(i) cease to hold the legal title to, and own the entire beneficial interest in the Vessel, its Insurances and Earnings, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents and other Permitted Security Interests and the effect of the assignments contained in the General Assignment and any other Finance Documents; and

(ii) permit any Security Interest (other than a Permitted Security Interest) to subsist, arise or be created or extended over all or any part of its present or future undertakings, assets, rights or revenues to secure or prefer any present or future Financial Indebtedness or other liability or obligation of the Borrower or any other person;

(b) No further Financial Indebtedness: incur no further Financial Indebtedness other than Permitted Financial Indebtedness;

(c) No merger: merge or consolidate with any other person;

(d) No disposals:

(i) sell, transfer, abandon, lend, lease or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this

Clause 8.2(d), material in the opinion of the Lender, in relation to the undertakings, assets, rights and revenues of the Borrower) of its present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not;

(ii) transfer, lease or otherwise dispose of any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation;

(e) No other business: undertake any type of business other than the ownership and operation of the Vessel and the chartering of the Vessel to third parties;

(f) No acquisitions: acquire any further assets other than the Vessel and rights arising under contracts entered into by or on behalf of the Borrower in the ordinary course of its business of owning, operating and chartering the Vessel;

(g) No other obligations: incur any liability or obligations except liabilities and obligations arising under the Finance Documents or contracts entered into in the ordinary course of its business of owning, operating and chartering the Vessel or any other Permitted Financial Indebtedness, (and for the purposes of this Clause 8.2(g) *(No other obligations)* fees to be paid pursuant to the Management Agreements in respect of the Vessel shall be considered as permitted obligations under the Finance Documents);

(h) No repayment of borrowings: following the occurrence of an Event of Default that is continuing, repay the principal of, or pay interest on or any other sum in connection with, any of its Financial Indebtedness except for Financial Indebtedness pursuant to the Finance Documents;

(i) No Payments: except pursuant to this Agreement and the other Finance Documents (and then only to the extent expressly permitted by the same) not pay out any funds (whether out of the Earnings or out of moneys collected under the General Assignment and/or the other Finance Documents or not) to any company or person except in connection with the administration of the Borrower, the operation, upgrade, maintenance and/or repair of the Vessel;

(j) No guarantees: issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except pursuant to the Finance Documents and except for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which the Vessel is entered, guarantees required to procure the release of the Vessel from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of the Vessel;

(k) No loans: make any loans or advances to, or any investments in any person, firm, corporation, joint venture or other entity including (without limitation) any loan or advance or grant any credit (save for normal trade credit in the ordinary course of business) to any officer, director, stockholder or employee or any other company managed by the Approved Commercial Manager directly or through the managers of the Vessel or agree to do so;

(l) No securities: permit any Financial Indebtedness of the Borrower to any person

(other than the Lender) to be guaranteed by any person (save, in the case of the Borrower, for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which the Vessel is entered, guarantees required to procure the release of the Vessel from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of the Vessel);

(m) <u>No dividends or distribution</u>: on the condition that:

(i) no Event of Default has occurred and is continuing,

(ii) no Event of Default will result from the payment of such dividends or the making of any other form of distribution or any redemption, purchase or return of share capital,

(iii) prior written notice in respect thereto will be given to the Lender, and

(iv) the Total Liabilities/Total Assets ratio of the Corporate Guarantor does not exceed 75%,

the Borrower may declare or pay any dividends or make any other distribution under any name or description upon any of the issued shares or effect any form of redemption, purchase or return of share capital or otherwise dispose of any of its present or future assets, undertakings, rights or revenues (which are all assigned to the Lender) to any of its shareholders;

AND for the purposes of this sub-Clause 8.2(n):

"Fleet Market Value" means, as of the date of calculation, the aggregate market value of all the vessels (including, but not limited to, the Vessel) from time to time owned by a member of the Group, as determined in accordance with the provisions *(mutatis-mutandis)* of Clause 8.5(b) *(<u>Valuation of Vessel</u>)*;

"Total Assets" means, in respect of each Financial Year and by reference to the last day thereof, the aggregate on a consolidated basis of the assets of the Corporate Guarantor (including, for the avoidance of doubt, the assets of the other members of the Group and the aggregate of all monies standing to the credit of the Operating Account and any other account whether held in the name of the Corporate Guarantor or any other member of the Group and whether encumbered or otherwise) adjusted to reflect the aggregate Fleet Market Value, as reported in the financial statements to be provided to the Lender according to Clause 8.1(e) *(<u>Financial statements</u>)*; and

"Total Liabilities" means, in respect of each Financial Year and by reference to the last day thereof, the consolidated liabilities of the Group which, in accordance with GAAP or (as the case may be) IFRS, are classified as liabilities less the aggregate of any shareholders' loans, which are unsecured and fully subordinated to all Financial Indebtedness incurred under the Finance Documents pursuant to a subordination agreement or otherwise, made to any one or more members of the Group, all as shown in the financial statements to be provided to the Lender according to Clause 8.1(e) *(<u>Financial statements</u>)*;

(n) No subsidiaries: form or acquire any Subsidiaries;

(o) No change of Business Structure: change the nature, organisation and conduct of the business of the Borrower or the Approved Commercial Manager as owner of the Vessel or as manager of Vessel, as the case may be, or carry on any business other than the business carried on at the date of this Agreement;

(p) No change of Legal Structure: (such consent not be unreasonably withheld) ensure that none of the documents defining the constitution of the Borrower shall be materially (in the Lender's opinion) altered in any manner whatsoever;

(q) No Security Interest of Assets: allow any part of its undertaking, property, assets or rights, whether present or future, to be mortgaged, charged, pledged, used as a lien or otherwise encumbered without the prior written consent of the Lender save for any Permitted Security Interests;

(r) Master Agreement Derivatives: not enter into any transaction in a derivative other than any under a master agreement entered into with the Lender; and

(s) No change of control: throughout the Security Period:

ensure that no change shall be made directly or indirectly in the ownership, beneficial ownership, control or management of any of the Borrower and the Corporate Guarantor or any share therein or the Vessel, as a result of which less than 100% of the shares and voting rights in the Borrower or less than 20% of the shares and voting rights in the Corporate Guarantor remain in the ultimate legal and beneficial ownership of the Beneficial Shareholder(s) disclosed to the Lender at the negotiation of this Agreement and confirmed in writing on or before the date hereof.

8.3 Undertakings concerning the Vessel

The Borrower hereby undertakes with the Lender that, from the date of this Agreement and until the full and complete payment and discharge of the Outstanding Indebtedness, that it will:

(a) Chartering: not without the prior written consent of the Lender which shall not be unreasonably withheld (and then only subject to such conditions as the Lender may impose) let or agree to let the Vessel:

(i) on demise charter for any period; or

(ii) by any Assignable Charterparty; or

(iii) other than on an arm's length basis;

(b) No amendment to Assignable Charterparty: not without the prior written consent of the Lender which shall not be unreasonably withheld waive or fail to enforce, any Assignable Charterparty to which it is a party or any of its provisions, and will promptly notify the Lender of any amendment or supplement to any Assignable Charterparty;

(c) Approved Managers: not without the prior written consent of the Lender which

shall not be unreasonably withheld appoint a manager of the Vessel other than the Approved Managers;

(d) Ownership/Management/Control: ensure that the Vessel remains registered in the ownership of the Borrower under the laws of the Flag State and thereafter ensure that the Vessel will maintain her ownership, management and control;

(e) Class: ensure that the Vessel remains in class free of overdue recommendations by the Classification Society and provide the Lender on demand with copies of all class and trading certificates of the Vessel;

(f) Insurances: ensure that all Insurances (as defined in the relevant Mortgage/General Assignment) of the Vessel are maintained and comply with all insurance requirements specified in this Agreement and in the Mortgage and in case of failure to maintain the Vessel so insured, authorise the Lender (and such authorisation is hereby expressly given to the Lender) to have the right but not the obligation to effect such Insurances on behalf of the Owner thereof (and in case that the Vessel remains in port for an extended period) to effect port risks insurances at the cost of the Borrower which, if paid by the Lender, shall be Expenses; if (i) an Event of Default has occurred and is continuing or (ii) there has been any change in the insurance placement within such year or (iii) there has been a Material Adverse Change of the financial condition of any of the insurers of the Vessel at the Lender's sole opinion, the Lender shall be entitled to obtain once per year at Borrower's expense an opinion from insurance consultants (appointed by the Lender at the Borrower's expense) as to the adequacy of the insurances effected or to be effected in respect of the Vessel;

(g) Transfer/Security Interests: except as provided in Clause 4.3 (b) *(Sale of the Vessel - Refinancing)*, not without the prior written consent of the Lender sell or otherwise dispose of the Vessel or any share therein or create or agree to create or permit to subsist any Security Interest over the Vessel (or any share or interest therein other than Permitted Security Interests;

(h) Not imperil Flag, Ownership, Insurances: ensure that the Vessel following her delivery, is maintained and trades in conformity with the laws of the Flag State, of its owning company or of the nationality of the officers, the requirements of the Insurances and nothing is done or permitted to be done which could endanger the flag of the Vessel or its unencumbered (other than Security Interests in favour of the Lender and Security Interests permitted by this Agreement) ownership or its Insurances;

(i) Mortgage Covenants: always comply with all the covenants provided for in the Mortgage;

(j) Assignment of Earnings: not assign or agree to assign otherwise than to the Lender the Earnings or any part thereof.

(k) Sharing of Earnings: not, without the prior written consent of the Lender which shall not be unreasonably withheld

(i) enter into any agreement or arrangement for the sharing or pooling of any Earnings;

(ii) enter into any agreement or arrangement for the postponement of any date on which any Earnings are due; the reduction of the amount of any Earnings or otherwise for the release or adverse alteration of any right of the Borrower to any Earnings; and

(iii) enter into any agreement or arrangement for the release of, or adverse alteration to, any guarantee or Security Interest relating to any Earnings.

(l) Assignable Charterparty: ensure and procure that in the event of the Vessel being employed under an Assignable Charterparty:

(i) the Borrower shall execute and deliver to the Lender within fifteen (15) days from the Lender's relevant request a specific assignment of all its rights, title and interest in and to such charter and any charter guarantee (if available) in the form of a Charterparty Assignment and a notice of such assignment addressed to the relevant charterer;

(ii) the Borrower will ensure (on a reasonable endeavours basis) that the relevant charterer and any charter guarantor agree to acknowledge to the Lender the specific assignment of such charter and charter guarantee by executing an acknowledgement substantially in the form included in the relevant Charterparty Assignment;

(iii) in the case where such charter is a demise charter, the relevant charterer to undertake to the Lender (1) to comply with all of the Borrower's undertakings with regard to the employment, insurances, operation, repairs and maintenance of the Vessel contained in this Agreement, the Mortgage and the General Assignment and (2) to provide *(inter alia)* an assignment of its interest in the insurances of the Vessel in the form of a tripartite agreement in form and substance acceptable to the Lender, to be made between the Lender, the relevant Owner and such charterer;

(m) No freight derivatives: not enter into or agree to enter into any freight derivatives or any other instruments which have the effect of hedging forward exposures to freight derivatives without the Lender's consent;

(n) Vessel's inspection: permit the Lender (i) by surveyors or other persons appointed by it in its behalf to board its Vessel at all reasonable times (but in any event without interfering with the daily operations and the ordinary trading of its Vessel and not more than once per annum or if an Event of Default has occurred and is continuing, at any time the Lender considers it appropriate or necessary) for the purpose of inspecting her condition or for the purpose of satisfying itself with regard to proposed or executed repairs and to afford all proper facilities for such inspections and (ii) at any time by financial or insurance advisors or other persons appointed by the Lender to review the operating and insurance records of its Vessel and the Owner and the costs (as supported by vouchers) of any and all such inspections shall be borne by the Borrower;

(o) Compliance with Environmental Laws: comply with, and procure that all its Environmental Affiliates comply with, all Environmental Laws including without limitation, requirements relating to manning and establishment of financial responsibility and to obtain and comply with, and procure that all its Environmental Affiliates comply with, all Environmental Approvals and to notify the Lender

forthwith:

(i) of any Environmental Claim for an amount or amounts in aggregate exceeding Six hundred thousand Dollars ($600,000) made against the Vessel, any Relevant Ship and/or her respective owner; and

(ii) upon becoming aware of any incident which may give rise to an Environmental Claim and to keep the Lender advised in writing of the Borrower's response to such Environmental Claim on such regular basis and in such detail as the Lender shall require; and

(p) War Risk Insurance cover: in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Vessel to enter or trade to any zone which is declared a war zone by any government or by the Vessel's war risks insurers unless first obtaining the consent to such employment or trade of the insurers and complying with such requirements as to extra premium or otherwise as the insurers may prescribe require.

8.4 Validity of Securities - Earnings - Taxes etc.

The Borrower hereby undertakes with the Lender that, from the date of this Agreement and throughout the Security Period, it will:

(a) Validity: ensure and procure that all governmental or other consents required by law and/or any other steps required for the validity, enforceability and legality of this Agreement and the other Finance Documents are maintained in full force and effect and/or appropriately taken;

(b) Earnings: ensure and procure that, unless and until directed by the Lender otherwise (i) all the Earnings of the Vessel shall be paid to the Operating Account and (ii) the persons from whom the Earnings are from time to time due are irrevocably instructed to pay them to the Operating Account or to such account in the name of the Borrower as shall be from time to time determined by the Lender in accordance with the provisions of this Agreement and/or the relevant Security Documents;

(c) Taxes: pay all Taxes, assessments and other governmental charges when the same fall due, except to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves have been set aside for their payment if such proceedings fail; and

(d) Additional Documents: from time to time at the request of the Lender execute and deliver to the Lender or procure the execution and delivery to the Lender of all such documents as shall be deemed necessary at the reasonable discretion of the Lender for giving full effect to this Agreement, and for perfecting, protecting the value of or enforcing any rights or securities granted to the Lender under any one or more of this Agreement, the other Finance Documents and any other documents executed pursuant hereto or thereto and in case that any conditions precedent (with the Lender's consent) have not been fulfilled prior to the relevant Drawdown Date, such conditions shall be complied with within ten (10) Banking Days after the Lender's written request (unless the Lender agrees otherwise in writing) and failure to comply with this covenant shall be an Event of Default.

8.5 Security cover - Valuation of the Vessel

(a) Security shortfall - Additional Security: If at any time during the Security Period, the Security Value shall be less than the Security Requirement, the Lender may give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall (unless the sole cause of such deficiency is the Total Loss of the Vessel and the Borrower is in full compliance with his obligations in relation to such Total Loss) either;

(i) prepay (in accordance with Clause 4.2 *(Voluntary prepayment)* (but without regard to the requirement for five (5) days' notice) within a period of forty five (45) days of the date of receipt by the Borrower of the Lender's said notice (the ***"Prepayment Date"***) such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other repayment of the Loan made or to be made between the date of the notice and the date of such prepayment) being at least equal to the Security Value; or

(ii) on or before the Prepayment Date constitute to the satisfaction of the Lender such additional security for the Loan as shall be acceptable to the Lender having a net realisable value for security purposes (as determined by the Lender in its absolute discretion) at the date upon which such additional security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date. Such additional security shall be constituted by:

a) additional pledged cash deposits in favor of the Lender in an amount equal to such shortfall with the Lender and in an account and manner to be determined by the Lender; and/or

b) any other security acceptable to the Lender at its absolute discretion to be provided in a manner determined by the Lender.

Any such additional security provided to the Lender shall be promptly released by the Lender once the Security Requirement Ratio has been restored. The provisions of Clauses 4.3 *(Compulsory Prepayment in case of Total Loss or sale of the Vessel)* and 4.4 *(Amounts payable on prepayment)* shall apply to prepayments under Clause 8.5(a)(i).

(b) Valuation of Vessel: The Vessel shall, for the purposes of this Clause 8.5, be valued in Dollars once a year or, if an Event of Default has occurred and is continuing at any other time that the Lender shall reasonably require by two Approved Shipbrokers, one appointed by the Lender and one appointed by the Borrower (such valuations to be addressed to the Lender and to be made without, unless required by the Lender, physical inspection, and on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing buyer and a willing seller, without taking into account the benefit of any charterparty or other engagement concerning the Vessel. The Lender and the Borrower agree to accept the average of such valuations made by the Approved Shipbrokers appointed as aforesaid as conclusive evidence of the Market Value of the Vessel at the date of such valuations and that the average of such valuations shall constitute the Market Value of the Vessel for the purposes of this Clause 8.5.

The value of the Vessel determined in accordance with the provisions of this Clause 8.5 shall be binding upon the Borrower and the Lender until such time as any further such valuations shall be obtained.

(c) Information: The Borrower undertakes to the Lender to supply to the Lender and to any such Approved Shipbrokers such information concerning the Vessel and its condition as such Approved Shipbrokers may reasonably require for the purpose of making any such valuation.

(d) Costs: All costs in connection with:

(i) the Lender obtaining any valuation of the Vessel referred to in Clause 8.5(b) *(Valuation of Vessel)*; and

(ii) any valuation of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrower electing to constitute additional security pursuant to Clause 8.5(a)(ii): and

(iii) all legal and other expenses incurred by the Lender in connection with any matter arising out of this Clause 8.5

shall be borne by the Borrower.

(e) Valuation of additional security: For the purpose of this Clause 8.5, the market value of any additional security provided or to be provided to the Lender shall be determined by the Lender in its absolute discretion without any necessity for the Lender assigning any reason thereto and if such security consists of a vessel shall be that shown by a valuation complying with the requirements of Clause 8.5(b) *(Valuation of Vessel)* (whereas the costs shall be borne by the Borrower in accordance with Clause 8.5(d) *(Costs)*) or if the additional security is in the form of a cash deposit full credit shall be given for such cash deposit on a Dollar for Dollar basis.

(f) Documents and evidence: In connection with any additional security provided in accordance with this Clause 8.5, the Lender shall be entitled to receive such evidence and documents of the kind referred to in Schedule 2 as may in the Lender's opinion be appropriate and such favourable legal opinions as the Lender shall in its discretion require.

8.6 Sanctions

(a) Without Limiting Clause 8.7 *(Compliance with laws etc.)*, the Borrower hereby undertakes with the Lender that, from the date of this Agreement and until the date that the Outstanding Indebtedness is paid in full, shall ensure that:

(i) the Vessel will not be used by or for the benefit of a Sanctions Restricted Person contrary to Sanctions;

(ii) the Vessel will not be used in trading in any Sanctions Restricted Jurisdiction or in any manner contrary to Sanctions; and

(iii) the Vessel will not be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the

Insurances.

(b) The Borrower shall:

(i) not directly or to its knowledge (after reasonable enquiry) indirectly use or permit to be used all or any part of the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds directly or to its knowledge (after reasonable enquiry) indirectly, to any person or entity (i) to finance or facilitate any activity or transaction of or with any Sanctions Restricted Person contrary to Sanctions or in any Sanctions Restricted Country, or (ii) in any other manner that would result in a violation of any Sanctions by any Party;

(ii) shall not fund all or part of any payment under the Loan out of proceeds derived directly or to its knowledge (after reasonable enquiry) indirectly from any activity or transaction with a Sanctions Restricted Person contrary to Sanctions or in a Sanctions Restricted Jurisdiction or which would otherwise cause any party to be in breach of any Sanctions; and

(iii) procure that no proceeds to its knowledge (after reasonable enquiry) from activities or business with a Sanctions Restricted Person contrary to Sanctions or in a Sanctions Restricted Jurisdiction are credited to the Operating Account.

8.7 Compliance with laws etc.

The Borrower shall:

(a) comply, or procure compliance with all laws or regulations by the relevant Security Party:

(i) relating to its respective business generally; and

(ii) relating to the Vessel, its ownership, employment, operation, management and registration including, but not limited to, the ISM Code, the ISPS Code, all Environmental Laws and the laws of the Flag State; and

(iii) all Sanctions;

(b) obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals; and

(c) without limiting paragraph (a) above, not employ the Vessel nor allow its employment, operation or management in any manner contrary to any law or regulation including, but not limited to, the ISM Code, the ISPS Code and all Environmental Laws which has or is likely to have a Material Adverse Effect on the business, position, profitability, assets or the financial condition of any of the Security Parties and Sanctions.

8.8 Know your customer and money laundering compliance

The Borrower hereby undertakes with the Lender that, from the date of this Agreement and so long as any moneys are owing under the Finance Documents and while all or any part of

the Commitment remains outstanding, it will provide the Lender, or procure the provision of, such documentation and other evidence as the Lender shall from time to time require, based on applicable law and regulations from time to time and the Lender's own internal guidelines from time to time to identify the Borrower and the other Security Parties, including the disclosure in writing of the ultimate legal and beneficial owner or owners of such entities, and any other persons involved or affected by the transaction(s) contemplated by this Agreement in order for the Lender to carry out and be satisfied it has complied with all necessary *"know your customer"* or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

9. EVENTS OF DEFAULT

9.1 Events

There shall be an Event of Default if:

(a) Non-payment: any Security Party fails to pay any sum payable by it under any of the Finance Documents at the time, in the currency and in the manner stipulated in the Finance Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within five (5) Banking Days of demand and other sums due shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of its falling due); or

(b) Breach of Insurance and certain other obligations: the Borrower fails to obtain and/or maintain the Insurances (as defined in, and in accordance with the requirements of, the Finance Documents) or if any insurer in respect of such Insurances cancels the Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for the Insurances or for any other failure or default on the part of the Borrower or the Borrower commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under Clause 8 *(Covenants)*; or

(c) Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Finance Documents (other than those referred to in Clauses 9.1(a) *(Non-payment)* and 9.1(b) *(Breach of Insurance and certain other obligations)*) and, in respect of any such breach or omission which in the opinion of the Lender is capable of remedy, such action as the Lender may require shall not have been taken within fifteen (15) Banking Days of the Lender notifying in writing the relevant Security Party of such default and of such required action; or

(d) Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Finance Documents or in any notice, certificate or statement referred to in or delivered under any of the Finance Documents is or proves to have been incorrect or misleading in any material respect; or

(e) Cross-default:

(i) any Financial Indebtedness of the Borrower relating to an amount exceeding Six hundred thousand Dollars ($600,000) **or** any Financial Indebtedness of the Corporate Guarantor relating to an amount exceeding One million two hundred thousand Dollars ($1,200,000) is not paid when

due (unless contested in good faith), or

(ii) any Financial Indebtedness of the Borrower relating to an amount exceeding Six hundred thousand Dollars ($600,000) **or** any Financial Indebtedness of the Corporate Guarantor relating to an amount exceeding One million two hundred thousand Dollars ($1,200,000) (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) becomes due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the Borrower or the Corporate Guarantor (as the case may be) of a voluntary right of prepayment), or

(iii) any facility or commitment available to the Borrower relating to Financial Indebtedness relating to an amount exceeding Six hundred thousand Dollars ($600,000) **or** any facility or commitment available to the Corporate Guarantor relating to Financial Indebtedness relating to an amount exceeding One million two hundred thousand Dollars ($1,200,000) is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the Borrower or the Corporate Guarantor (as the case may be) shall have satisfied the Lender that such withdrawal, suspension or cancellation will not affect or prejudice in any way the Borrower's or the Corporate Guarantor's (as the case may be) ability to pay its debts as they fall due, or

(iv) any guarantee given by the Borrower or the Corporate Guarantor in respect of Financial Indebtedness relating, with respect to the Borrower to an amount exceeding Six hundred thousand Dollars ($600,000) and in respect of the Corporate Guarantor, to an amount exceeding One million two hundred thousand Dollars ($1,200,000) is not honoured when due and called upon; or

(f) Legal process: any judgment or order made or commenced in good faith by a person against any of the Borrower and the Corporate Guarantor relating with respect to the Borrower to an amount exceeding Six hundred thousand Dollars ($600,000) and in respect of the Corporate Guarantor, to an amount exceeding One million two hundred thousand Dollars ($1,200,000), is not stayed or complied with within thirty (30) Banking Days or a good faith creditor attaches or takes possession of, or a distress, execution, sequestration or other *bonafide* process relating with respect to the Borrower to an amount exceeding Six hundred thousand Dollars ($600,000) and in respect of the Corporate Guarantor, to an amount exceeding One million two hundred thousand Dollars ($1,200,000), is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any of the Borrower and the Corporate Guarantor and is not discharged within thirty (30) Banking Days; or

(g) Insolvency: any Security Party becomes insolvent or stops or suspends making payments (whether of principal or interest) with respect to all or any class of its debts or announces an intention to do so; or

(h) Reduction or loss of capital: a meeting is convened by the Borrower for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital; or

(i) Winding up: any petition is presented or other step is taken for the purpose of winding up any Security Party or an order is made or resolution passed for the

winding up of any Security Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

(j) Administration: any *bonafide* petition is presented or other step is taken for the purpose of the appointment of an administrator of any Security Party or an administration order is made in relation to any Security Party; or

(k) Appointment of receivers and managers: any administrative or other receiver is appointed of any Security Party or any material (in the Lender's opinion) part of its assets and/or undertaking or any other steps are taken to enforce any Security Interest over all or any material (in the Lender's opinion) part of the assets of any Security Party; or

(l) Compositions: any steps are taken, or negotiations commenced, by any Security Party or by any of its creditors with a view to the general readjustment or rescheduling of all or a material (in the Lender's opinion) part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors provided, however, that if the Borrower is able to provide such evidence as is satisfactory in all respects to the Lender that such rescheduling will not relate to any payment default or anticipated default the same shall not constitute an Event of Default; or

(m) Analogous proceedings: there occurs, in relation to any Security Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which in that country or territory corresponds with, or have an effect equivalent or similar to, any of those mentioned in Clauses 9.1(f) *(Legal process)* to (l) *(Compositions)* (inclusive) or any Security Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

(n) Cessation of business: any Security Party suspends or ceases to carry on its business; or

(o) Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

(p) Invalidity: any of the Finance Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Finance Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if any such Security Party shall deny that it has any, or any further, liability thereunder; or

(q) Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Finance Documents or for the Lender to exercise the rights or any of them vested in it under any of the Finance Documents or otherwise; or

(r) Repudiation: any Security Party repudiates any of the Finance Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Finance Documents; or

(s) Security Interests enforceable: any Security Interest (other than Permitted Security

Interests) in respect of any of the property (or a material (in the Lender's opinion) part thereof) which is the subject of any of the Finance Documents becomes enforceable; or

(t) Material Adverse Change: there occurs, in the reasonable opinion of the Lender, a Material Adverse Change in the financial condition of any of the Borrower and the Corporate Guarantor as described by the Borrower or any other Security Party to the Lender in the negotiation of this Agreement, which materially impairs the ability of the above Security Parties (or either of them) to perform their respective obligations under this Agreement and the Finance Documents to which is or is to be a party; or

(u) Arrest: the Vessel is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the Owner thereof (otherwise that due to an event falling within the definition of Total Loss) and the Owner shall fail to procure the release of the Vessel within a period of forty (40) Banking Days thereafter; or

(v) Registration: the registration of the Vessel under the laws and flag of the Flag State is cancelled or terminated without the prior written consent of the Lender or, if the Vessel is only provisionally registered on the relevant Drawdown Date and is not permanently registered under the laws and flag of the Flag State at least thirty (30) days prior to the deadline for completing such permanent registration; or

(w) Unrest: the Flag State of the Vessel becomes involved in hostilities or civil war or there is a seizure of power in such Flag State by unconstitutional means if, in any such case, (a) such event could in the opinion of the Lender reasonably be expected to have a Material Adverse Effect on the security constituted by any of the Finance Documents and (b) the Borrower has failed within thirty (30) days from receiving notice from the Lender to this effect to (i) delete the Vessel from its Flag State and (ii) re-register the Vessel under another Flag State approved by the Lender in its sole discretion through a relevant Registry, in each case, at the Borrowers' cost and expense; or

(x) Approved Manager: there occurs, in relation to an Approved Manager any of the events mentioned in Clauses 9.1(e) *(Legal process)* to (m) *(Cessation of business)* (inclusive) and the Borrower fails to appoint a new Approved Manager of the Vessel acceptable to the Lender such acceptance not to be unreasonably withheld within ten (10) days of becoming aware of the occurrence of such event.

(x) Environment: the Approved Commercial Manager fails to comply with any Environmental Law or any Environmental Approval or the Vessel is involved in any incident which gives rise or which may give rise to any Environmental Claim, if in any such case, such non-compliance or incident or the consequences thereof could (in the reasonable opinion of the Lender) be expected to have a Material Adverse Effect on the business assets, operations, property or financial condition of the Borrower or any other Security Party or on the security created by any of the Finance Documents; or

(y) P&I: the Borrower fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which the Vessel is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover in relation to the Vessel (including without

limitation, liability for Environmental Claims arising in jurisdictions where the Vessel operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

(z) Beneficial Ownership: there has been any change of control directly or indirectly in the ownership, beneficial ownership, or management of the Borrower or of the Corporate Guarantor or any share therein or of the Vessel, as a result of which any of the Borrower and the Corporate Guarantor ceases to remain, in the case of the Borrower, at least 100% and in the case of the Corporate Guarantor at least 20% in the ultimate legal and beneficial ownership of the Beneficial Shareholders or the Vessel ceases to remain 100% owned by the Borrower; or

(aa) Total Loss: the Vessel becomes a Total Loss and the Borrower does not within one hundred and eighty (180) days from the respective Total Loss Date prepay the Loan and all other amounts outstanding hereunder or provides the Lender with a written statement from the insurers of the Vessel (via the respective broker) confirming that the event is covered in full under the relevant insurance policies and that the insurers will pay an amount equivalent to the insured value of the Vessel to the Lender; or

(bb) Change of Management: the Vessel ceases to be managed by the Approved Commercial Manager or, as the case may be, the Approved Technical Manager (for any reason other than the reason of a Total Loss or sale of the Vessel) without the approval of the Lender, which shall not be unreasonably withheld, and the Borrower fails to appoint another Approved Commercial Manager or, as the case may be, the Approved Technical Manager prior to the termination of the mandate with the previous relevant Approved Manager; or

(cc) Deviation of Earnings: any Earnings of the Vessel are not paid to the Operating Account for any reason whatsoever (other than with the Lender's prior written consent); or

(dd) ISM Code and ISPS Code: (without prejudice to the generality of sub-Clause 9.1(c) *(Breach of other obligations)*) for any reason whatsoever the provisions of Clause 8.1(o) *(Compliance with ISM Code)* and (p) *(Compliance with ISPS Code)* are not complied with and the Vessel ceases to comply with the ISM Code or, as the case may be, the ISPS Code; or

(ee) Sanctions: (without prejudice to the generality of sub-Clause 9.1(c) *(Breach of other obligations)*) for any reason whatsoever the provisions of Clause 8.6 *(Sanctions)* and Clause 8.7 *(Compliance with laws etc.)* are not complied with.

9.2 Consequences of Default – Acceleration

The Lender may without prejudice to any other rights of the Lender (which will continue to be in force concurrently with the following), at any time after the happening of an Event of Default, which is continuing:

(a) by notice to the Borrower declare that the obligation of the Lender to make the Commitment (or any part thereof) available shall be terminated, whereupon the Commitment shall be reduced to zero forthwith; and/or

(b) by notice to the Borrower declare that the Loan and all interest accrued and all other sums payable under the Finance Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such

notice, become due and payable without any further diligence, presentment, demand of payment, protest or notice or any other procedure from the Lender which are expressly waived by the Borrower; and/or

(c) put into force and exercise all or any of the rights, powers and remedies possessed by the Lender under this Agreement and/or under any other Finance Document and/or as mortgagee of the Vessel, mortgagee, chargee or assignee or as the beneficiary of any other property right or any other security (as the case may be) of the assets charged or assigned to it under the Finance Documents or otherwise (whether at law, by virtue of any of the Finance Documents or otherwise).

9.3 Multiple notices; action without notice

The Lender may serve notices under paragraphs (a) and (b) of Clause 9.2 *(Consequences of Default – Acceleration)* simultaneously or on different dates and it may take any action referred to in that Clause if no such notice is served or simultaneously with or at any time after service of both or either of such notices, it being understood and agreed that the non-service of a notice in respect of an Event of Default hereunder, or under any of the Finance Documents (whether known to the Lender or not), shall not be construed to mean that the Event of Default shall cease to exist and bring about its lawful consequences.

9.4 Demand basis

If, pursuant to Clause 9.2(b), the Lender declares the Loan to be due and payable on demand, the Lender may by written notice to the Borrower (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

9.5 Proof of Default

It is agreed that (i) the non-payment of any sum of money in time will be proved conclusively by mere passage of time and (ii) the occurrence of this (non-payment) shall be proved conclusively by a mere written statement of the Lender (save for manifest error).

9.6 Exclusion of Bank's liability

Neither the Lender nor any receiver or manager appointed by the Lender, shall have any liability to the Borrower or a Security Party:

(a) for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b) as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset,

except that this does not exempt the Lender or a receiver or manager from liability for losses shown to have been caused by the wilful misconduct of the Lender's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees.

10. INDEMNITIES - EXPENSES – FEES

10.1 Indemnity

The Borrower shall on demand (and it is hereby expressly undertaken by the Borrower to) indemnify the Lender, without prejudice to any of the other rights of the Lender under any of the Finance Documents, against any loss (including, in the cases referred to in sub clauses (a) and (b) of this Clause, loss of the Margin and in every case, any Break Costs) or expense which the Lender sustains or incurs as a consequence of:

(a) any default in payment by any of the Security Parties of any sum under any of the Finance Documents when due;

(b) the occurrence of any Event of Default which is continuing;

(c) any prepayment of the Loan or part thereof being made under Clauses 3.6(g) *(Prepayment; termination of Commitment)*, 4.2 *(Voluntary Prepayment)* and 4.3 *(Compulsory Prepayment in case of Total Loss or sale of the Vessel)*, 8.5(a) *(Security shortfall)* or 12 or any other repayment of the Loan or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Loan prepaid or repaid; or

(d) the Commitment not being advanced for any reason (excluding any default by the Lender and any reason mentioned in Clause 12.1 *(Unlawfulness)*) after the Drawdown Notice has been given, including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding the Loan or any part thereof or in liquidating or re-employing deposits from third parties acquired to effect or maintain the Loan or any part thereof.

10.2 Expenses

The Borrower shall (and it is hereby expressly undertaken by the Borrower to) pay to the Lender on demand:

(a) Initial and Amendment expenses: all expenses (including reasonable legal, printing and out-of-pocket expenses) reasonably incurred by the Lender in connection with the negotiation, preparation and execution of this Agreement and the other Finance Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement and/or any of the Finance Documents and/or in connection with any proposal by the Borrower to constitute additional security pursuant to sub-Clause 8.5(a) *(Security shortfall)*, whether any such security shall in fact be constituted or not;

(b) Enforcement expenses: all expenses (including reasonable legal and out-of-pocket expenses) incurred by the Lender in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, this Agreement and/or any of the other Finance Documents, or otherwise in respect of the moneys owing under this Agreement and/or any of the other Finance Documents or the contemplation or preparation of the above, whether they have been effected or not;

(c) Legal costs: the legal costs of the Lender's appointed lawyers, in respect of the preparation of this Agreement and the other Finance Documents as well as the legal costs of the foreign lawyers (if these are available) in respect of the registration of the Finance Documents or any search or opinion given to the Lender in respect of the Security Parties or the Vessel or the Finance Documents. The said legal costs shall be due and payable on the Drawdown Date; and

(d) Other expenses: any and all other Expenses.

All expenses payable pursuant to this Clause 10.2 *(Expenses)* shall be paid together with value added tax (if any) thereon (if applicable).

10.3 Stamp duty

The Borrower shall pay (if applicable) any and all stamp, registration and similar taxes or charges (including those payable by the Lender) imposed by governmental authorities in relation to this Agreement and any of the other Finance Documents, and shall indemnify the Lender against any and all liabilities with respect to, or resulting from delay or omission on the part of the Borrower to pay such stamp taxes or charges.

10.4 Environmental Indemnity

The Borrower shall indemnify the Lender on demand and hold the Lender harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal) penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against the Lender at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason out of an Environmental Claim made or asserted against the Lender if such Environmental Claim would not have been, or been capable of being, made or asserted against the Lender if it had not entered into any of the Finance Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Finance Documents.

10.5 Currency indemnity

If any sum due from the Borrower under any of the Finance Documents or any order or judgement given or made in relation hereto has to be converted from the currency (the "*first currency*") in which the same is payable under the relevant Finance Document or under such order or judgement into another currency (the "*second currency*") for the purpose of (i) making or filing a claim or proof against the Borrower or any other Security Party, as the case may be or (ii) obtaining an order or judgement in any court or other tribunal or (iii) enforcing any order or judgement given or made in relation to any of the Finance Documents, the Borrower shall (and it is hereby expressly undertaken by the Borrower to) indemnify and hold harmless the Lender from and against any loss suffered as a result of any difference between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which the Lender may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof. The term "*rate of exchange*" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

10.6 Maintenance of the Indemnities

The indemnities contained in this Clause 10 shall apply irrespective of any indulgence granted to the Borrower or any other party from time to time and shall continue to be in full force and effect notwithstanding any payment in favour of the Lender and any sum due from the Borrower under this Clause 10 will be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under any one or more of this Agreement, the other Finance Documents and any other documents executed pursuant hereto or thereto.

10.7 MII and MAPI costs

The Borrower shall reimburse the Lender on demand for any and all costs incurred by the Lender (as conclusively certified by the Lender) in effecting and keeping effected (a) a Mortgagee's Interest Insurance (herein, ***"MII"***) and (b) a Mortgagee's Interest Additional Perils (Pollution) Insurance (herein, ***"MAPI"***), each of which the Lender may at any time effect on such terms, for an amount of 120% of the Loan and with such insurers as shall from time to time be determined by the Lender, provided, however, that the Lender shall in its absolute discretion appoint and instruct in respect of any such MII and/or MAPI policy the insurance brokers in respect of such Insurance and provided, further, that in the event that the Lender effects any such Insurance on the basis of any mortgagee's open cover, the Borrower shall pay on demand to the Lender its proportion of premium due in respect of the Vessel(s) for which such insurance cover has been effected by the Lender, provided always that the Lender has provided the Borrower with copies of the corresponding invoice from the MII and MAPI insurers/their brokers and any certificate of the Lender in respect of any such premium due by the Borrower shall (save for manifest error) be conclusive and binding upon the Borrower.

10.8 Central Bank or European Central Bank reserve requirements indemnity

The Borrower shall on demand promptly indemnify the Lender against any documented cost incurred or loss suffered by the Lender as a result of its complying with the minimum reserve requirements of the European Central Bank and/or with respect to maintaining required reserves with the relevant national Central Bank to the extent that such compliance relates to the Commitment or deposits obtained by it to fund the whole or part of the Loan and to the extent such cost or loss is not recoverable by the Lender under Clause 12.2 *(Increased cost)*.

10.9 Communications Indemnity

It is hereby agreed in connection with communications that:

(a) Express authority is hereby given by the Borrower to the Lender to accept all tested or untested communications given by facsimile, electronic mail or otherwise, regarding any or all of the notices (as defined in Clause 16.4 *(Meaning of "notice")* under this Agreement, subject to any restrictions imposed by the Lender relating to such notices including, without limitation (if so required by the Lender), the obligation to confirm such notices by letter.

(b) The Borrower shall recognise any and all of the said notices as legal, valid and binding, when these notices come from the fax number or electronic mail address mentioned in Clause 16.1 *(Notices)* or any other fax or electronic mail address usually used by it or the Approved Commercial Manager and are duly signed or in case of emails are duly sent by the person appearing to be sending such notice.

(c) The Borrower hereby assumes full responsibility for the execution of the said notices, and promises and recognises that the Lender shall not be held responsible for any loss, liability or expense that may result from such notices. It is hereby undertaken by the Borrower to indemnify in full the Lender from and against all actions, proceedings, damages, costs, claims, demands, expenses and any and all direct and/or indirect losses which the Lender may suffer, incur or sustain by reason of the Lender following such notices.

(d) With regard to notices (as defined in Clause 16.4 *(Meaning of "notice")* issued by electronic and/or mechanical processes (e.g. by facsimile or electronic mail) the following are applicable:

(i) The Borrower hereby acknowledges and accepts the risks associated with the use of unsecured electronic mail communication including, without limitation, risk of delay, loss of data, confidentiality breach, forgery, falsification and malicious software. The Lender shall not be liable in any way for any loss or damage or any other disadvantage suffered by the Borrower resulting from such unsecured electronic mail communication.

(ii) If the Borrower or any other Security Party wishes to cease all electronic communication, it shall give written notice to the Lender accordingly after receipt of which notice the Parties shall cease all electronic communication.

(iii) For as long as electronic communication is an accepted form of communication, the Parties shall:

a) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

b) notify each other of any change to their respective addresses or any other such information supplied to them; and

(e) in case electronic communication is sent to recipients with the domain < *pyxistankers.com*>, the parties shall without undue delay inform each other if there are changes to the said domain or if electronic communication shall thereafter be sent to individual electronic mail addresses.

(f) The risks of misunderstandings and errors resulting from notices (as defined in Clause 16.4 *(Meaning of "notice")* being given as mentioned above, are for the Borrower and the Lender will be indemnified in full pursuant to this Clause save in case of Lender's wilful misconduct.

(g) The Lender shall have the right to ask the Borrower to furnish any information the Lender may require to establish the authority of any person purporting to act on behalf of the Borrower for these notices, but it is expressly agreed that there is no obligation for the Lender to do so. The Lender shall be fully protected in, and the Lender shall incur no liability to the Borrower for acting upon the said notices, which were believed by the Lender in good faith to have been given by the Borrower or by any of its authorised representative(s).

(h) It is undertaken by the Borrower to use its best endeavours to safeguard the function and the security of the electronic and mechanical appliance(s) such as fax(es), electronic mail(s) etc. The Borrower shall hold the Lender harmless and indemnified from all claims, losses, damages and expenses which the Lender may incur by reason of the failure of the Borrower to comply with the obligations under this Clause.

10.10 Fees

(a) Arrangement fee: The Borrower shall pay to the Lender an arrangement fee (the

"Arrangement Fee") in the amount equal to zero point eight zero per cent (0.80%) of the amount of the Commitment payable on the Drawdown Date.

(b) Commitment commission: The Borrower shall pay to the Lender commitment commission (the **"Commitment Commission"**) at the rate of one per cent (1%) per annum on the daily undrawn and uncancelled amount of the Commitment, computed from the date of acceptance of the Commitment Letter (18th March, 2021) until the earlier of (a) the last day of the Availability Period (b) the Drawdown Date and (c) the date of cancellation of the Commitment by the Borrower (the **"Commitment Commission Period"**) payable on the last day of the Commitment Commission Period.

(c) Non-refundable: The Arrangement Fee and the Commitment Commission shall be non-refundable.

10.11 FATCA Deduction

(a) Each party to a Finance Document may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and shall not be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b) Each party to a Finance Document shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the party to a Finance Document to whom it is making the payment.

10.12 FATCA status

(a) Subject to Clause 10.12(c) below, each party shall, within ten Banking Days of a reasonable request by another party:

(i) confirm to that other party whether it is:

(aa) a FATCA Exempt Party; or

(bb) not a FATCA Exempt Party; and

(ii) supply to that other party such forms, documentation and other information relating to its status under FATCA (including its applicable passthru percentage or other information required under the Treasury Regulations or other official guidance including intergovernmental agreements) as that other party reasonably requests for the purposes of that other party's compliance with FATCA.

(b) If a party confirms to another party pursuant to Clause 10.12(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.

(c) Clause 10.12(a)(i) above shall not oblige the Lender to do anything which would or might in its reasonable opinion constitute a breach of:

(i) any law or regulation;

(ii) any fiduciary duty; or

(iii) any duty of confidentiality.

(d) If a party fails to confirm its status or to supply forms, documentation or other information requested in accordance with Clause 10.12(a) above (including, for the avoidance of doubt, where Clause 10.12(c) above applies), then:

(i) if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii) if that party failed to confirm its applicable passthru percentage then such party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable passthru percentage is 100%,

until (in each case) such time as the party in question provides the requested confirmation, forms, documentation or other information.

11. SECURITY, APPLICATION, AND SET-OFF

11.1 Securities

As security for the due and punctual repayment of the Loan and payment of interest thereon as provided in this Agreement and of all other Outstanding Indebtedness, the Borrower shall ensure and procure that the following Finance Documents are duly executed and, where required, registered in favour of the Lender in form and substance satisfactory to the Lender at the time specified herein or otherwise as required by the Lender and ensure that such security consists, on the Drawdown Date in respect of the Loan, of the Finance Documents.

11.2 Maintenance of Securities

It is hereby undertaken by the Borrower that the Finance Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing and/or due under this Agreement or under the other Finance Documents be valid and binding obligations of the respective Security Parties thereto and rights of the Lender enforceable in accordance with their respective terms and that they will, at the expense of the Borrower, execute, sign, perfect and do any and every such further assurance, document, act, omission or thing as in the opinion of the Lender may be necessary for perfecting the security contemplated or constituted by the Finance Documents.

11.3 Application of funds

(a) Order of application: Except as any Finance Document may otherwise provide, any sums which are received or recovered by the Lender under or pursuant to or by virtue of any of the Finance Documents and expressed to be applicable in accordance with this Clause 11.3 shall be applied by the Lender in the following manner:

(i) FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents in the following order and proportions:

a) Firstly, in or towards satisfaction of all amounts then due and payable to the Lender under the Finance Documents other than those amounts referred to at paragraphs b) and c) below (including, but without limitation, all amounts payable by the Borrower under Clauses 11 *(Indemnities- Expenses-Fees)*, 5.1 *(Payments – No set-off or counterclaims)* or 5.3 *(Gross Up)* of this Agreement or by the Borrower or any Security Party under any corresponding or similar provision in any other Finance Document);

b) Secondly, in or towards payment of any default interest;

c) Thirdly, in or towards payment of any arrears of interest (other than default interest) due in respect of the Loan or any part thereof; and

d) Fourthly, in or towards repayment of the Loan (whether the same is due and payable or not);

(ii) SECOND: the surplus (if any) after the full and complete payment of the Outstanding Indebtedness shall be paid to the Borrower or to any other person entitled to it.

(b) Notice of variation of order of application: The Lender may, by notice to the Borrower and the Security Parties, provide, at its sole discretion, for a different order of application from that set out in Clause 11.3(a) *(Order of application)* either as regards a specified sum or sums or as regards sums in a specified category or categories, without affecting the obligations of the Borrower to the Lender.

(c) Effect of variation notice: The Lender may give notices under Clause 11.3(b) *(Notice of variation of order of application)* from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Banking Day before the date on which the notice is served.

(d) Insufficient balance: For the avoidance of doubt, in the event that such balance is insufficient to pay in full the whole of the Outstanding Indebtedness, the Lender shall be entitled to collect the shortfall from the Borrower or any other person liable therefor.

(e) Appropriation rights overridden: This Clause 11.3 and any notice which the Lender gives under Clause 11.3(b) *(Notice of variation of order of application)* shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any other Security Party.

11.4 Set off

(a) Application of credit balances: Express authority is hereby given by the Borrower to the Lender without prejudice to any of the rights of the Lender at law, contractually or otherwise, at any time after an Event of Default has occurred and is continuing, and without prior notice to the Borrower:

(i) to apply any credit balance standing upon any account of the Borrower with any branch of the Lender (including, without limitation, the Operating Account and in whatever currency in or towards satisfaction of any sum due to the Lender from the Borrower under this Agreement, the General Assignment and/or any of the other Finance Documents;

(ii) in the name of the Borrower and/or the Lender to do all such acts and execute all such documents as may be necessary or expedient to effect such application; and

(iii) to combine and/or consolidate all or any accounts in the name of the Borrower with the Lender; and

for that purpose:

a) to break, or alter the maturity of, all or any part of a deposit of the Borrower;

b) to convert or translate all or any part of a deposit or other credit balance into Dollars; and

c) to enter into any other transaction or make any entry with regard to the credit balance which the Lender considers appropriate.

(b) Existing rights unaffected: The Lender shall not be obliged to exercise any right given by this Clause; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which the Lender is entitled (whether under the general law or any document). For all or any of the above purposes authority is hereby given to the Lender to purchase with the moneys standing to the credit of any such account or accounts such other currencies as may be necessary to effect such application. The Lender shall notify the Borrower forthwith upon the exercise of any right of set-off giving full details in relation thereto.

12. UNLAWFULNESS, INCREASED COSTS AND BAIL-IN

12.1 Unlawfulness

If any change in, or introduction of, any law, regulation or regulatory requirement or any request of any central bank, monetary, regulatory or other authority or any order of any court renders it unlawful or contrary to any such regulation, requirement, request or order for the Lender to advance the Commitment or the relevant part thereof (as the case may be) or to maintain or fund the Loan, notice shall be given promptly by the Lender to the Borrower whereupon the Commitment shall be reduced to zero and the Borrower shall be obliged to prepay the Loan either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation, together with accrued interest thereon to the date of prepayment and all other sums payable by the Borrower under this Agreement.

12.2 Increased Cost

If the result of any change in, or in the interpretation, implementation or application of, or the introduction of, any law or any regulation (whether or not having the force of law, but, if

not having the force of law, with which the Lender or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits or other banking or monetary controls or requirements which affect the manner in which the Lender allocates capital resources to its obligations hereunder (including, without limitation, those resulting from the implementation or application of or compliance with the Basel II Accord or the Basel III Accord or any Basel II Regulation or the Basel III Accord or any Basel III Regulation or any subsequent accord, approach or regulation thereto) (collectively, ***"Capital Adequacy Law"***) or compliance by the Lender with any such Capital Adequacy Law, is to:

(a) increase the cost to, or impose an additional cost on, the Lender or its holding company in making or keeping the Commitment available or maintaining or funding all or part of the Loan; and/or

(b) subject the Lender to Taxes or change the basis of Taxation of the Lender with respect to any payment under any of the Finance Documents (other than Taxes or Taxation on the overall net income, profits or gains of the Lender imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

(c) reduce the amount payable or the effective return to the Lender under any of the Finance Documents; and/or

(d) reduce the Lender's or its holding company rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to the Lender's obligations under any of the Finance Document; and/or

(e) require the Lender or its holding company to make a payment or forgo a return on or calculated by references to any amount received or receivable by it under any of the Finance Documents is required; and/or

(f) require the Lender or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of the Commitment or the Loan from its capital for regulatory purposes,

then and in each case (subject to Clause 12.5 *(Exception)*):

(i) the Lender shall notify the Borrower in writing of such event promptly upon its becoming aware of the same; and

(ii) the Borrower shall on demand pay to the Lender the amount which the Lender specifies (in a certificate and supporting documents setting forth and evidencing the basis of the computation of such amount but not including any matters which the Lender or its holding company regards as confidential) is required to compensate the Lender and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment, foregone return or loss whatsoever.

For the purposes of this Clause 12 "*holding company*" means the company or entity (if any) within the consolidated supervision of which the Lender is included.

12.3 Claim for increased cost

The Lender will promptly notify the Borrower of any intention to claim indemnification

pursuant to Clause 12.2 *(Increased Cost)* and such notification will be a conclusive and full evidence binding on the Borrower as to the amount of any increased cost or reduction and the method of calculating the same and the Borrower shall be allowed to rebut such evidence by any means of evidence save for witness. A claim under Clause 12.2 *(Increased Cost)* may be made at any time and must be discharged by the Borrower within (10) days of demand. It shall not be a defence to a claim by the Lender under this Clause 12.3 that any increased cost or reduction could have been avoided by the Lender. Any amount due from the Borrower under Clause 12.2 *(Increased Cost)* shall be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under or in respect of this Agreement.

12.4 Option to prepay

If any additional amounts are required to be paid by the Borrower to the Lender by virtue of Clause 12.2 *(Increased Cost)*, the Borrower shall be entitled, on giving the Lender not less than five (5) days prior notice in writing, to prepay (without premium or penalty) the Loan and accrued interest thereon, together with all other Outstanding Indebtedness, on the next Repayment Date. Any such notice, once given, shall be irrevocable.

12.5 Exception

Nothing in Clause 12.2 *(Increased Cost)* shall entitle the Lender to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is subject of an additional payment under Clause 5.3 *(Gross-up)*.

12.9 Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a) any Bail-In Action in relation to any such liability, including (without limitation):

(i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii) a cancellation of any such liability; and

(b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

13. OPERATING ACCOUNT

13.1 General

The Borrower undertakes with the Lender that it will:

(a) on or before the Drawdown Date open the Operating Account; and

(b) procure that all moneys payable to the Borrower in respect of the Earnings of the Vessel shall, unless and until the Lender directs to the contrary pursuant to the General Assignment, be paid to the Operating Account, free from Security Interests and rights of set off other than those created by or under the Finance Documents and, shall be held there on trust for the Lender and shall be applied as provided in Clause 13.2 *(Application of Earnings)*,

provided, always, that any moneys received in a currency other than Dollars, may be converted in Dollars by the Lender at the Lender's spot rate of exchange on the day of conversion.

13.2 Application of Earnings

Subject to the terms and conditions of the Accounts Pledge Agreement no monies shall be withdrawn from the Operating Account save as hereinafter provided. Subject to no Event of Default having occurred and being continuing, all monies paid to the Operating Account (whether being Earnings or not) after discharging the costs (if any) incurred by the Lender, in collecting such monies, shall be applied as follows:

(a) firstly: in payment of any arrears of interest and principal of the Loan due and payable hereunder and any and all other sums whatsoever which at each relevant time are due and payable to the Lender hereunder (such sums to be paid in such order as the Lender may in its sole discretion elect);

(b) secondly: in payment of the Operating Expenses of the Vessel; and

(c) thirdly: any credit balance shall be available to the Borrower to be used for any purpose not inconsistent with the Borrower's other obligations under this Agreement.

13.3 Interest

Any amounts for the time being standing to the credit of the Operating Account shall bear interest at the rate from time to time offered by the Lender to its customers for Dollar deposits of similar amounts and for periods similar to those for which such amounts are likely to remain standing to the credit of the Operating Account. Such interest shall, provided that (a) the foregoing provisions of this Clause 13.3 shall have been complied with and (b) no Event of Default shall have occurred and is continuing, be released to the Borrower.

13.4 Drawings from Operating Account

After the occurrence of an Event of Default which is continuing the Lender shall not permit the Borrower to make any drawings from the Operating Account.

13.5 Sufficient monies

The Borrower hereby warrants that sufficient monies to meet the next Repayment Instalment plus interest thereon will be accumulated each and every month in the Operating Account.

13.6 Obligations unaffected

The provisions of this Clause 13 do not affect:

(a) the liability and absolute obligation of the Borrower to repay the Loan and pay interest thereon on the due dates as provided in Clause 3 *(Interest)* and Clause 4 *(Repayment-Prepayment)* nor shall they constitute or be construed as constituting a manner of postponement thereof; or

(b) any other liability or obligation of the Borrower or any other Security Party under any Finance Document.

13.7 Relocation of Operating Account

The Borrower, at its own costs and expenses, undertakes with the Lender to comply with or cause to be complied with any written requirement of the Lender from time to time as to the location or re-location of the Operating Account and will from time to time enter into such documentation as the Lender may require in order to create or maintain a Security Interest in the Operating Account.

13.8 Authorisation

The Lender shall be entitled (but not obliged) at any time, and to this respect the Lender is hereby authorised by the Borrower from time to time to debit the Operating Account, with notice to the Borrower, in order to discharge any amount due and payable to the Lender under the terms of this Agreement and the Security Documents or otherwise howsoever in connection with the Loan,. including, without limitation, any payment of which the Lender has become entitled to demand under Clause 10 *(Indemnities - Expenses – Fees)*. The Lender shall notify the Borrower following any such discharge of any amount due and payable to the Lender giving the necessary details in relation thereto.

13.9 Set-off

Upon the occurrence of an Event of Default that is continuing or at any time thereafter (whether or not notice of default has been given to the Borrower) when an Event of Default continues the Lender shall be entitled, but not bound, to set off and apply all sums standing to the credit of the Operating Account and accrued interest (if any) without notice to the Borrower in the manner specified in Clause 11.3 *(Application of funds)* (and express and irrevocable authority is hereby given by the Borrower to the Lender so to debit the Operating Account accordingly by the same and the Borrower shall be released to the extent of such set off and application).

13.10 No Security Interests

The Borrower hereby covenants with the Lender that the Operating Account and any moneys therein shall not be charged, assigned, transferred or pledged nor shall there be granted by the Borrower or suffered to arise any third party rights over or against the whole

or any part of the Operating Account other than in favour of the Lender as promised herein and in the General Assignment.

13.11 Operation of Operating Account

The Operating Account shall be operated by the Borrower to the degree permitted by this Agreement and the General Assignment in accordance with the Lender's usual terms and conditions (full knowledge of which the Borrower hereby acknowledges) and subject to the Lender's usual charges levied on such accounts and/or transactions conducted on such accounts (as from time to time notified by the Lender to the Borrower).

13.12 Application after occurrence of Event of Default

After the occurrence of an Event of Default the Lender shall be entitled, but not bound, to apply the balance (if any) including any accrued interest standing to the credit of the Operating Account in accordance with the provisions of Clause 11.3 *(Application of funds)*.

13.13 Release

Upon payment in full of all principal, interest and all other amounts due to the Lender under the terms of this Agreement and the other Finance Documents, any balance then standing to the credit of the Operating Account shall be released and paid to the Borrower or to whomsoever else may be entitled to receive such balance.

14. ASSIGNMENT, TRANSFER, PARTICIPATION, LENDING OFFICE

14.1 Binding Effect

This Agreement shall be binding upon and inure to the benefit of the Lender and the Borrower and their respective successors and permitted assigns.

14.2 No Assignment by the Borrower and other Security Parties

Neither the Borrower nor any other Security Parties may assign or transfer any of its rights and/or obligations under this Agreement or any of the other Finance Documents or any documents executed pursuant to this Agreement and/or the other Finance Documents.

14.3 Assignment by the Lender

The Lender may at any time, (without the consent of, or consultation with, the Borrower and the other Security Parties but with 30-days prior notice to the Borrower) cause all or any part of its rights, benefits and/or obligations under this Agreement and the other Finance Documents to be assigned or transferred to:

(a) another branch, Subsidiary or Affiliate of, or company controlled by, the Lender;

(b) another first class international bank or financial institution, insurer, social security fund, pension fund, capital investment company, financial intermediary or special purpose vehicle associated to any of them or any other person; and

(c) a trust corporation, fund or other person which regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets of which are managed or serviced by the Lender

(in each case an ***"Assignee"*** or a ***"Transferee"***),

provided that the Assignee or Transferee, shall deliver to the Lender such undertaking as the Lender may approve, whereby it becomes bound by the terms of this Agreement and agrees to perform all or, as the case may be, part of the Lender's obligations under this Agreement; and

provided further that the liabilities of the Borrower under this Agreement and any other Finance Document shall not be increased as a result of any such assignment or transfer and that in the event that the Borrower' liabilities (actual or contingent) are increased, the Borrower shall not be liable for any such excess.

14.4 Participation

The Lender may at any time sub-participate all or any part of its rights, benefits and/or obligations under this Agreement and the other Finance Documents without the consent of, or consultation with or notice to the Borrower and the other Security Parties.

14.5 Cost

Any cost of such assignment or transfer or granting sub-participation shall be for the account of the Lender and/or the Assignee, Transferee or sub-participant unless any such assignment, transfer or sub-participation is undertaken at the request of the Borrower in which case any cost arising therefrom shall be for the account of the Borrower.

14.6 Documenting assignments and transfers

If the Lender assigns, transfers or in any other manner grants participation in respect of all or any part of its rights or benefits or transfers all or any of its obligations as provided in this Clause 14.6 the Borrower undertakes, immediately on being requested to do so by the Lender, to enter at the expense of the Lender into and procure that each Security Party enters into such documents as may be necessary to transfer to the Assignee, Transferee or participant all or the relevant part of the interest of the Lender in the Finance Documents and all relevant references in this Agreement to the Lender shall thereafter be construed as a reference to the Lender and/or Assignee, Transferee or participant of the Lender to the extent of their respective interests and, in the case of a transfer of all or part of the obligations of the Lender, the Borrower shall thereafter look only to the Assignee, Transferee or participant in respect of that proportion of the obligations of the Lender under this Agreement assumed by such Assignee, Transferee or participant. Subject to the provisions of Clause 14.3 *(Assignment by the Lender)*, the Borrower hereby expressly consents to any subsequent transfer of the rights and obligations of the Lender and undertakes that it shall join in and execute such supplemental or substitute agreements as may be necessary to enable the Lender to assign and/or transfer and/or grant participation in respect of its rights and obligations to another branch or to one or more banks or financial institutions in a syndicate or otherwise. The cost of any such assignment shall be borne by the Lender and/or the relevant Assignee or Transferee.

14.7 Disclosure of information

The Lender may without the consent of, or consultation with or notice to the Borrower and the other Security Parties, disclose to a prospective assignee, substitute or transferee in relation to this Agreement such information about the Borrower as the Lender shall consider appropriate if the Lender first procures that the relevant prospective assignee,

substitute or transferee (such person together with any prospective assignee, substitute or transferee being hereinafter described as the ***"Prospective Assignee"***) shall undertake in to the Lender to keep secret and confidential and, without the consent of the Borrower, not disclose to any third party any of the information, reports or documents supplied by the Lender provided, however, that the Prospective Assignee shall be entitled to disclose such information, reports or documents in the following situations:

(a) in relation to any proceedings arising out of this Agreement or the other Finance Documents to the extent considered necessary by the Prospective Assignee to protect its interest; or

(b) pursuant to a court order relating to discovery or otherwise; or

(c) pursuant to any law or regulation or to any fiscal, monetary, tax, governmental or other competent authority; or

(d) to its auditors, legal or other professional advisers.

In addition the Prospective Assignee shall be entitled to disclose or use any such information, reports or documents if the information contained therein shall have emanated in conditions free from confidentiality, bona fide from some person other than the Lender or the Borrower.

14.8 Changes in constitution or reorganisation of the Lender

For the avoidance of doubt and without prejudice to the provisions of Clause 14.1 *(Binding Effect)*, this Agreement shall remain binding on the Borrower and the other Security Parties notwithstanding any change in the constitution of the Lender or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Agreement shall remain valid and effective in all respects in favour of any Assignee, Transferee or other successor in title of the Lender in the same manner as if such Assignee, Transferee or other successor in title had been named in this Agreement as a party instead of, or in addition to, the Lender.

14.9 Securitisation

The Lender may include all or any part of the Loan in a securitisation (or similar transaction) without the consent of, or consultation with, but with notice to the Borrower. The Borrower will assist the Lender as necessary to achieve a successful securitisation (or similar transaction) provided that the Borrower shall not be required to bear any third party costs related to any such securitisation (or similar transaction) and that such securitisation (or similar transaction) shall not result in an increase of the obligations of the Borrower and/or any other Security Parties under this Agreement and the other Security Documents and need only provide any such information which any third parties may reasonably require.

14.10 Lending Office

The Lender shall lend through its office at the address specified in the preamble of this Agreement or through any other office of the Lender selected from time to time by it through which the Lender wishes to lend for the purposes of this Agreement. If the office through which the Lender is lending is changed pursuant to this Clause 14.10, the Lender shall notify the Borrower promptly of such change and upon notification of any such

transfer, the word *"Lender"* in this Agreement and in the other Finance Documents shall mean the Lender, acting through such branch or branches and the terms and provisions of this Agreement and of the other Finance Documents shall be construed accordingly.

15. MISCELLANEOUS

15.1 Time of essence

Time shall be of the essence of this Agreement.

15.2 Cumulative Remedies

The rights and remedies of the Lender contained in this Agreement and the other Finance Documents are cumulative and not neither exclusive of each other nor of any other rights or remedies conferred by law.

15.3 No implied waivers

No failure, delay or omission by the Lender to exercise any right, remedy or power vested in the Lender under this Agreement and/or the other Finance Documents or by law shall impair such right or power, or be construed as a waiver of, or as an acquiescence in any default by the Borrower, nor shall any single or partial exercise by the Lender of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. In the event of the Lender on any occasion agreeing to waive any such right, remedy or power, or consenting to any departure from the strict application of the provisions of this Agreement or of any other Finance Document, such waiver shall not in any way prejudice or affect the powers conferred upon the Lender under this Agreement and the other Finance Documents or the right of the Lender thereafter to act strictly in accordance with the terms of this Agreement and the other Finance Documents. No modification or waiver by the Lender of any provision of this Agreement or of any of the other Finance Documents nor any consent by the Lender to any departure therefrom by any Security Party shall be effective unless the same shall be in writing and then shall only be effective in the specific case and for the specific purpose for which given. No notice to or demand on any such party in any such case shall entitle such party to any other or further notice or demand in similar or other circumstances.

15.4 Integration of Terms

This Agreement contains the entire agreement of the parties and its provisions supersede the provisions of the Commitment Letter (save for the provisions thereof which relate to fees) any and all other prior correspondence and oral negotiation by the parties in respect of the matters regulated by this Agreement.

15.5 No modification, waiver etc. unless in writing

No modification or waiver by the Lender of any provision of this Agreement or of any of the other Finance Documents nor any consent by the Lender to any departure therefrom by any Security Party shall be effective unless the same shall be in writing and then shall only be effective in the specific case and for the specific purpose for which given. No notice to or demand on any such party in any such case shall entitle such party to any other or further notice or demand in similar or other circumstances.

15.6 Invalidity of Terms

In the event of any provision contained in one or more of this Agreement, the other Finance

Documents and any other documents executed pursuant hereto or thereto being invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction whatsoever, such provision shall be ineffective as to that jurisdiction only without affecting the remaining provisions hereof or thereof. If, however, this event becomes known to the Lender prior to the drawdown of the Commitment or of any part thereof the Lender shall be entitled to refuse drawdown until this discrepancy is remedied. In case that the invalidity of a part results in the invalidity of the whole Agreement, it is hereby agreed that there will exist a separate obligation of the Borrower for the prompt payment to the Lender of all the Outstanding Indebtedness. Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the parties hereto to the full extent permitted by the law to the intent that this Agreement, the other Finance Documents and any other documents executed pursuant hereto or thereto shall be deemed to be valid binding and enforceable in accordance with their respective terms.

15.7 Language and genuineness of documents

(a) Language: All certificates, instruments and other documents to be delivered under or supplied in connection with this Agreement or any of the other Finance Documents shall be in the Greek or the English language (or such other language as the Lender shall agree) or shall be accompanied by a certified Greek translation upon which the Lender shall be entitled to rely.

(b) Certification of documents: Any copies of documents delivered to the Lender shall be duly certified as true, complete and accurate copies by appropriate authorities or legal counsel practising in Greece or otherwise as will be acceptable to the Lender at the sole discretion of the Lender.

(c) Certification of signature: Signatures on Board or shareholder resolutions, Secretary's certificates and any other documents are, at the discretion of the Lender, to be verified for their genuineness by appropriate Consul or other competent authority.

15.8 Recourse to other security

The Lender shall not be obliged to make any claim or demand or to resort to any Finance Document or other means of payment now or hereafter held by or available to it for enforcing this Agreement or any of the Finance Documents against the Security Parties (or any of them) or any other person liable and no action taken or omitted by the Lender in connection with any such Finance Document or other means of payment will discharge, reduce, prejudice or affect the liability of any Security Party under this Agreement and the other Finance Documents to which it is, or is to be, a party.

15.9 Further assurances

The Borrower undertakes that the Finance Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Finance Documents be valid and binding obligations of the respective parties thereto and enforceable in accordance with their respective terms and that it will, at its expense, execute, sign, perfect and do and (if required) register, and will procure the execution, signing, perfecting, doing and (if required) registering by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Lender may be necessary or desirable for perfecting the security contemplated or constituted by the Finance Documents.

15.10 Confidentiality

(a) Each of the parties hereto agrees and undertakes to keep confidential any documentation and any confidential information concerning the business, affairs, directors or employees of the other which comes into its possession in connection with this Agreement and not to use any such documentation, information for any purpose other than for which it was provided.

Notwithstanding the foregoing, compliance of the Borrower and/or of the Corporate Guarantor with their reporting and filing requirements, relating to the transactions and matters contemplated by this Agreement and the other Finance Documents, to governmental or regulatory agencies and authorities, including, but not limited to, the Securities and Exchange Commission of the United States of America, shall not constitute a breach of confidentiality.

(b) The Borrower acknowledges and accepts that the Lender may be required by law, regulation or regulatory requirement or any request of any central bank or any court order, to disclose information and deliver documentation relating to the Borrower and the transactions and matters in relation to this Agreement and/or the other Finance Documents to governmental or regulatory agencies and authorities.

(c) The Borrower acknowledges and accepts that in case of occurrence of any of the Events of Default the Lender may disclose information and deliver documentation relating to the Borrower and the transactions and matters in relation to this Agreement and/or the other Finance Documents to third parties to the extent that this is necessary for the enforcement or the contemplation of enforcement of the Lender's rights or for any other purpose for which in the opinion of the Lender, such disclosure would be useful or appropriate for the interests of the Lender or otherwise and the Borrower expressly authorises any such disclosure and delivery.

(d) The Borrower acknowledges and accepts that the Lender may be prohibited from disclosing information to the Borrower by reason of law or duties of confidentiality owed or to be owed to other persons.

15.11 Process of personal data

(a) Process of personal data: The Borrower hereby confirms that it has been informed that its personal data and/or the personal data of its director(s), officer(s) and legal representative(s) (together the *"personal data"*) contained in this Agreement or the personal data that have been or will be lawfully received by the Lender in relation to this Agreement and the Security Documents will be included at the personal data database maintained by the Lender as processing agent *(Υπεύθυνη Επεξεργασίας)* and will be processed by the Lender for the purpose of properly serving, supporting and monitoring their current business relationship.

(b) Process of personal data to Teiresias: The Borrower hereby expressly gives its consent to the communication for process in the meaning of law 2472/97 by the Lender of its personal data contained in this Agreement, the Security Documents, in the Operating Account for onwards communication thereof to an inter-banking database record called *"Teiresias"* kept and solely used by banks and financial institutions. The Borrower is entitled at any relevant time throughout the Security Period to revoke its consent given hereunder by written notice addressed to the Lender and the Registrar of *"Teiresias A.E."* at 2, Alamanas street, 15125 Maroussi,

Athens, Greece.

(c) Duration of the process: The personal data process shall survive the termination of this Agreement for such period as it is required by the applicable law.

15.12 Process Agent for Greek Proceedings

Mrs. ALEXANDRA TATAGIA, an Attorney-at-Law, presently of 61-65 Filonos Street, Piraeus, Greece (hereinafter called the ***"Process Agent for Greek Proceedings"***) is hereby appointed by the Borrower as agent to accept service, upon whom any judicial process in respect of proceedings in Greece may be served and any process notice, judicial or extra-judicial request, demand for payment, payment order, foreclosure proceedings, notarial announcement of claim, notice, request, demand or other communication under this Agreement or any of the Finance Documents. In the event that the Process Agent for Greek Proceedings (or any substitute process agent notified to the Lender in accordance with the foregoing) cannot be found at the address specified above (or, as the case may be, notified to the Lender), which will be conclusively proved by a deed of a process server to the effect that the Process Agent for Greek Proceedings was not found at such address, any process notice, judicial or extra-judicial request, demand for payment, payment order, foreclosure proceedings, notarial announcement of claim or other communication to be sent to any Security Party may be validly served/notified in accordance with the relevant provisions of the Hellenic Code on Civil Procedure.

16. NOTICES AND COMMUNICATIONS

16.1 Notices

Every notice under or in connection with this Agreement or any other Finance Document shall be given by letter, electronic mail or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

(a) every such notice in the case of a letter shall be in writing delivered personally or be first-class prepaid letter, or shall be served through a process server or subject to Clause 10.9 *(Communications Indemnity)* by fax or electronic mail;

(b) be deemed to have been received, subject as otherwise provided in this Agreement or the relevant Finance Document, in the case of a letter, when delivered personally or five (5) days after it has been put in to the post and, in the case of a facsimile transmission or electronic mail or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

(c) be sent by letter, electronic mail or fax:

(i) if to be sent to any Security Party, to:

c/o PYXIS MARITIME CORP.,
59 K. Karamanli Street,
Maroussi 15125, Greece
Fax: +30 210 6510530
Attention: Mr. Kostantinos Lytras
E-mail: klytras@pyxistankers.com, fin@pyxis.gr and

hwilliams@pyxistankers.com

and

(ii) in the case of the Lender at:

ALPHA BANK S.A.,
93 Akti Miaouli, Piraeus, Greece,
Fax No. +30 210 42 90 268
Attention: The Manager
E-mail: shipdivision@alpha.gr

or to such other person, address or fax number or electronic mail address as is notified by the relevant Security Party or the Lender (as the case may be) to the other parties to this Agreement and, in the case of any such change of address or fax number or electronic mail address notified to the Lender, the same shall not become effective until notice of such change is actually received by the Lender and a copy of the notice of such change is signed by the Lender.

16.2 Illegible notices

Clause 16.1 *(Notices)* does not apply if the recipient of a notice notifies the sender within one hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

16.3 Valid notices

A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a) the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b) in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

16.4 Meaning of "notice"

In this Clause 16, ***"notice"*** includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

17. LAW AND JURISDICTION

17.1 Governing Law

This Agreement and any non-contractual obligations connected with it shall be governed by and construed in accordance with English Law.

17.2 Jurisdiction

(a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or any non-contractual obligations connected

with it (including a dispute regarding the existence, validity or termination of this Agreement and including claims arising out of tort or delict) (a ***"Dispute"***). The Borrower irrevocably and unconditionally submits to the jurisdiction of such courts.

(b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary and waives any objections to the inconvenience of England as a forum.

(c) This Clause 17.2 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

17.3 Process Agent for English Proceedings

Without prejudice to any other mode of service allowed under any relevant law the Borrower irrevocably designates, appoints Messrs. ATLAS MARITIME SERVICES LIMITED, at its registered office for the time being at Enterprise House, 113-115 George Lane, E18 1AB, London, England (hereinafter called the ***"Process Agent for English Proceedings"***), to receive for it and on its behalf, service of process issued out of the English courts in relation to any proceedings before the English courts in connection with any Finance Document, provided, however, that:

(a) the Borrower hereby agrees and undertakes to maintain a Process Agent for English Proceedings throughout the Security Period and hereby agrees that in the event that if any Process Agent for English Proceedings is unable for any reason to act as agent for service of process, the Borrower must immediately (and in any event within fifteen (15) days of such event taking place) appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint for this purpose a substitute Process Agent for English Proceedings and the Lender is hereby irrevocably authorised to effect such appointment on Borrower's behalf. The appointment of such Process Agent for English Proceedings shall be valid and binding from the date notice of such appointment is given by the Lender to the Borrower in accordance with Clause 16.1 *(Notices)*; and

(b) the Borrower hereby agrees that failure by a Process Agent for English Proceedings to notify the Borrower of the process will not invalidate the proceedings concerned.

17.4 Proceedings in any other country

If it is decided by the Lender that any such proceedings should be commenced in any other country, then any objections as to the jurisdiction or any claim as to the inconvenience of the forum is hereby waived by the Borrower and it is agreed and undertaken by the Borrower to instruct lawyers in that country to accept service of legal process and not to contest the validity of such proceedings as far as the jurisdiction of the court or courts involved is concerned and the Borrower agrees that any judgment or order obtained in an English court shall be conclusive and binding on the Borrower and shall be enforceable without review in the courts of any other jurisdiction.

17.5 Third Party Rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

17.6 Meaning of "proceedings"

In this Clause 17 "*proceedings*" means proceedings of any kind, including an application for a provisional or protective measure.

EXECUTION PAGE

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on the date stated at the beginning of this Agreement.

SIGNED by	)	
Mr. Konstantinos Lytras	)	
for and on behalf of	)	
EIGHTHONE CORP.,	)	
of the Marshall Islands,	)	______________________
in the presence of:	)	Attorney-in-fact

Witness: ______________________
Name: Dimitrios P. Sioufas
Address: 13 Defteras Merarchias
Piraeus, Greece
Occupation: Attorney-at-Law

SIGNED by	)	
Mrs. Aikaterini Damianidou and	)	______________________
Mrs. Chrysanthi Papathanasopoulou	)	Attorney-in-fact
for and on behalf of	)	
ALPHA BANK S.A.,	)	
in the presence of:	)	______________________
		Attorney-in-fact

Witness: ______________________
Name: Dimitrios P. Sioufas
Address: 13 Defteras Merarchias
Piraeus, Greece
Occupation: Attorney-at-Law

SCHEDULE 1

FORM OF DRAWDOWN NOTICE
(referred to in Clause 2.2)

To: **ALPHA BANK S.A.**
93 Akti Miaouli,
Piraeus, Greece
(the ***"Lender"***)

[●] March, 2021

Re: US$17,000,000 Loan Agreement dated [●] March, 2021 made between (A) **EIGHTHONE CORP.** (the ***"Borrower"***) and (B) the Lender (the ***"Loan Agreement"***).

---

1. We refer to the Loan Agreement and hereby give you notice that we wish to draw the Commitment as follows:

   (a) Loan: the full amount of the Commitment in the amount of Seventeen million Dollars ($17,000,000);

   (b) Drawdown Date: [●]March, 2021;

   (c) Duration of first Interest Period: duration of the first Interest Period in respect of the Loan shall be [●] months; and

   (d) Payment instructions: [*The funds to be credited into the Operating Account for application for the purpose set out in Clause 1.1 (Amount and purpose) of the Loan Agreement*].

2. We confirm, represent and warrant that:

   (a) no event or circumstance has occurred and is continuing which constitutes a Default;

   (b) the representations and warranties contained in Clause 6 *(Representations and warranties)* of the Loan Agreement and the representations and warranties contained in each of the other Finance Documents would remain true and not misleading if repeated on the date of this Drawdown Notice with reference to the circumstances now existing;

   (c) the borrowing to be effected by the drawing down of the Commitment will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded; and

   (d) to the best of our knowledge and belief there has been no Material Adverse Change in our financial position or in the consolidated financial position of ourselves and the

other Security Parties from that described by us to the Lender in the negotiation of the Loan Agreement.

3. This Drawdown Notice cannot be revoked without the prior consent of the Lender.

Words and expressions defined in the Loan Agreement shall have the same meanings when used herein.

SIGNED by	)	
Mr. [....]	)	
for and on behalf of	)	
the Borrower	)	
EIGHTHONE CORP.,	)	______________________
of the Marshall Islands,	)	
in the presence of:	)	Attorney-in-fact

Witness: ______________________
Name: Dimitrios P. Sioufas
Address: 13 Defteras Merarchias
Piraeus, Greece
Occupation: Attorney-at-Law

Schedule 2

Form of Insurance Letter

To: *[P&I Club]*
[●]
[●]

From: **EIGHTHONE CORP.**
Trust Company Complex,
Ajeltake Road, Ajeltake Island,
Majuro, Marshall Islands MH 96960

[●] 20[●]

Dear Sirs

m.v. "PYXIS EPSILON" (the ***"Vessel"***)

We are obtaining loan finance from **ALPHA BANK S.A.** (the ***"Lender"***) secured (*inter alia*) by a first ship mortgage over the Vessel. The Vessel's insurances will also be assigned to the Lender.

You are hereby authorised to send a copy of the Certificate of Entry for the Vessel to the Lender, c/o their lawyers, namely, THEO V. SIOUFAS & CO. LAW OFFICES, of 13 Defteras Merarchias Street, 185 35 Piraeus, Greece. Further, you are also irrevocably authorised to provide the Lender from time to time with any other information whatsoever which they may require relating to the entry of the Vessel in the association.

This letter is governed by, and shall be construed in accordance with, English law.

____

For and on behalf of
EIGHTHONE CORP.